     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997

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                                                               PRELIMINARY COPY

                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

[X] Filed by the Registrant
[_] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               ----------------

                              INTEGON CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

                               ----------------

Payment of Filing Fee (Check the appropriate box):
[_] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11:

  1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share, of Integon Corporation ("Common Stock").

  2) Aggregate number of securities to which transaction applies: 15,957,039 shares of Common Stock, being the total number of shares of Common Stock outstanding as of July 15, 1997, plus 3,772,966 shares of Common Stock issuable upon conversion of 1,437,500 shares of $3.875 Convertible Preferred Stock of Integon Corporation outstanding as of July 15, 1997, plus 1,285,985 shares of Common Stock issuable upon exercise of Options (excluding Options exercisable at prices greater than $26.00 per share) outstanding as of July 15, 1997.

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (a)One share of Common Stock = $26.00.
    (b)Options at $26.00 per share of Common Stock minus exercise price per Option

  4) Proposed maximum aggregate value of transaction: $525,299,679, determined by multiplying $26.00 times 21,015,990, the total number of shares of Common Stock shown above in paragraph 2, minus the aggregate exercise price of the Options of $21,116,061. No amount is being paid with respect to 1,190,300 shares of Common Stock held by subsidiaries of the Company, which will remain outstanding.

  5) Total fee paid: $105,060.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
  2) Form, Schedule or Registration No.:
  3) Filing Party:
  4) Date Filed:

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

                              INTEGON CORPORATION
                             500 WEST FIFTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27152

                                                                         , 1997

Dear Stockholder:

  You are cordially invited to a Special Meeting of Stockholders of Integon Corporation at our corporate headquarters, 500 West Fifth Street, Winston-Salem, North Carolina 27152, on September , 1997 at 9:00 a.m. (Eastern Daylight Time).

  At this meeting, you will be asked to vote upon a proposal to approve a merger of the Company with a subsidiary of General Motors Acceptance Corporation. A copy of the Agreement and Plan of Merger (excluding the exhibits and the schedules) is attached to this Proxy Statement. If the Merger is consummated, each share of the Company's Common Stock will thereafter represent the right to receive $26.00 in cash, without interest. Each share of the Company's $3.875 Convertible Preferred Stock, which is converted into Common Stock prior to the effective date of the Merger, will thereafter represent the right to receive $26.00 per share of Common Stock issued upon conversion (or $68.24 per share of Convertible Preferred Stock so converted) in cash, without interest. After the Merger, each share of Convertible Preferred Stock will be convertible into the right to receive $68.24 per share, in cash, without interest, and any shares of Convertible Preferred Stock not so converted will be redeemed at $52.33 per share shortly following the effective time of the Merger.

  Enclosed with this letter is a Notice of Special Meeting, Proxy Statement, Proxy Card and return envelope. On behalf of your Board of Directors, I urge you to read the enclosed material carefully.

  The Board of Directors has determined that the Merger is fair and in the best interests of the Company and its stockholders and has approved the Merger and the Merger Agreement. The Board of Directors recommends that you vote "FOR" approval and adoption of the Merger and the Merger Agreement.

  Consummation of the Merger is subject to a number of conditions and other terms, including approval and adoption of the Merger Agreement by the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock as of the record date, all of which are summarized, along with certain financial and other information, in the accompanying Proxy Statement.

  Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying Proxy Card and return it in the enclosed prepaid envelope as soon as possible. If you attend the Special Meeting, you may vote your shares in person, even if you have previously submitted a Proxy Card. Approval of the Merger requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon and, as a result, a failure to vote will have the same effect as a vote against the Merger.

  I and my family intend to vote "FOR" the Merger.

  May I personally state that I believe this transaction is in the best interests of Integon's stockholders, as well as its policyholders, employees, agents and creditors. It is a "good deal" for all, and I thank all who have shown support for the Company, its employees and its Board of Directors.

                                          Sincerely,

                                          John C Head III
                                          Chairman of the Board

                              INTEGON CORPORATION

                               ----------------

                             500 WEST FIFTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27152

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER __ , 1997

                               ----------------

                                                                         , 1997

To the Stockholders ofIntegon Corporation:

  Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Integon Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 500 West Fifth Street,
Winston-Salem, North Carolina 27152, on September   , 1997 at 9:00 a.m.
(Eastern Daylight Time) for the following purposes:

    1. To consider and vote upon a proposal (the "Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of June 23, 1997, as amended on July 7, 1997, and as further amended on July 17, 1997 (as amended, the "Merger Agreement"), among the Company, General Motors Acceptance Corporation, a New York corporation ("GMAC"), and IC Purchasing Corp., an indirect wholly owned subsidiary of GMAC ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into the Company, and the Company will become an indirect subsidiary of GMAC. As a result of the Merger, each share of the Company's common stock, par value $.01 per share (the "Common Stock") (other than (i) shares of Common Stock held in the treasury of the Company or owned or held by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment, (ii) shares of Common Stock in respect of which appraisal rights are properly demanded and exercised, and (iii) shares of Common Stock held by the subsidiaries of the Company, which will remain outstanding as shares of the surviving corporation), will represent the right to receive $26.00, in cash, without interest. Each share of the Company's $3.875 Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock") (other than shares of Convertible Preferred Stock owned by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment), which is converted into Common Stock by its holder on or prior to the effective date of the Merger pursuant to the Certificate of Designation for the Convertible Preferred Stock, will represent the right to receive $26.00 per share of Common Stock issued upon conversion of such Convertible Preferred Stock (or $68.24 per share of Convertible Preferred Stock so converted) in cash, without interest. After the Merger, each share of Convertible Preferred Stock will be convertible into the right to receive $68.24 per share, in cash, without interest, and any shares of Convertible Preferred Stock not so converted will be redeemed at $52.33 per share shortly following the Effective Time (as defined in the Merger Agreement) of the Merger. See "THE MERGER--The Merger Agreement-- Redemption of Convertible Preferred Stock." Pursuant to the Merger Agreement, each option (a "1992 Option") issued under the Integon Corporation 1992 Stock Option Plan, as amended from time to time, will represent the right to receive, in settlement and cancellation of such 1992 Option, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Option, multiplied by the number of shares of Common Stock covered by such 1992 Option. Each option (an "Omnibus Option") issued under the Integon Corporation Amended and Restated Omnibus Long-Term Performance Incentive Compensation Plan, as amended from time to time (the "Omnibus Plan"), will represent the right to receive, in settlement and cancellation of such Omnibus Option, an amount in cash, without interest, equal to (i) the excess of the greater of $26.00 or the Change In Control Price (as defined in the Omnibus Plan) over the exercise price of such Omnibus Option, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Option.

    2. To transact such other business as may properly be brought before the Special Meeting or at any adjournments or postponements thereof.

  The proposed Merger and other related matters are more fully described in the attached Proxy Statement and the Annexes thereto.

  The close of business on August   , 1997 has been fixed by the Board of
Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock and Convertible Preferred Stock at the close of business on the record date are entitled to notice of, and only holders of record of Common Stock on such date are entitled to vote at, the Special Meeting or any adjournments or postponements thereof.

  The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and the actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.

  In the event that there are not sufficient votes to approve and adopt the Merger Agreement, it is expected that the Special Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Company.

  If the Merger is consummated, holders of Common Stock who properly demand appraisal prior to the vote on the Merger Agreement at the Special Meeting, do not vote in favor of adoption of the Merger Agreement and otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Annex C to the attached Proxy Statement, will be entitled to seek an appraisal of their shares of Common Stock. For a discussion of the procedures to be followed in asserting appraisal rights under Section 262 of the DGCL in connection with the proposed Merger, see "THE MERGER--Appraisal Rights" in the accompanying Proxy Statement.

  The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Proposal.

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WITHOUT DELAY. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                          By Order of the Board of Directors,

                                          John B. Yorke
                                          Secretary
     , 1997

                                 --IMPORTANT--

  If your shares are held in "street name," only your bank or broker can vote your shares. Please contact the person responsible for your account and instruct him or her to complete, sign, date and return the enclosed proxy card as soon as possible.

  If you have any questions or need further assistance in voting your shares, please call D.F. King & Co., Inc., which is assisting the Company in soliciting proxies, at (800) 669-5550.

                              INTEGON CORPORATION
                             500 WEST FIFTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27152

                               ----------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER __ , 1997

                               ----------------

  This Proxy Statement, the accompanying Notice of Special Meeting and Proxy Card, are being furnished to the stockholders of Integon Corporation, a Delaware corporation ("Integon" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") for use at the Special Meeting of Stockholders to be held at the Company's corporate headquarters, 500 West Fifth Street, Winston-Salem, North Carolina 27152, on September , 1997 at 9:00 a.m. (Eastern Daylight Time), and at any adjournments thereof or postponements (the "Special Meeting"). This Proxy Statement, the accompanying Notice of Special Meeting and Proxy Card, are first being mailed to the
Stockholders on or about     , 1997.

  At the Special Meeting, holders (the "Stockholders") of the Common Stock will consider and vote upon a proposal (the "Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of June 23, 1997, as amended on July 7, 1997, and as further amended on July 17, 1997 (as amended, the "Merger Agreement"), among the Company, General Motors Acceptance Corporation, a New York corporation ("GMAC"), and IC Purchasing Corp., a Delaware corporation and indirect wholly owned subsidiary of GMAC ("Merger Sub"), pursuant to which:
(a) Merger Sub will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation (the "Surviving Corporation") in the Merger, will become an indirect subsidiary of GMAC; (b) each share of the Company's Common Stock (other than (i) shares of Common Stock held in the treasury of the Company or owned or held by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment, (ii) shares of Common Stock in respect of which appraisal rights are properly demanded and exercised, and (iii) shares of Common Stock held by the subsidiaries of the Company, which will remain outstanding as shares of the Surviving Corporation), will represent the right to receive $26.00, in cash, without interest; (c) each share of the Company's $3.875 Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock") (other than shares of Convertible Preferred Stock owned by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment), which is converted into Common Stock by its holder on or prior to the effective date of the Merger pursuant to the Certificate of Designation for the Convertible Preferred Stock (the "Certificate of Designation"), will represent the right to receive $26.00 per share of Common Stock issued upon conversion of such Convertible Preferred Stock (or $68.24 per share of Convertible Preferred Stock so converted) in cash, without interest. After the Merger, each share of Convertible Preferred Stock will be convertible into the right to receive $68.24 per share, in cash, without interest, and any shares of Convertible Preferred Stock not so converted will be redeemed at $52.33 per share shortly following the Effective Time (as defined in the Merger Agreement) of the Merger; see "THE MERGER--The Merger Agreement--Redemption of Convertible Preferred Stock;" (d) each option (a "1992 Option") issued under the Integon Corporation 1992 Stock Option Plan, as amended from time to time (the "1992 Plan"), will represent the right to receive, in settlement and cancellation of such 1992 Option, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Option, multiplied by the number of shares of Common Stock covered by such 1992 Option; and (e) each option (an "Omnibus Option", and together with the 1992 Options, the "Options") issued under the Integon Corporation Amended and Restated Omnibus Long-Term Performance Incentive Compensation Plan, as amended from time to time (the "Omnibus Plan", and, together with the 1992 Plan, the "Option Plans"), will represent the right to receive, in settlement and cancellation of such Omnibus Option, an amount in cash, without interest, equal to

(i) the excess of the greater of $26.00 or the Change In Control Price (as defined in the Omnibus Plan) over the exercise price of such Omnibus Option, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Option. The consideration to be received by the holders of the Common Stock, Convertible Preferred Stock and Options in or as a result of the Merger shall be referred to herein as the "Merger Consideration."

  Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of the Stockholders and the receipt of certain regulatory approvals and consents. The Special Meeting may be postponed or adjourned until the requisite vote is obtained. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived or that the Merger will be consummated. For further information concerning the terms and conditions of the Merger, see "THE MERGER--The Merger Agreement."

  A copy of the Merger Agreement is attached hereto as Annex A and is incorporated herein by reference. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

  THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND APPROVED THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. In reaching its determination, the Board of Directors gave consideration to a number of factors described in this Proxy Statement, including, among other things, the June 22, 1997 oral opinion (which was subsequently confirmed in writing in an opinion dated June 23, 1997) of Goldman, Sachs & Co. ("Goldman Sachs"), financial advisor to the Company, that, as of the date of such written opinion, the $26.00 per share, in cash, to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included as Annex B hereto and is incorporated herein by reference. Stockholders are urged to, and should, read the opinion in its entirety. See "THE MERGER--Opinion of the Company's Financial Advisor."

  In connection with the Merger, appraisal rights will be available to those Stockholders who properly demand appraisal prior to the Stockholders' vote on the Merger Agreement at the Special Meeting, do not vote in favor of adoption of the Merger Agreement and otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"). Holders of Convertible Preferred Stock, as such, are not entitled to appraisal rights (although a holder of shares of Convertible Preferred Stock who converts such shares into Common Stock prior to the Special Meeting and who, subsequent to such conversion, properly demands appraisal of such Common Stock prior to the vote on the Merger Agreement, may be so entitled to appraisal rights with respect to such Common Stock). A copy of Section 262 of the DGCL is attached as Annex C hereto. For a discussion of the procedures to be followed in asserting appraisal rights under Section 262 of the DGCL in connection with the Merger, see "THE MERGER--Appraisal Rights."

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SEC PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                               ----------------

                The date of this Proxy Statement is     , 1997

                               ----------------

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
SUMMARY INFORMATION.........................................................   5
  The Parties...............................................................   5
  The Special Meeting.......................................................   6
  The Merger................................................................   7
  The Merger Agreement......................................................   8
  Conditions to the Merger; Regulatory Approvals............................   8
  Rights Agreement..........................................................   9
  No Solicitation; Fiduciary Duties.........................................   9
  Termination...............................................................  10
  Fees and Expenses.........................................................  10
  Interests of Certain Persons in the Merger................................  10
  Certain Tax Consequences to Stockholders..................................  11
  Source and Amount of Funds................................................  12
  Appraisal Rights..........................................................  12
  Certain Financial Information.............................................  12
  Market Prices and Cash Dividends Information..............................  12
VOTING AND PROXIES..........................................................  14
  Record Date; Solicitation of Proxies......................................  14
  Vote Required.............................................................  14
THE MERGER..................................................................  16
  General ..................................................................  16
  Background of and Reasons for the Merger..................................  16
  Recommendation of the Board of Directors..................................  20
  Opinion of the Company's Financial Advisor................................  20
  The Merger Agreement......................................................  23
    Consideration to be Paid in the Merger..................................  24
    Certificate of Incorporation and Bylaws.................................  24
    Stockholders' Meeting...................................................  24
    Representations and Warranties..........................................  24
    Conduct of Business Pending Merger......................................  25
    Access to Information...................................................  26
    No Solicitation; Fiduciary Duties.......................................  26
    Fees and Expenses.......................................................  26
    Reasonable Efforts; Additional Actions..................................  27
    Notification of Certain Matters.........................................  27
    Public Announcements....................................................  27
    Severance Agreements....................................................  27
    Indebtedness of the Company.............................................  28
    Termination of Investment Advisory Agreement............................  28
    Termination of Executive Salary Deferral Plan...........................  28
    Employee Plans..........................................................  28
    Investment Portfolio....................................................  28
    Updating of Schedules...................................................  29
    Redemption of Convertible Preferred Stock...............................  29
    General Conditions to the Merger........................................  29
    Conditions to Obligation of GMAC and Merger Sub.........................  29
    Conditions to Obligation of the Company.................................  30

                                                                            PAGE
                                                                            ----
    Rights Agreement.......................................................  30
    Termination............................................................  30
    Indemnification........................................................  31
    Amendment..............................................................  31
  Interests of Certain Persons in the Merger...............................  31
  Regulatory Approvals.....................................................  34
  Certain Tax Consequences to Stockholders.................................  34
  Accounting Treatment.....................................................  35
  Source and Amount of Funds...............................................  35
  Appraisal Rights.........................................................  35
SELECTED CONSOLIDATED FINANCIAL INFORMATION................................  38
MARKET PRICES AND CASH DIVIDENDS INFORMATION...............................  39
SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT..........................................  40
CERTAIN EFFECTS OF THE MERGER; OPERATIONS OF
 THE COMPANY AFTER THE MERGER..............................................  43
AVAILABLE INFORMATION......................................................  44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  44
EXPERTS ...................................................................  44
INDEPENDENT PUBLIC ACCOUNTANTS.............................................  45
STOCKHOLDER PROPOSALS......................................................  45
OTHER MATTERS..............................................................  45

Annex A
      Agreement and Plan of Merger, dated as of June 23, 1997, by and between Integon Corporation and General Motors Acceptance Corpo-ration.

      Amendment to Agreement and Plan of Merger, dated July 7, 1997, by and among Integon Corporation, General Motors Acceptance Cor-poration and IC Purchasing Corp.

      Amendment No. 2 to Agreement and Plan of Merger, dated July 17, 1997, by and among Integon Corporation, General Motors Accept-ance Corporation and IC Purchasing Corp.

Annex B
      Opinion of Goldman, Sachs & Co., financial advisor to the Compa-ny.

Annex C
      Section 262 of the Delaware General Corporation Law.

                              SUMMARY INFORMATION

  The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement, including the annexes hereto, in its entirety.

                                  THE PARTIES

  Integon Corporation. The Company, through its wholly owned property and casualty insurance subsidiaries, specializes in the marketing and underwriting of nonstandard automobile insurance to individuals. To a lesser extent, the Company also writes specialty automobile insurance and, in North Carolina, preferred risk automobile insurance. The Company has been writing insurance for more than 25 years and currently markets its products in 31 states through approximately 13,000 independent agencies located principally in the eastern United States.

  The Company's nonstandard automobile insurance products are designed for drivers who are unable to obtain coverage from standard market carriers due to prior driving records, other underwriting criteria, or market conditions. These drivers are normally charged higher premium rates than the rates charged for preferred or standard risk drivers and generally obtain lower liability limits than preferred or standard risk policyholders. The Company's specialty automobile insurance products include business vehicle insurance designed primarily for tradespeople and artisans who have small fleets or lightweight single vehicles, as well as motorcycle insurance. The Company's executive offices are located at 500 West Fifth Street, Winston-Salem, North Carolina 27152, and its telephone number is (910) 770-2000.

  General Motors Acceptance Corporation. GMAC is a wholly owned subsidiary of General Motors Corporation ("GM"). GMAC, through its subsidiaries and affiliates, specializes in automotive financing. It offers a wide variety of automotive financial services to automotive dealerships around the world, including retail financing, wholesale financing, leasing and lease financing. GMAC also offers commercial financing for real estate, equipment and working capital loans to automobile dealerships, GM suppliers and customers of GM affiliates. In addition, through its subsidiaries and affiliates, GMAC provides insurance and mortgage banking services. As of December 31, 1996, GMAC and its subsidiaries had 388 financial services offices, 21 insurance offices, 175 mortgage offices and 17,758 employees worldwide.

  GMAC's insurance business, Motors Insurance Corporation and its subsidiaries offer selected personal, mechanical and commercial insurance and reinsurance in the United States, Canada, Europe, Latin America and the Asia-Pacific region. Personal lines coverages include automobile, homeowners and umbrella liability insurance. Its commercial lines coverages include dealer vehicle inventories and dealer property and casualty insurance. Motors Insurance Corporation also reinsures diverse property and casualty risks. GMAC's executive offices are located at 3044 West Grand Boulevard, Detroit, MI 48202, and its telephone number is (313) 556-5000.

  IC Purchasing Corp. Merger Sub is a special purpose Delaware corporation created solely for the purpose of consummating the Merger and is an indirect wholly owned subsidiary of GMAC. The principal executive offices of Merger Sub are located at c/o General Motors Acceptance Corporation, 3044 West Grand Boulevard, Detroit, MI 48202, and its telephone number is (313) 556-5000.

                              THE SPECIAL MEETING

  Purpose of the Special Meeting; Date, Time and Place. The Special Meeting of Stockholders will be held at the Company's corporate headquarters, 500 West
Fifth Street, Winston-Salem, North Carolina 27152, on September   , 1997 at
9:00 a.m. (Eastern Daylight Time). At the Special Meeting, the holders of shares of Common Stock will consider and vote upon a proposal to adopt and approve the Merger Agreement.

  In the Merger, each share of Common Stock (other than (i) shares of Common Stock held in the treasury of the Company or owned or held by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment, (ii) shares of Common Stock in respect of which appraisal rights are properly demanded and exercised, and (iii) shares of Common Stock held by the subsidiaries of the Company, which will remain outstanding as shares of the Surviving Corporation), will represent the right to receive $26.00, in cash, without interest. Each share of Convertible Preferred Stock (other than shares of Convertible Preferred Stock owned by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment), which is converted into Common Stock by its holder on or prior to the effective date of the Merger pursuant to the Certificate of Designation, will represent the right to receive $26.00 per share of Common Stock issued upon conversion of such Convertible Preferred Stock (or $68.24 per share of Convertible Preferred Stock so converted), in cash, without interest. After the Effective Time, each share of Convertible Preferred Stock will be convertible into the right to receive $68.24 per share, in cash, without interest, and any shares of Convertible Preferred Stock not so converted will be redeemed at $52.33 per share shortly following the Effective Time of the Merger. See "THE MERGER--The Merger Agreement--Redemption of Convertible Preferred Stock." Each 1992 Option issued under the 1992 Plan, will represent the right to receive, in settlement and cancellation of such 1992 Option, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Option, multiplied by the number of shares of Common Stock covered by such 1992 Option. Each Omnibus Option issued under the Omnibus Plan, will represent the right to receive, in settlement and cancellation of such Omnibus Option, an amount in cash, without interest, equal to (i) the excess of the greater of $26.00 or the Change In Control Price (as defined in the Omnibus Plan) over the exercise price of such Omnibus Option, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Option.

  Vote Required; Voting Procedures; Record Date. The close of business on
August   , 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. At
the Record Date,       shares of Common Stock were issued and outstanding, each
of which will be entitled to one vote on each matter to be acted upon at the Special Meeting.

  A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum, but will have the effect of a negative vote due to the requirement of the affirmative votes described in the preceding sentence.

  On the Record Date, directors and executive officers of the Company as a
group (13 persons) beneficially owned           shares of Common Stock, or    %
of the total outstanding shares of Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted "FOR" approval and adoption of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting. Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), while brokers who hold shares of Common Stock in "street name" have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement absent instructions. Shares of Common Stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the Special Meeting and counted as present for quorum purposes. A failure by a broker to vote, however, will have the effect of a negative vote on the approval and adoption of the Merger Agreement due to the requirement of the affirmative votes described above.

  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval and adoption of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by the Company's bylaws and the DGCL; provided, however, that no proxy that is voted or is treated as voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting. See "VOTING AND PROXIES--Vote Required."

  Any Stockholder may revoke a proxy at any time before it is voted by filing with the Secretary of the Company, at the offices of the Company, an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina 27152, attention: Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy. See "VOTING AND PROXIES."

  In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company has engaged D. F. King & Co., Inc. ("D.F. King") to assist the Company in the solicitation of proxies and to provide various proxy services for the Company in connection with the Special Meeting at a cost of approximately $9,000 plus reasonable out-of-pocket expenses. The Company will reimburse banks, brokers, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. See "VOTING AND PROXIES" and "THE MERGER--The Merger Agreement--Fees and Expenses."

                                   THE MERGER

  Recommendation of the Board of Directors. The Board of Directors, at a special meeting held on June 22, 1997, approved the Merger and the Merger Agreement by unanimous vote of the directors present and voting, subject to the approval of the Merger Agreement by the board of directors of GM. Such approval was obtained on June 23, 1997 and the Merger Agreement was executed. At a special meeting held on July 7, 1997, the Board of Directors by unanimous vote of the directors present and voting approved an amendment to the Merger Agreement to formally add Merger Sub as a party to the Merger Agreement, ratified the Merger Agreement as amended and directed that the Merger Agreement be submitted to the Stockholders for approval and adoption. The Board of Directors has determined that the Merger is fair and in the best interests of the Company and the Stockholders, and recommends that the Stockholders vote "FOR" approval and adoption of the Merger and the Merger Agreement. In reaching its decision to approve the Merger Agreement and in arriving at its recommendation, the Board of Directors gave consideration to a number of factors described in this Proxy

Statement under "THE MERGER--Background of and Reasons for the Merger" and "-- Recommendation of the Board of Directors." In considering the recommendation of the Board of Directors with respect to the Merger, Stockholders should be aware that certain directors of the Company have a direct or indirect interest in recommending the Merger, as do certain executive officers of the Company. See "THE MERGER--Interests of Certain Persons in the Merger."

  Opinion of the Company's Financial Advisor. On June 22, 1997, Goldman Sachs delivered its oral opinion to the Board of Directors, which was subsequently confirmed in writing in an opinion dated June 23, 1997, that, as of the date of such written opinion, the $26.00 per share in cash to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B. Stockholders are urged to, and should, read such opinion in its entirety. See "THE MERGER--Opinion of the Company's Financial Advisor."

                              THE MERGER AGREEMENT

  Effective Time of the Merger; Payment of the Merger Consideration. As soon as practicable on the first business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (the "Closing Date"), the Company will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL. The date and time of the filing of the Certificate of Merger with the Delaware Secretary of State will be the "Effective Time."

  Detailed instructions with regard to the surrender of certificates formerly evidencing shares of Common Stock, including certificates formerly evidencing shares of Common Stock received upon conversion, prior to the Effective Time, of Convertible Preferred Stock (collectively, the "Certificates"), and agreements evidencing Options (the "Option Agreements"), to be accompanied by a letter of transmittal, will be forwarded to holders of such Certificates and Option Agreements as promptly as practicable following the Closing Date by a paying agent mutually acceptable to GMAC and the Company in accordance with the Merger Agreement (the "Paying Agent"). Shares of Convertible Preferred Stock that are not converted prior to the Effective Time will remain outstanding, but will be redeemed at $52.33 per share shortly after the Effective Time. From and after the Effective Time, such shares will be convertible into the right to receive $68.24 per share until five days prior to the redemption date. See "THE MERGER--The Merger Agreement--Redemption of Convertible Preferred Stock." Payment will be made to the holders of shares of Common Stock, Convertible Preferred Stock (upon conversion as noted above) or Options as promptly as practicable following receipt by the Paying Agent of Certificates or Option Agreements and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of Certificates or Option Agreements.

  STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK.

                 CONDITIONS TO THE MERGER; REGULATORY APPROVALS

  The obligations of GMAC, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including obtaining requisite Stockholders' approval and certain regulatory approvals, and the representations and warranties of the Company being true and correct on and as of the Effective Time, except where the failure of any such representations and warranties to be true and correct on and as of the Effective Time, individually or in the aggregate, did not result in a material adverse effect on the Company and its subsidiaries taken as a whole.

  Early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), was granted on July 14, 1997, effective immediately. One of the conditions to the Merger is the making of insurance filings and notices and the obtaining of consents under insurance laws and regulations. See "THE MERGER--Regulatory Approvals--Insurance Laws."

  Other conditions include those relating to: the absence of legal requirements prohibiting or preventing the consummation of the Merger; maintaining portfolio investments of the insurance subsidiaries generally in accordance with past practice; filing the Certificate of Merger; obtaining all consents, amendments or waivers under borrowing or other contractual arrangements required by the Merger; conducting operations in the ordinary course of business, consistent with past practice; using all efforts to preserve intact the business organization of the Company and its subsidiaries and maintaining satisfactory relationships with customers, suppliers and employees; terminating the Investment Advisory Agreement between the Company and Head Asset Management L.L.C. and the Integon Corporation Executive Salary Deferral Plan; updating the schedules to the Merger Agreement on a monthly basis; and defending any pending or threatened litigation related to the Merger or the consummation of the transactions contemplated by the Merger Agreement. See "No Solicitation; Fiduciary Duties" below and "THE MERGER--The Merger Agreement--General Conditions to the Merger."

                                RIGHTS AGREEMENT

  On June 23, 1997, the Company further amended (the "Amendment") the Rights Agreement, dated as of January 22, 1997, as amended on February 13, 1997 (as amended, the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as rights agent. The Amendment provides that none of (a) the execution or delivery of the Merger Agreement by the Company and GMAC, (b) GMAC or Merger Sub, or any Affiliate or Associate (as defined in the Rights Agreement) of GMAC or Merger Sub, becoming a Beneficial Owner (as defined in the Rights Agreement) of Common Stock pursuant to the Merger Agreement or (c) the consummation of the Merger or other transactions contemplated in the Merger Agreement shall (i) cause GMAC or the Merger Sub, or any Affiliate or Associate of GMAC or Merger Sub, to become an Acquiring Person (as defined in the Rights Agreement), (ii) cause a Distribution Date (as defined in the Rights Agreement) to occur in accordance with the terms of the Rights Agreement or (iii) be deemed a Section 13 Event (as defined in the Rights Agreement). The Amendment also provides that the Expiration Date (as defined in the Rights Agreement) shall occur at or prior to the earliest to occur of (i) the Close of Business on January 22, 2007, (ii) the time at which the Rights (as defined in the Rights Agreement) are redeemed, (iii) the time at which such Rights are exchanged or (iv) the Effective Time.

                       NO SOLICITATION; FIDUCIARY DUTIES

  The Company has agreed in the Merger Agreement that neither it nor any of its subsidiaries, nor any of their respective officers, directors, employees or representatives, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than GMAC and Merger Sub or any affiliate, associate or designee of GMAC or Merger Sub) concerning any proposal for an acquisition of all or any substantial part of the business and properties or capital stock of the Company and its subsidiaries taken as a whole, whether by merger, tender offer, purchase of assets or shares of capital stock or otherwise (an "Acquisition Proposal"). The Company is required by the Merger Agreement to promptly notify GMAC if any proposal, offer or substantial contact with respect thereto is made by any person in writing. Notwithstanding the foregoing, the Board of Directors may take, and disclose to the Stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to any tender offer for shares of capital stock of the Company and the Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor after the date of the Merger Agreement, and may participate in discussions and negotiate with any person or group concerning any Acquisition Proposal, only if such person or group has submitted a written Acquisition Proposal to the Board of Directors and the Board of Directors determines in its good faith judgment, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to take such action would constitute a breach of the Board of Directors' fiduciary duty under applicable law, whereupon GMAC has a right of first refusal, exercisable within two business days, to acquire the Company and its subsidiaries on substantially the same economic terms set forth in such Acquisition Proposal or will be entitled to receive a break-up fee. See "THE MERGER--The Merger Agreement--No Solicitation; Fiduciary Duties" and "--Termination."

                                  TERMINATION

  The Merger Agreement may be terminated at any time prior to the Effective
Time:

    (i) by mutual written consent of GMAC, Merger Sub and the Company;

    (ii) by GMAC, Merger Sub or the Company in the event (A) of the failure of the Stockholders to approve the Merger, (B) the Merger is not consummated by December 31, 1997 (provided that the right to terminate shall not be available to the party whose failure to fulfill materially any covenant or obligation has been the cause or resulted in the failure of the Effective Time to occur by such date), or (C) consummation of the Merger is barred by final court or government order;

    (iii) by the Company, if the Company receives an Acquisition Proposal from any person or group and the Board of Directors determines in its good faith judgment, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to terminate the Merger Agreement would constitute a breach of the Board of Directors' fiduciary duty under applicable law; provided, however, that if the Company so elects to terminate the Merger Agreement, GMAC will have a right of first refusal, exercisable within two business days after delivery of the Acquisition Proposal, to acquire the Company and its subsidiaries on substantially the same economic terms set forth in such Acquisition Proposal, or will be entitled to receive upon demand to the Company, a break-up fee equal to $15,000,000.

  See "THE MERGER--The Merger Agreement--Termination," and "--Fees and
Expenses."

                               FEES AND EXPENSES

  Under the Merger Agreement, the Company is required to pay to GMAC a break-up fee of $15,000,000 if the Merger Agreement is terminated by the Board of Directors in connection with an Acquisition Proposal under the circumstances described under "THE MERGER--The Merger Agreement--Termination," "--No Solicitation; Fiduciary Duties," and "--Fees and Expenses."

  Each party is to pay its own fees, charges and expenses, whether or not the Merger is consummated. The Company will bear the costs of the Special Meeting and of soliciting proxies. See "THE MERGER--The Merger Agreement--Fees and Expenses."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and executive officers of the Company have interests in the Merger that may be different from, or in addition to, those of the Stockholders generally. See "THE MERGER--Interests of Certain Persons in the Merger."

  Certain directors and executive officers of the Company are holders of Options, which are fully vested, or which will become fully vested and exercisable at the Effective Time. Each 1992 Option so vested and exercisable will represent the right to receive, in settlement and cancellation of such 1992 Option, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Option, multiplied by the number of shares of Common Stock covered by such 1992 Option. Each Omnibus Option so vested and exercisable will represent the right to receive, in settlement and cancellation of such Omnibus Option, an amount in cash, without interest, equal to (i) the excess of the greater of $26.00 or the Change In Control Price over the exercise price of such Omnibus Option, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Option. See "THE MERGER--The Merger Agreement-- Consideration to be Paid in the Merger" and "THE MERGER--Interests of Certain Persons in the Merger."

  John C Head III, Chairman of the Board of Directors, is the only participant under the Integon Corporation Executive Salary Deferral Plan (the "Salary Deferral Plan"), having deferred all cash compensation otherwise due him in 1997 indexed to the Common Stock's total return. As required by GMAC, the Salary Deferral Plan will be terminated at or prior to the Effective Time with no further liability or obligation to the Company and its subsidiaries other than to pay Mr. Head an amount due thereunder that will be approximately $985,000. In addition, under the Omnibus Plan, Mr. Head will be entitled to a bonus of $500,000, which will be deferred until January 2, 1998 and paid by the Surviving Corporation. See "THE MERGER--The Merger Agreement--Termination of Executive Salary Deferral Plan."

  Steven C. Andrews and Donald F. McKee, the Executive Vice President and Chief Operating Officer, and the Senior Vice President and Chief Financial Officer, respectively, of the Company, are party to agreements that contain certain change of control provisions under which such officers may be entitled to certain severance payments and additional non-compete payments in the event that such officers' employment is terminated or in the event that such officers voluntarily leave employment within two years following the Effective Time. Five other executive officers of the Company are party to agreements that contain change of control provisions under which such officers may be entitled to certain payments in the event that such officers' employment is involuntarily or constructively terminated within two years following the Effective Time. The Merger Agreement provides that for a period of at least two years from and after the Effective Time, GMAC will cause the Surviving Corporation to honor such agreements in accordance with their terms. Neither Mr. Head nor John B. McKinnon, the President and Chief Executive Officer of the Company, are parties to any agreement entitling them to severance or non-compete payments. See "THE MERGER--The Merger Agreement--Severance Agreements" and "THE MERGER--Interests of Certain Persons in the Merger."

  Under the Omnibus Plan, seven executive officers (excluding Mr. McKinnon) will also be entitled to bonus payments, regardless of the Company's performance, upon the occurrence of a change of control. See "THE MERGER-- Interests of Certain Persons in the Merger."

  Under the Merger Agreement, from and after the Effective Time, GMAC agrees to provide, or cause the Surviving Corporation to provide, to employees of the Company retirement benefits, bonus and incentive compensation and life, health, disability and other welfare benefits on a basis economically comparable to similar plans currently in effect for the Company's employees, and, for purposes of determining eligibility to participate, vesting and entitlement benefits, service with the Company or any subsidiary prior to the Effective Time shall be treated as service with GMAC or its subsidiaries, except to the extent such recognition would result in a duplication of benefits. See "THE MERGER--The Merger Agreement--Employee Plans."

                    CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS

  The receipt of cash for shares of Common Stock or Options in or as a result of the Merger or pursuant to the exercise of appraisal rights, as well as the receipt of cash upon conversion of shares of Convertible Preferred Stock, will be taxable transactions for federal income tax purposes and may also be taxable transactions under applicable state, local, foreign or other tax laws. Stockholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "THE MERGER--Certain Tax Consequences to Stockholders."

                           SOURCE AND AMOUNT OF FUNDS

  The total amount of funds necessary for payment of the Merger Consideration will be approximately $525,300,000. The foregoing amount assumes that the Options outstanding as of July 15, 1997 will be cashed-out at the difference between $26.00 per share minus the exercise price per share of such Options and that all shares of Convertible Preferred Stock will be converted on or prior to the Effective Time. GMAC also intends to fund or cause to be funded the insurance subsidiaries of the Company as necessary to continue their operations in accordance with applicable insurance laws and regulations or otherwise as required by the North Carolina Insurance Department. GMAC anticipates paying the foregoing amounts from the internal resources of GMAC or its affiliates. See "THE MERGER--Source and Amount of Funds."

                                APPRAISAL RIGHTS

  Subject to compliance with the procedures set forth in Section 262 of the DGCL, the full text of which is included as Annex C to this Proxy Statement, holders of shares of Common Stock are entitled to appraisal rights in connection with the Merger. Any demand for appraisal must be made prior to the Stockholder vote on the Merger Agreement at the Special Meeting. Holders of shares of Common Stock who properly demand in writing, prior to the Stockholder vote on the Merger Agreement at the Special Meeting, and thereafter perfect their right to, appraisal of such shares (and do not withdraw such demand or lose such right) and who do not vote in favor of the approval and adoption of the Merger Agreement, will have the right to obtain a cash payment for the "fair value" of such shares (excluding any element of value arising from the accomplishment or expectation of the Merger), together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value, as determined by the Delaware Court of Chancery. The "fair value" determined in such judicial proceeding cannot be predicted. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by such court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in the loss of appraisal rights. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive in the Merger if they did not seek appraisal of their shares of Common Stock. Holders of Convertible Preferred Stock, as such, are not entitled to appraisal rights in connection with the Merger, although a holder of shares of Convertible Preferred Stock who converts such shares into Common Stock prior to the Special Meeting and complies with the foregoing requirements for demanding appraisal of such Common Stock may demand appraisal of such Common Stock. See "THE MERGER--Appraisal Rights."

                         CERTAIN FINANCIAL INFORMATION

  See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" for certain financial information with respect to the Company and its subsidiaries.

                  MARKET PRICES AND CASH DIVIDENDS INFORMATION

  Shares of Common Stock and Convertible Preferred Stock are listed and traded on the NYSE. On June 20, 1997, the last full trading day preceding public announcement of the signing of the Merger Agreement, the high, low and closing sales prices of a share of Common Stock on the NYSE Composite Transactions Tape were $16.125, $15.50 and $15.50, respectively, and the high, low and closing sales prices of a share of Convertible Preferred Stock were $48, $47.75 and $48, respectively. On June 23, 1997, the date on which the signing of the Merger Agreement was announced, the high, low and closing sales prices of a share of Common Stock on the

NYSE Composite Transactions Tape immediately prior to a trading halt pending the announcement were $16.125, $15.50 and $16, respectively, and the high, low and closing sales prices of a share of Convertible Preferred Stock were $48.50,
$48.50 and $48.50, respectively. On        , 1997, the latest practicable
trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Common Stock on the NYSE Composite
Transactions Tape were $   , $    and $   , respectively, and the high, low and
closing sales prices of a share of Convertible Preferred Stock were $   , $
and $   , respectively. For additional information concerning historical market prices of the Common Stock and the Convertible Preferred Stock and the dividends paid thereon, see "THE MERGER--Market Prices and Cash Dividends Information."

                              VOTING AND PROXIES

  This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by or on behalf of the Board of Directors for use at the Special Meeting.

RECORD DATE; SOLICITATION OF PROXIES

  The close of business on August   , 1997 has been fixed as the Record Date
for the determination of Stockholders entitled to notice of, and to vote at,
the Special Meeting. At the Record Date, there were            shares of
Common Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of shares of Common Stock are entitled to one vote at the Special Meeting for each share of Common Stock held of record by them at the Record Date. Holders of shares of Convertible Preferred Stock are entitled to notice of, but not to vote at, the Special Meeting.

  In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokers, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. The Company's proxy solicitor, D.F. King, has agreed to assist the Company in connection with the solicitation of proxies. Pursuant to the Company's agreement with D.F. King, D.F. King will provide various proxy services for the Company in connection with the Special Meeting at a cost of approximately $9,000, plus reasonable out-of-pocket expenses. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to D.F. King by telephone at (800) 669-5550.

VOTE REQUIRED

  A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of a majority of the shares of outstanding Common Stock as of the Record Date is required for approval and adoption of the Merger Agreement. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of the affirmative votes described in the preceding sentence.

  On the Record Date, directors and executive officers of the Company as a
group (13 persons) beneficially owned           shares of Common Stock, or
   % of the total outstanding shares of Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted "FOR" approval and adoption of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting.

  Under the rules of the NYSE, while brokers who hold shares of Common Stock in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement absent instructions. Shares of Common Stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the Special Meeting and counted as present for quorum purposes. A failure by a broker to vote, however, will have the effect of a negative vote on the approval of the Merger Agreement due to the requirement of the affirmative votes described above.

  Under the Company's bylaws, the business which may be transacted at the Special Meeting is limited to the purpose stated in the Notice of Meeting. Accordingly, it is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval and adoption of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by the Company's bylaws and the DGCL; provided, however, that no proxy that is voted or is treated as voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

  Any holder of shares of Common Stock may revoke a proxy at any time before it is voted by filing with the Secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. The last proxy executed by a Stockholder will revoke all previous proxies executed by such Stockholder. Any such filing should be sent to Integon Corporation, 500 West Fifth Avenue, Winston-Salem, North Carolina 27152; Attention: Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

  Holders of shares of Common Stock have the right to demand appraisal in connection with the Merger and, subject to certain conditions provided under the DGCL, to receive payment for the fair value of such shares. See "THE MERGER--Appraisal Rights."

  The Merger Agreement to be considered at the Special Meeting involves a matter of great importance to the Stockholders. Accordingly, holders of shares of Common Stock are urged to read and carefully consider the information presented in this Proxy Statement and are urged to complete, date, sign and promptly return the enclosed proxy card in the accompanying prepaid envelope.

  STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK. Instructions will also be sent to holders of Convertible Preferred Stock as to converting their shares and to holders of Option Agreements.

                                  THE MERGER

GENERAL

  The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex A. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement is approved and adopted by the holders of a majority of the outstanding shares of Common Stock at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and Merger Sub will merge with and into the Company at the Effective Time. The Company will be the Surviving Corporation in the Merger.

  Each share of Common Stock (other than (i) shares of Common Stock held in the treasury of the Company or owned or held by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment, (ii) shares of Common Stock in respect of which appraisal rights have been properly demanded and exercised, and (iii) shares of Common Stock held by the subsidiaries of the Company, which will remain outstanding as shares of the Surviving Corporation), will represent the right to receive $26.00, in cash, without interest. Each share of Convertible Preferred Stock, (other than shares of Convertible Preferred Stock owned by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment), which is converted into Common Stock by its holder on or prior to the Effective Time pursuant to the Certificate of Designation, will represent the right to receive $26.00 per share of Common Stock issued upon conversion of such Convertible Preferred Stock (or $68.24 per share of Convertible Preferred Stock so converted), in cash, without interest. After the Effective Time, each share of Convertible Preferred Stock will be convertible into the right to receive $68.24 per share, in cash, without interest, and any shares of Convertible Preferred Stock not so converted will be redeemed at $52.33 per share shortly following the Effective Time. See "THE MERGER--The Merger Agreement--Redemption of Convertible Preferred Stock." Each 1992 Option issued under the 1992 Plan will represent the right to receive, in settlement and cancellation of such 1992 Option, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Option, multiplied by the number of shares of Common Stock covered by such 1992 Option. Each Omnibus Option issued under the Omnibus Plan will represent the right to receive, in settlement and cancellation of such Omnibus Option, an amount in cash, without interest, equal to (i) the excess of the greater of $26.00 or the Change In Control Price over the exercise price of such Omnibus Option, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Option. As a result of the Merger, holders of shares of Common Stock will cease to have an equity interest in, or possess any rights as stockholders of, the Surviving Corporation and holders of Options will cease to possess any rights as Option holders of the Surviving Corporation.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background of the Merger. The terms of the Merger Agreement are the result of arm's-length negotiations between representatives, legal advisors and financial advisors of the Company and of GMAC. The following is a brief discussion of the background of those negotiations.

  The Company reported a loss of $33.4 million or ($2.21) per share for the three months ended March 31, 1997, compared to net income of $3.4 million or $0.13 per share for the three months ended March 31, 1996. After a review of loss reserves in the first quarter of 1997, using further loss experience and segmented data on a state-by-state and product-type basis, the Company determined that reserves needed to be strengthened. The financial results for the first quarter were adjusted to include an increase to loss reserves of $42.0 million, or $27.3 million ($1.73 per share) on an after-tax basis, and the related write-off of deferred policy acquisition costs of $3.7 million, or $2.4 million ($.15 per share) on an after-tax basis. At the same time as the quarterly results became known, the Board of Directors started its discussions as to possible methods to maximize the long-term value of the Company to its security holders. On April 28, 1997, the Company publicly announced that it had retained Goldman Sachs to review all strategic alternatives available, including the sale of the Company, to accomplish that goal.

  In this context, the Board of Directors directed Goldman Sachs to begin a process in which indications of interest would be solicited from third parties regarding the possible acquisition of all or part of the Company, so that the Board of Directors could determine whether a transaction in the best interests of the Company's stockholders could be achieved.

  Goldman Sachs contacted, and was contacted by, several companies to ascertain if those entities might be interested in a business combination with, or an acquisition of, the Company. Certain of the entities contacted expressed varying levels of interest in the Company. Each interested entity was given the opportunity to examine certain non-public information regarding the Company and its subsidiaries following the execution of a confidentiality agreement, which included limitations on the ability of such interested parties to pursue certain transactions involving the Company without the Company's consent. As part of this process, representatives of Motors Insurance Corporation, a subsidiary of GMAC, were contacted and Motors Insurance Corporation executed a confidentiality agreement and received the same non-public information regarding the Company as provided to other interested parties.

  On May 15, 1997, a meeting of the Board of Directors was held to discuss the progress made in contacting interested entities. At the meeting, Goldman Sachs informed the Board of Directors that several of the parties contacted were reviewing the confidential information packages and certain others were still contemplating whether they wanted to become further involved in the process. A preliminary timetable for the process was distributed, which proposed a May 20, 1997 deadline for submitting non-binding preliminary proposals for the acquisition of the Company. Also at the meeting of the Board of Directors, counsel for the Company made a presentation summarizing the terms of a draft form of merger agreement, which would be sent to those companies involved in the next stage of the process.

  In response to Goldman Sachs' request, on or prior to May 20, 1997, the Company received preliminary, non-binding proposals for the acquisition of, or a merger with, the Company. The interested entities stated they would consider using either cash or non-cash consideration.

  On May 21, 1997, at a meeting of the Board of Directors, the Board of Directors reviewed each of the preliminary proposals with its financial and legal advisors. Goldman Sachs also informed the Board of Directors of the status of discussions with other entities who had not yet submitted their proposals. Based on this discussion, the Board of Directors decided that some of the proposals already submitted should be given further consideration by the Company and that such interested parties should be invited to conduct a due diligence review and submit final proposals, including a mark-up of the draft form of merger agreement. The draft merger agreement was sent to the potential bidders.

  The invited parties conducted a due diligence investigation of the Company for a period of two to three days, which included a review of the Company's reserves by independent actuaries. Representatives of each of the interested entities met with the management of the Company, including John C Head III, Chairman of the Board of Directors, and John B. McKinnon, director, President and Chief Executive Officer, in certain cases.

  On June 2, 1997, the Company announced that it had elected Mr. McKinnon as President and Chief Executive Officer of the Company. Mr. Head, formerly Chief Executive Officer, remained as Chairman of the Board of Directors. During the due diligence process, Mr. Head and Mr. McKinnon met with representatives of Morgan Stanley & Co., financial advisor to GMAC ("Morgan Stanley"), to review the nature of the consideration (stock or cash) and to understand the GM approval process. Frederick B. Whittemore, a director, also had similar discussions with Morgan Stanley.

  On June 20, 1997, after the due diligence process was completed, GMAC submitted a formal merger proposal to the Board of Directors (the "GMAC Proposal"), which GMAC Proposal was subject to approval from the board of directors of GM. The Board of Directors reviewed the terms of the GMAC Proposal with its legal and financial advisors. Pursuant to the terms of the GMAC Proposal, (i) GMAC would acquire all outstanding shares of Common Stock, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, and all shares of Common Stock issuable upon exercise of the Options, at a purchase price in cash of $26.00 per share of Common Stock (net of Option proceeds) and (ii) Merger Sub, a wholly owned direct or indirect subsidiary of GMAC to be incorporated in Delaware, would be merged with and into the Company, with the Company as the surviving corporation. In the afternoon of June 20, 1997, the Board of Directors reviewed and considered the price and structure of the transaction set forth in the GMAC Proposal and discussed a number of factors with respect thereto. The GMAC Proposal stated that consideration would be in cash and, as part of the transaction, the $150 million of indebtedness of the Company under its existing indentures and $100 million of 10 3/4% Capital Securities of Integon Capital I would remain outstanding and would be honored in accordance with their terms. In addition, it was noted that (i) there were no financing contingencies to the GMAC Proposal, (ii) GMAC expected to keep the Company intact, including most of the current management team and employees, (iii) the existing severance commitments for employees would generally be recognized, and (iv) GMAC intended to establish employee benefit plans on a basis economically comparable to the Company's current plans. For continuing officers and directors, indemnification provisions under GM's bylaws (and its D&O insurance policy) would be provided on the same terms as are applicable to other employees of GM and its subsidiaries.

  The Board of Directors then reviewed the process of approval of the Merger by GMAC and GM with its legal and financial advisors. The GMAC Proposal stated that the transaction was approved by the GMAC Executive Committee and was subject to the approval of the full board of directors of GMAC (which such GMAC Proposal stated was expected that day) and to the approval of the board of directors of GM. Goldman Sachs informed the directors that, based on its discussions with Morgan Stanley, it was Goldman Sachs' understanding that if the Board of Directors reacted promptly to the GMAC Proposal, it would be quickly approved by GM. A discussion followed among the Directors on various matters, including certain terms of the GMAC Proposal and the issue of the approval by the board of directors of GM. GMAC agreed to use its best efforts to get the matter before the board of directors of GM only if negotiations were held on an exclusive basis. Thus, the Board of Directors concluded that representatives of the Company should pursue the negotiations with GMAC, including a review of GMAC's comments to the draft merger agreement, on an exclusive basis over the weekend, with a goal of getting the matter before the board of directors of GM on Monday if agreement on all terms could be reached. On the afternoon of June 20, the Company was informed that GMAC's board of directors had approved the proposed transaction. Contract negotiations started on June 21 and continued until the night of June 22. On the evening of June 22, the Board of Directors reconvened to review the GMAC Proposal and the definitive Merger Agreement, as negotiated over the weekend. At the meeting, the Board of Directors reviewed in detail the offer from GMAC and the terms of the Merger Agreement and received a presentation from Goldman Sachs as to the financial terms of the transaction. Goldman Sachs advised the Board, orally (which opinion was subsequently confirmed in writing in an opinion dated June 23, 1997), that it was of the opinion that the $26.00 per share in cash to be received by holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders. See "THE MERGER--Opinion of the Company's Financial Advisor" and Annex B (which is the full text of the written opinion of Goldman Sachs, and which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion and is incorporated herein by reference). The Board of Directors then approved the Merger Agreement by unanimous vote of the directors present and voting and determined that the terms of the Merger and the Merger Agreement were fair and in the best interests of the stockholders, all, however, subject to receipt of the approval of the board of directors of GM at its meeting of June 23, 1997.

  On June 23, 1997, the Company was informed that the board of directors of GM had approved the proposed transaction and Goldman Sachs delivered its written fairness opinion to the Company's Board of Directors. The Company asked the NYSE to halt trading in its securities pending an announcement, which was done. The Merger Agreement was signed on the evening of June 23, 1997 and a press release announcing the signing of the Merger Agreement was issued.

  On July 7, 1997, the Board of Directors present and voting unanimously approved an amendment to the Merger Agreement to formally add Merger Sub as a party to the Merger Agreement, ratified the Merger

Agreement as so amended and recommended that the Stockholders approve the Merger and approve and adopt the Merger Agreement.

  On July 17, 1997, the Board of Directors approved by unanimous written consent a second amendment to the Merger Agreement clarifying that the shares of Common Stock held by the subsidiaries of the Company will remain outstanding.

  Reasons for the Merger. In determining whether to approve the Merger and the Merger Agreement and to recommend that Stockholders approve the Merger and the Merger Agreement, the Board of Directors considered a number of factors, including the following:

    (i) The historical trading prices for the shares of Common Stock, the price per share offered by GMAC and the fact that the consideration to be paid in the Merger represents a premium of 67.7% over the June 20, 1997 closing market price of $15.50 per share of Common Stock and a premium of 62.5% over the June 23, 1997 closing market price of $16 per share of Common Stock;

    (ii) That the Merger is not conditioned on the availability of financing or other financing contingencies;

    (iii) The members of the Board of Directors were generally familiar with and knowledgeable about the Company's affairs, including the present and possible future economic, regulatory and competitive environment in which the Company operates its insurance business, and further reviewed these matters in the course of their deliberations. In evaluating the Company's prospects, the Board of Directors considered, among other things, the opportunities available to the Company to improve its results and capacity to fund and manage its future growth. The Board of Directors also considered the risks facing the Company, including the subsequent entry of financially stronger and much larger insurers into the Company's business, and the increasing rate of competition;

    (iv) The oral opinion (which opinion was subsequently confirmed in writing) received by the Board of Directors from Goldman Sachs on June 22, 1997, to the effect that, as of such date, the $26.00 per share in cash to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such holders;

    (v) The terms of the Merger Agreement represented the highest price per share for the Common Stock that was proposed to the Company during the process;

    (vi) The process was extensive and afforded each participant every opportunity to submit its best proposal prior to the acceptance of any proposal by the Board of Directors;

    (vii) GMAC's financial condition and credit ratings and its ability to consummate the Merger;

    (viii) The uncertainty, if the GMAC Proposal was rejected, of negotiating an alternative transaction on as favorable a basis with another party; and

    (ix) That the Merger Agreement permits third parties to make Acquisition Proposals to the Company and that, if any such proposals were made, the Company, in the exercise of its fiduciary duties, could determine to provide information to, engage in negotiations and, subject to the exercise by GMAC of its right of first refusal or to the payment by the Company of a $15,000,000 break-up fee, enter into a transaction with another party; that the right of first refusal must be exercised quickly (within two business days); and that the break-up fee is a reasonable amount as compared to the total Merger Consideration.

  Based on this analysis, the Board of Directors determined by unanimous vote of the Directors that the Merger is fair to, and in the best interests of, the stockholders. All of the directors except one (Lester L. Coleman, who was out of the country) were at the meeting on June 20, 1997. All of the directors except Mr. Coleman and Ronald N. Zebeck were at the June 22, 1997 reconvened meeting. All of the directors except Mr. Whittemore were at the July 7, 1997 meeting at which the Board of Directors by unanimous vote of the directors present and voting approved the amendment adding Merger Sub as a party to the Merger Agreement and ratified the Merger Agreement as amended.

  The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, and such information and factors were considered collectively by the Board of Directors in connection with its review of the Merger Agreement and the proposed transactions. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors. For a discussion of the interests of certain members of the Company's management and Directors in the Merger, which interests were considered by the Board of Directors, see "--Interests of Certain Persons in the Merger."

  The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. THE STOCKHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See also "--Opinion of the Company's Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors has unanimously determined that the Merger and the Merger Agreement are advisable, fair and in the best interests of the Company and its stockholders and approved the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. In considering the recommendation of the Board of Directors, Stockholders should be aware that certain directors of the Company have a direct or indirect interest in recommending the Merger, as do certain executive officers of the Company. See "THE MERGER--Interests of Certain Persons in the Merger."

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  On June 23, 1997, Goldman Sachs delivered its written opinion to the Board of Directors that as of the date of such opinion, the $26.00 per share in cash to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such holders.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED JUNE 23, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

  In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K of Integon for the five years ended December 31, 1996;
(iii) statutory financial statements for Integon for the two years ended December 31, 1996; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Integon; (v) certain other communications from Integon to its stockholders; (vi) certain financial analyses and actuarial appraisals performed by nationally recognized actuarial and appraisal firms (the "Appraisals"); and (vii) certain internal financial analyses and forecasts for Integon prepared by management. Goldman Sachs also held discussions with members of the senior management of Integon regarding its past and current business operations, financial condition, and future prospects. In addition, Goldman Sachs reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for Integon with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry and performed such other studies and analyses as it considered appropriate.

  Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion, including, without limitation, the information furnished by Integon and its actuaries relating to loss and loss adjustment expense reserves and related items. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including the loss and loss adjustment expense reserves) of Integon or any of its subsidiaries and, except for the Appraisals, Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs' advisory services and the opinion of Goldman Sachs referred to herein were provided for the information and assistance of the Board of Directors in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to the Merger.

  The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the Integon Board on June 23, 1997.

    (i) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Integon to corresponding financial information, ratios and public market multiples for 13 publicly traded corporations in the property and casualty insurance industry:
  American International Group, Inc., The Allstate Corp., Travelers Property/Casualty Corporation, CIGNA Corp., Chubb Corp., Hartford Financial Services Group Inc., St. Paul Companies, Inc., CNA Financial Corp., SAFECO Corporation, Progressive Corp., Cincinnati Financial Corp., United States Fidelity & Guaranty Group and American Financial Group, Inc. (the "P&C Selected Companies"). Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of the P&C Selected Companies were calculated using closing market prices for such companies on June 20, 1997 and the multiples and ratios for each of the P&C Selected Companies were based on the most recent publicly available information. With respect to the P&C Selected Companies, Goldman Sachs considered estimated calendar year 1997 and 1998 price/earnings ratios (based on median Institutional Broker Estimate System ("IBES") earnings estimates), which ranged from a low of 11.1x to a high of 22.1x, with a median of 15.0x, for estimated calendar year 1997, and a low of 10.4x to a high of 19.5x, with a median of 13.2x, for estimated calendar year 1998. Goldman Sachs also considered for the P&C Selected Companies the market price to book value multiple (excluding any adjustments for FASB No. 115), which ranged from a low of 0.94x to a high of 3.63x, with a median of 2.28x, and the debt to total capitalization ratio, which ranged from a low of 11.6% to a high of 33.5%, with a median of 19.8%. IBES is a data service, which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

    In addition, Goldman Sachs reviewed and compared certain financial information relating to Integon to corresponding financial information, ratios and public market multiples for five publicly traded corporations in the nonstandard auto insurance industry: Progressive Corp., Guaranty National Corp., Titan Holdings Inc., Mobile America Corp. and Omni Insurance Group, Inc. (the "NS Selected Companies"). Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Integon were calculated using a price of $15.50 per share of Integon Common Stock, the closing price of such Common Stock on the New York Stock Exchange on June 20, 1997, and the multiples of the NS Selected Companies were calculated using closing market prices for such companies on June 20, 1997. The multiples and ratios for each of the NS Selected Companies were based on the most recent publicly available information. With respect to the NS Selected Companies, Goldman Sachs considered estimated calendar year 1997 and 1998 price/earnings ratios (based on median IBES earnings estimates), which ranged from a low of 8.0x to a high of 18.8x, with a median of 12.9x, for estimated calendar year 1997, and a low of 7.2x to a high of 16.7x, with a median of 11.0x, for estimated calendar year 1998, compared for estimated calendar year 1998 to ratios of 13.7x (based on IBES estimates) and 8.7x (based on management estimates) for Integon (estimated calendar year 1997 information was not meaningful for Integon). Goldman Sachs also considered for the NS Selected Companies the market price to book value multiple (excluding any adjustments for FASB No. 115), which ranged from a low of 1.36x to a high of 3.63x, with a median of 1.80x, compared to a multiple of 1.68x for Integon, and the debt to total capitalization ratio, which ranged from a low of 0.0% to a high of 31.5%, with a median of 30.6%, compared to ratios of 37.1% (based on total capital) and 49.1% (based on tangible capital) for Integon.

    (ii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis under the following two scenarios: (a) using Integon's management estimates (the "Management Case") and (b) using IBES earnings estimates (the "IBES Case"). Goldman Sachs calculated a net present value of free cash flows for the years 1997 through 2006 using discount rates ranging from 12.5% to 20.0%. Goldman Sachs calculated Integon's terminal values in the year 2006 based on multiples ranging from 12.0x earnings per share ("EPS") to 18.0x EPS. These terminal values were then discounted to present value using discount rates from 12.5% to 20.0%.

    Using Integon's terminal values in the year 2006 based on multiples ranging from 12.0x EPS to 18.0x EPS and discounting these terminal values to present value using discount rates ranging from 12.5% to 20.0%, the implied per share values (which is the present value of cash flows per share plus the equity terminal value) ranged from a low of $10.27 to a high of $46.83 in the Management Case and from a low of $6.62 to a high of $30.61 in the IBES Case.

    (iii) Analysis at Various Prices. Goldman Sachs prepared a financial analysis of the Merger and calculated various financial multiples assuming
  (a) that holders of Common Stock receive in the Merger $26.00 in cash for each share of Common Stock and (b) $581.0 million (excluding option proceeds) of equity consideration (assuming 15.7 million shares of Common Stock outstanding, 1.6 million options outstanding, 1.2 million treasury shares held by subsidiaries of Integon, and 3.8 million shares of Common Stock issued upon conversion of preferred stock). Goldman Sachs calculated multiples of the equity consideration to: (i) book value and (ii) fully diluted EPS. This analysis indicated that the multiple of stated book value at March 31, 1997 was 3.4x and tangible book value at March 31, 1997 was 8.7x. This analysis indicated that the multiple of (A) (1) estimated 1997 EPS (based on IBES estimates) was (19.7)x and (2) estimated 1998 EPS (based on IBES estimates) was 22.4x, and (B) (1) estimated 1997 EPS (based on management estimates) was (20.5)x, (2) estimated 1998 EPS (based on management estimates) was 15.0x, and (3) estimated 1999 EPS (based on management estimates) was 12.3x. This analysis also indicated that the $26.00 in cash per share of Common Stock to be paid pursuant to the Merger Agreement represented a premium, based on the closing price per share of Integon Common Stock on June 20, 1997 and April 28, 1997 of $15.50 and $9.50, respectively, of 67.7% and 173.7%, respectively.

    (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 15 selected transactions in the nonstandard automobile insurance industry since April 1990, including two pending transactions and the Merger (the "NS Selected Transactions"). Such analysis indicated that for the NS Selected Transactions aggregate consideration as a multiple of (a) latest 12 months ("LTM") net income (calculated in accordance with generally accepted accounting principles ("GAAP")) ranged from a low of 8.8x to a high of 44.1x, with a median of 18.2x (LTM net income information is not meaningful for Integon), (b) tangible book value (calculated in accordance with GAAP) ranged from a low of 1.05x to a high of 1.87x, with a median of 1.60x, compared to 8.72x for Integon, (c) statutory net income ranged from a low of 9.3x to a high of 22.5x, with a median of 16.4x, compared to 73.2x for Integon, and (d) statutory surplus ranged from a low of 0.9x to a high of 4.7x, with a median of 2.0x, compared to 2.4x for Integon. Such analysis also indicated that for the NS Selected Transactions, the percentage of premium paid (based on the market price of the acquired company's stock prior to announcement of the transaction) ranged from a low of 15% to a high of 67%, with a median of 65%, compared to 68% for Integon.

    In addition, Goldman Sachs analyzed certain information relating to 49 selected transactions in the property and casualty insurance industry since March 1990, including seven pending transactions and two transactions that were terminated (the "P&C Selected Transactions"). Such analysis indicated that for the P&C Selected Transactions aggregate consideration as a multiple of (a) LTM net income (calculated in accordance with GAAP) ranged from a low of 5.3x to a high of 47.1x, with a mean of 24.3x and a median of 21.2x (LTM net income information is not meaningful for Integon), (b) tangible book value (calculated in accordance with GAAP) ranged from a low of 0.55x to a high of 4.10x, with a mean of 1.60x and a median of 1.29x, compared to 8.72x for Integon, (c) statutory net income ranged from a low of 6.2x to a high of 53.3x, with a mean of 19.5x and a median of 16.3x, compared to 73.2x for Integon, and (d) statutory surplus ranged from a low of 0.56x to a high of 6.33x, with a mean of 2.05x and a median of 1.69x, compared to 2.4x for Integon. Such analysis also indicated that for the P&C Selected Transactions, the percentage of premium paid (based on the market price of the acquired company's stock prior to announcement of the transaction) ranged from a low of 2.8% to a high of 97.3%, with a mean of 35.9% and a median of 30.8%, compared to 68% for Integon.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction (other than the Merger) used in the above analyses as a comparison is directly comparable to Integon or GMAC or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Board of Directors as to the fairness to the holders of Common Stock of the $26.00 per share in cash to be received by such holders pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Integon, GMAC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

  As described above, Goldman Sachs' opinion to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex B hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Integon selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with Integon, having provided certain investment banking services to Integon from time to time, including having acted as underwriter for the issuance of $100,000,000 aggregate liquidation amount of 10 3/4% Capital Securities by Integon Capital I, a subsidiary of Integon, in February 1997, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs also has provided investment banking services to GM and GMAC from time to time and may provide investment banking services to GM and GMAC in the future. In the ordinary course of Goldman Sachs' securities businesses, it actively trades the debt and equity securities of Integon and GM and its subsidiaries for its own account and the accounts of its customers, and it therefore may from time to time hold a long or short position in such securities.

  Pursuant to a letter agreement, dated April 28, 1997 (the "Engagement Letter"), Integon engaged Goldman Sachs to act as its financial advisor to assist Integon in its analysis and consideration of the various financial alternatives available to it and in connection with the possible sale of all or a portion of Integon. Pursuant to the terms of the Engagement Letter, Integon has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of 1.25% of the aggregate consideration paid in such transaction, which consideration includes the assumption by the Surviving Corporation of the Company's indebtedness under its outstanding indentures. Integon has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

THE MERGER AGREEMENT

  The following is a summary of the material terms of the Merger Agreement, a copy of which is attached hereto as Annex A. The summary of the Merger Agreement contained herein is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully.

  Consideration to be Paid in the Merger. The Merger Agreement provides that upon the terms (and subject to the conditions) set forth in the Merger Agreement, Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease, and the Company shall be the Surviving Corporation and shall become an indirect subsidiary of GMAC. As a result of the Merger, each share of Common Stock (other than (i) shares of Common Stock held in the treasury of the Company or owned or held by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment, (ii) shares of Common Stock in respect of which appraisal rights have been properly demanded and exercised, and (iii) shares of Common Stock held by the subsidiaries of the Company, which will remain outstanding as shares of the Surviving Corporation), will represent the right to receive $26.00, in cash, without interest. Each share of Convertible Preferred Stock (other than shares of Convertible Preferred Stock owned by GMAC, Merger Sub or any other wholly owned subsidiary of GMAC, which will be canceled without payment), which is converted into Common Stock by its holder on or prior to the Effective Time pursuant to the Certificate of Designation, will represent the right to receive $26.00 per share of Common Stock issued upon conversion of such Convertible Preferred Stock (or $68.24 per share of Convertible Preferred Stock), in cash, without interest. After the Effective Time, each share of Convertible Preferred Stock will be convertible into the right to receive $68.24 per share, in cash, without interest, and any shares of Convertible Preferred Stock not so converted will be redeemed at $52.33 per share shortly after the Effective Time. See "THE MERGER--The Merger Agreement--Redemption of Convertible Preferred Stock." Each 1992 Option issued under the 1992 Plan will represent the right to receive, in settlement and cancellation of such 1992 Option, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Option, multiplied by the number of shares of Common Stock covered by such 1992 Option. Each Omnibus Option issued under the Omnibus Plan will represent the right to receive, in settlement and cancellation of such Omnibus Option, an amount in cash, without interest, equal to (i) the excess of the greater of $26.00 or the Change In Control Price over the exercise price of such Omnibus Option, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Option. The Merger Agreement provides that (subject to certain provisions therein) the closing of the Merger shall occur as soon as practicable following the satisfaction or, to the extent permitted under the Merger Agreement, waiver of the conditions to the Merger set forth in the Merger Agreement.

  Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation of the Company will continue as the certificate of incorporation of the Surviving Corporation, and the bylaws of Merger Sub will become the bylaws of the Surviving Corporation.

  Stockholders' Meeting. The Merger Agreement provides that the Company, acting through the Board of Directors, shall take all action necessary to convene a meeting of the stockholders for the purpose of considering and voting on the Merger Agreement and the transactions contemplated thereby as soon as practicable following the date of the Merger Agreement and, subject to its fiduciary duties under applicable law as advised by outside counsel, recommend to the Stockholders the approval of the Merger Agreement and of the transactions contemplated thereby.

  Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties by the Company, subject to exceptions for prior disclosure on schedules and, in certain cases, for matters that do not have a material adverse effect on the business, operations, assets, properties, liabilities, financial condition or results of operations ("Material Adverse Effect") on the Company or any of its subsidiaries, with respect to, among other things, (i) the due organization, valid existence, good standing, due qualification, corporate power and authority of the Company and its subsidiaries; (ii) the full authorization and power to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby, and the validity and enforceability thereof; (iii) the execution and delivery of the Merger Agreement not conflicting with the charter and bylaws of the Company or its subsidiaries, not constituting a default under contracts, or a violation of laws and regulations; (iv) capitalization; (v) subsidiaries; (vi) certain consents and approvals of governmental entities; (vii) the compliance with the Exchange Act, as amended, in connection with documents filed by the Company with the SEC since December

31, 1995; (viii) insurance subsidiary financial statements and the compliance of such statements with regulatory requirements; (ix) the absence of undisclosed liabilities; (x) the conduct of business in the ordinary course and the absence of material changes and events since December 31, 1996; (xi) the absence of actions or proceedings other than Direct Action Claims (as defined in the Merger Agreement), pending or threatened, or judgments against the Company or its subsidiaries, or facts known that could result into such actions; (xii) the compliance of the Company and its subsidiaries with their charter documents and contracts to which they are parties; (xiii) the timely filing of tax returns and other representations related to tax matters; (xiv) employee benefit plans and certain ERISA matters; (xv) the absence of untrue or misleading statements in the information provided for the Proxy Statement;
(xvi) brokers and finders fees; (xvii) the amendment to the Rights Agreement; (xviii) material contracts; (xix) the compliance of loss, adjustment to expense and unearned premium reserves with required form and regulatory requirements; (xx) the appropriateness of reinsurance recoverables; (xxi) the absence of labor controversies and collective bargaining agreements; (xxii) the absence of default under or breach of contracts to which the Company or its subsidiaries are parties; (xxiii) the premiums receivable of the insurance subsidiaries arising under validly issued policies and in the ordinary course of business; (xxiv) bank accounts; (xxv) guarantees; (xxvi) the maintenance of insurance policies to which the Company or its subsidiaries are parties or beneficiaries; (xxvii) disclosures of the interests of related parties in the Company or its subsidiaries; (xxviii) the good title of the Company and its subsidiaries to intellectual property rights used in the course of business and the absence of infringements of the rights of, or claims from, third parties; (xxix) the compliance of the businesses of the Company and its subsidiaries with laws and regulations; (xxx) the good title of the Company and its subsidiaries to the real property used in the business and the compliance of the use of the real property with laws and regulations; (xxxi) the compliance of investments of insurance subsidiaries with regulatory requirements and state financial standards; (xxxii) the compliance of insurance practices with legal and regulatory requirements; (xxxiii) the obtaining of and compliance with all licenses and other permits required for the conduct of the business of the Company and its subsidiaries; (xxxiv) the absence of material overdue assessment under risk sharing plans; and (xxxv) the availability of documents to GMAC.

  GMAC and Merger Sub have also made certain representations and warranties, including representations and warranties with respect to (i) the due organization, valid existence, good standing, corporate power and authority of GMAC and Merger Sub; (ii) the full authorization and power to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby, and the validity and enforceability thereof; (iii) the absence of conflict or breach of charter documents, consents and approvals and absence of violation, breach of or default under contracts or legal requirements; and
(iv) brokers and finders fees.

  It is a condition to the obligation of GMAC and Merger Sub to effect the Merger that all representations and warranties of the Company contained in the Merger Agreement be true and correct on and as of the Effective Time as if made on and as of such date, except where the failure of such representation and warranty to be true and correct on the Effective Time has not resulted in a Material Adverse Effect on the Company and its subsidiaries taken as a whole. See "--Conditions to Obligation of GMAC and Merger Sub."

  Conduct of Business Pending Merger. The Company has agreed that from the date of the Merger Agreement to the Effective Time, with certain exceptions, unless GMAC has consented in writing thereto, the Company will, and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and use its reasonable best efforts to preserve intact its business organization and to maintain satisfactory relationships with customers, suppliers and employees and all other persons having business relationships with it.

  The Company has also agreed that it shall not, and shall not permit any of its subsidiaries to: (i) amend its charter or bylaws; (ii) issue, sell, pledge, or otherwise deliver any capital stock of any class, or any securities convertible into or exchangeable for shares of capital stock of any class of the Company other than shares of Common Stock issuable upon exercise of the Options and upon conversion of the Convertible Preferred Stock; (iii) effect any split, combination or reclassification; (iv) declare or pay or set aside any dividend (other than regularly scheduled dividends on the Common Stock and the Convertible Preferred Stock at their levels on the date of the Merger Agreement); (v) redeem, purchase or otherwise acquire any share of its capital stock; (vi) increase or establish any employee benefit plan or otherwise increase in any manner the compensation payable or to become payable by the Company or any of its subsidiaries to any of their respective directors, officers or employees, other than in the ordinary course of business consistent with past practice or as required under any existing employment agreement or employee benefit plan, or enter into any employment or severance agreement with or grant any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries, other than in accordance with existing employee benefit plans; (vii) enter into any other agreements, commitments or contracts that are material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice; (viii) take any action with respect to the assets and liabilities, rights and obligations of the Company and its subsidiaries that would constitute a material change in such assets, liabilities, rights and obligations of the Company and its subsidiaries; and
(ix) enter into any agreement or commitment, whether in writing or otherwise, to take any action described above or agree, commit or arrange to do any of the foregoing.

  Access to Information. Under the Merger Agreement, from the date of the Merger Agreement to the Effective Time, upon reasonable notice, the Company and its subsidiaries are to afford GMAC and its authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, personnel, contracts and other agreements, any documents relating to tax returns of the Company and its subsidiaries and other books and records of the Company and its subsidiaries and are to promptly deliver or make available to GMAC a copy of each report, schedule and other document filed by the Company pursuant to the requirements of federal or state securities laws and all other information concerning the business, properties, assets and personnel of the Company and its subsidiaries as GMAC may from time to time reasonably request, including, without limitation, access to outside counsel of the Company or any subsidiary in connection with the review of any claim, dispute, action, proceeding, suit, appeal, investigation or inquiry pending or threatened against the Company or any subsidiary.

  No Solicitation; Fiduciary Duties. The Company has agreed in the Merger Agreement that neither it nor any of its subsidiaries, nor any of their respective officers, directors, employees or representatives, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than GMAC and Merger Sub or any affiliate, associate or designee of GMAC or Merger Sub) concerning any Acquisition Proposal. The Company is to promptly notify GMAC if any proposal, offer or substantial contact with respect thereto is made by any person in writing. Notwithstanding the foregoing, the Merger Agreement provides that (a) the Board of Directors may take, and disclose to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer for shares of capital stock of the Company and (b) the Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests after the date of the Merger Agreement, and may participate in discussions and negotiate with any person or group concerning any Acquisition Proposal, only if such person or group has submitted a written Acquisition Proposal to the Board of Directors and the Board of Directors determines in its good faith judgment, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to take such action would constitute a breach of the Board of Directors' fiduciary duty under applicable law. See "--Fees and Expenses" and "-- Termination" for a description of the consequences of responding to an Acquisition Proposal.

  Fees and Expenses. Except as provided in the Merger Agreement, whether or not the Merger is consummated, all fees, charges and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder shall be paid by the party incurring such fees, charges or expenses. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. The Company will reimburse banks, brokers, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company has engaged D.F. King to assist it in the solicitation of proxies and to provide various proxy services for the Company in connection with the Special Meeting at a cost of approximately $9,000 plus reasonable out-of-pocket expenses. See "VOTING AND PROXIES--Record Date; Solicitation of Proxies."

  The Merger Agreement provides that the Company will pay to GMAC a break-up fee of $15,000,000 if the Company terminates the Merger Agreement after having received an Acquisition Proposal from any person or group and after a good faith determination by the Board of Directors, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to terminate the Merger Agreement would constitute a breach of the Board of Directors' fiduciary duty under applicable law. See "--Termination."

  Reasonable Efforts; Additional Actions. The Merger Agreement provides that, subject to the terms and conditions provided therein, the Company, GMAC and Merger Sub shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement, including using all reasonable efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the Company's and the GMAC's borrowing or other contractual arrangements required by the Merger, (b) effect promptly all necessary or appropriate registrations and filings with governmental entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Securities Act, the Exchange Act and the DGCL, (c) effect promptly and prosecute diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable insurance laws for the consummation of the Merger, (d) defend any lawsuit or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger and (e) fulfill or cause the fulfillment of the conditions to closing set forth in the Merger Agreement.

  Notification of Certain Matters. The Merger Agreement provides that the Company shall give notice to GMAC, and GMAC and Merger Sub shall give notice to the Company, promptly upon becoming aware of (a) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in the Merger Agreement to be untrue or inaccurate in any material respect at any time after the date of the Merger Agreement and prior to the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it thereunder.

  Public Announcements. The Merger Agreement provides that GMAC and Merger Sub, on the one hand, and the Company, on the other hand, shall not, and shall cause their subsidiaries and affiliates not to, issue or cause the publication of any press release or any other announcement (including without limitation announcements to employees, agents or policyholders) with respect to the Merger, the Merger Agreement or the other transactions contemplated thereby without the consent of the other, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirements.

  Severance Agreements. Steven C. Andrews and Donald F. McKee, the Executive Vice President and Chief Operating Officer, and the Senior Vice President and Chief Financial Officer, respectively, of the Company, are party to agreements that contain change of control provisions under which such executive officers may be entitled to certain severance payments and additional non-compete payments in the event that such officers' employment is terminated or in the event that such officer voluntarily leaves employment within two years following the Effective Time. John B. Yorke, John C. Beattie, Arthur S. Lyon, Brian T. Sheekey and Kenneth J. Jakubowski, executive officers of the Company, are also party to agreements that contain change of control provisions providing that such officers will be entitled to certain payments in the event that such officers' employment is involuntarily or constructively terminated within two years following the Effective Time. Six other officers of the Company are party to agreements with the Company under which they may be entitled to certain payments upon a change of control of the Company, the terms and conditions of which are similar to those of Messrs. Yorke, Beattie, Lyon, Sheekey and Jakubowski. All the foregoing agreements are collectively referred to herein as the "Severance Agreements." The Company also has a severance pay policy covering its employees, which are not parties to the Severance Agreements, that entitles such employees to receive severance pay if their employment is terminated in connection with a change of control, under certain circumstances. Neither John C Head III nor John B. McKinnon, the Chairman of the Board of Directors, and the President and Chief Executive

Officer, respectively, of the Company, are parties to any agreement entitling them to severance or non-compete payments. For a detailed description of the Severance Agreements, see "--Interests of Certain Persons in the Merger."

  The Merger Agreement provides that for a period of at least two years from and after the Effective Time, GMAC will cause the Surviving Corporation to honor the severance policy and Severance Agreements in accordance with the terms of such policy and agreements as are in effect immediately prior to the Effective Time.

  Indebtedness of the Company. The Merger Agreement provides that from and after the Effective Time, GMAC will and will cause the Surviving Corporation to honor in accordance with their terms, the Indenture dated as of August 26, 1992 between the Company and First National Bank of Chicago, as trustee, as supplemented from time to time, the Indenture dated as of October 15, 1994 between the Company and First National Bank of Chicago, as trustee, as supplemented from time to time, and the Indenture dated as of February 10, 1997 between the Company and First Union National Bank of North Carolina, as trustee, as supplemented from time to time (the "Junior Subordinated Indenture"), including, without limitation, any repurchase obligations with respect to the Junior Subordinated Deferrable Interest Debentures (the "Debentures") issued pursuant to the Junior Subordinated Indenture upon a Change of Control (as such term is defined in the Junior Subordinated Indenture). Thus, upon the occurrence of a Change of Control under the Junior Subordinated Indenture, holders of 10 3/4% Capital Securities of Integon Capital I (the "Capital Securities") will have the right, at such holders' option, to require the Company to repurchase a like amount of Debentures corresponding to the liquidation amount of Capital Securities that such holders seek to have repurchased at a repurchase price equal to 101% of the aggregate liquidation amount of such Capital Securities plus accumulated and unpaid distributions thereon to the repurchase date, which date shall not be less than 30 days nor more than 60 days from the date a notice of Change of Control has been sent by the Company to such holders (which notice shall be sent within 10 business days following the occurrence of such Change of Control).

  Termination of Investment Advisory Agreement. The Merger Agreement provides that effective at the Effective Time, the Company shall terminate the Investment Advisory Agreement between the Company and Head Asset Management L.L.C. with no further liability or obligation thereunder to the Company or its subsidiaries.

  Termination of Executive Salary Deferral Plan. As required by GMAC, the Merger Agreement provides that, effective at or prior to the Effective Time, the Company shall terminate the Salary Deferral Plan, which became effective as of January 22, 1997, with no further liability or obligation thereunder to the Company or its subsidiaries other than to pay Mr. Head, the only participant under the plan, having deferred all cash compensation otherwise due him in 1997 indexed to the Common Stock's total return, an amount of approximately $985,000 due thereunder. In addition, under the Omnibus Plan, Mr. Head will be entitled to a bonus of $500,000, which will be deferred until January 2, 1998 and paid by the Surviving Corporation.

  Employee Plans. Under the Merger Agreement, from and after the Effective Time, GMAC has agreed to provide, or cause the Surviving Corporation to provide, to employees of the Company retirement benefits, bonus and incentive compensation and life, health, disability and other welfare benefits on a basis economically comparable to similar plans currently in effect for the Company's employees, and, for purposes of determining eligibility to participate, vesting and entitlement benefits, service with the Company or any subsidiary prior to the Effective Time is to be treated as service with GMAC or its subsidiaries unless such recognition would result in a duplication of benefits. See "--Interests of Certain Persons in the Merger."

  Investment Portfolio. The Company is to cause the investments of its insurance subsidiaries to be maintained prior to the Effective Time in accordance with past investment policies and practices of the insurance subsidiaries, except that, pending the closing, cash proceeds from any investment (whether as a result of the sale or maturity of an investment or from investment income) is to be invested in United States Treasury Securities having a maturity of 4 1/2 to 5 1/2 years.

  Updating of Schedules. From the date of the Merger Agreement until the Effective Time, the Company is to keep up-to-date all of the Schedules to the Merger Agreement, and is to notify GMAC on a monthly basis of any changes or additions or events that may, after the lapse of time, cause any change or addition in any of such Schedules, whether or not such changes or additions relate to matters that are permitted under the Merger Agreement. If the Company submits an amended Schedule to GMAC and, if in GMAC's reasonable judgment, such amendment or supplement, either individually or in the aggregate with other amendments or supplements, results in a change that has had a Material Adverse Effect on the Company and its subsidiaries taken as a whole, then GMAC may reject such amended Schedule and, if the Company fails or refuses to promptly take such actions as are necessary to make the original version of the Schedule satisfy in all material respects each applicable representation and warranty under the Merger Agreement (as of the Effective
Time), such failure or refusal will be deemed to be the failure of the conditions to closing set forth in Article 6 of the Merger Agreement, and GMAC will be entitled to terminate the Merger Agreement. See "--Conditions to Obligation of GMAC and Merger Sub."

  Redemption of Convertible Preferred Stock. Under the Merger Agreement, GMAC shall cause the Surviving Corporation to issue a notice of redemption within five days after the later of (i) the Effective Time or (ii) September 16, 1997 to all holders of Convertible Preferred Stock then outstanding. Such notice of redemption shall provide for the Redemption Record Date (as defined in the Certificate of Designation) to be at least 20 days after the notice of redemption has been given. On the Redemption Record Date, the Surviving Corporation shall redeem all outstanding shares of Convertible Preferred Stock at $52.33 per share, the redemption price under the terms of the Certificate of Designation. If a notice of redemption has been given and any holder of shares of Convertible Preferred Stock shall, prior to the close of business on the fifth day preceding the Redemption Record Date, give written notice to the Surviving Corporation, pursuant to paragraph 6 of the Certificate of Designation, of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by Certificates for such shares, duly endorsed or assigned to the Surviving Corporation and any necessary transfer tax payment, as required by such paragraph 6), then such redemption shall not become effective as to such shares to be converted and such shares shall be converted into the right to receive $68.24 in cash, without interest, which amount corresponds to the amount of cash receivable upon the Merger by a holder of the number of shares of Common Stock into which a share of Convertible Preferred Stock would have been convertible immediately prior to the Merger at the Conversion Price (as defined in the Certificate of Designation) then in effect. See "--Consideration to be Paid in the Merger" and "--Termination."

  General Conditions to the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions: (i) the Merger Agreement shall have been adopted by the affirmative vote of the Stockholders by the requisite vote in accordance with applicable law; (ii) no laws or regulations shall have been enacted, entered, promulgated or enforced by any court or governmental entity that prohibit or prevent the consummation of the Merger;
(iii) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental entity required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made (as the case may be), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect with respect to the Company or any subsidiary or GMAC, or materially adversely affect the ability of the Company, GMAC or Merger Sub to perform their respective obligations hereunder, and such consents, authorizations, orders and approvals shall be subject to no conditions other than (A) conditions customarily imposed by insurance regulatory authorities or
(B) other conditions that could not reasonably be expected to have a Material Adverse Effect with respect to the Company or any of the subsidiaries, taken as a whole; and (iv) any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

  Conditions to Obligation of GMAC and Merger Sub. In addition, the obligation of GMAC and Merger Sub to effect the Merger is subject to the fulfillment or waiver at the Effective Time of the following conditions: (i) the Company shall have performed in all material respects the covenants and obligations required to be performed by it under the Merger Agreement on or prior to the Effective Time;
(ii) the representations and warranties of the Company contained in the Merger Agreement shall be true and correct on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Effective Time, individually or in the aggregate, has not resulted in a Material Adverse Effect on the Company and its subsidiaries taken as a whole, the foregoing condition shall be deemed to have been fulfilled; (iii) GMAC shall have received a certificate signed by an executive officer of the Company to the effect above; (iv) all proceedings taken in connection with the filing of the Certificate of Merger and other similar transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to GMAC and its counsel; and (v) GMAC shall have received a legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, covering certain legal matters.

  Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the fulfillment or waiver at the Effective Time of the following additional conditions: (i) GMAC and Merger Sub shall have performed in all material respects the covenants and obligations required to be performed by them under the Merger Agreement on or prior to the Effective Time; (ii) the representations and warranties of GMAC and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date;
(iii) the Company shall have received a certificate signed by an executive officer of each of GMAC and Merger Sub to the effect above; and (iv) the Company shall have received a legal opinion of GMAC's legal staff covering certain legal matters.

  Rights Agreement. On June 23, 1997, the Company amended (the "Amendment") the Rights Agreement, dated as of January 22, 1997, as amended on February 13, 1997 (as amended, the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as rights agent. The Amendment provides that none of (a) the execution or delivery of the Merger Agreement by the Company and GMAC, (b) GMAC or Merger Sub, or any Affiliate or Associate (as defined in the Rights Agreement) of GMAC or Merger Sub, becoming a Beneficial Owner (as defined in the Rights Agreement) of Common Stock pursuant to the Merger Agreement or (c) the consummation of the Merger or other transactions contemplated in the Merger Agreement shall (i) cause GMAC or the Merger Sub, or any Affiliate or Associate of GMAC or Merger Sub, to become an Acquiring Person (as defined in the Rights Agreement), (ii) cause a Distribution Date (as defined in the Rights Agreement) to occur in accordance with the terms of the Rights Agreement or (iii) be deemed a Section 13 Event (as defined in the Rights Agreement). The Amendment also provides that the Expiration Date (as defined in the Rights Agreement) shall occur at or prior to the earliest to occur of (i) the close of business on January 22, 2007, (ii) the time at which the Rights (as defined in the Rights Agreement) are redeemed, (iii) the time at which such Rights are exchanged or (iv) the Effective Time.

  Termination. The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time notwithstanding approval thereof by the Stockholders, but prior to the Effective Time:

    (a) by mutual written consent of GMAC, Merger Sub and the Company;

    (b) by GMAC, Merger Sub or the Company:

      (i) if a court of competent jurisdiction or other governmental entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable; or

      (ii) if the Effective Time shall not have occurred on or before December 31, 1997, provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill materially any covenant or obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by GMAC, Merger Sub or the Company, if the stockholder approval shall not have been obtained by reason of the failure to obtain the requisite vote at a duly held meeting of stockholders or at any adjournment thereof; and

    (d) by the Company if the Company receives an Acquisition Proposal from any person or group and the Board of Directors determines in its good faith judgment, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to terminate the Merger Agreement would constitute a breach of the Board of Directors fiduciary duty under applicable law; provided, however, that if the Company exercises its right to terminate the Merger Agreement, (i) the Company, upon giving written notice of termination of the Merger Agreement shall furnish a written copy of the Acquisition Proposal giving rise to such termination, and GMAC shall have a right of first refusal, exercisable within two business days after delivery of the Acquisition Proposal to GMAC, to acquire the Company and its subsidiaries on substantially the same economic terms set forth in such Acquisition Proposal, provided that GMAC may substitute cash for any non-cash consideration provided for under such Acquisition Proposal so long as a substantially equivalent economic value, on an after-tax basis, is provided to the Company's stockholders; and (ii) in the event GMAC elects not to exercise such right of first refusal, the Company, upon demand by GMAC, shall pay GMAC a break-up fee equal to $15,000,000. After exercise of any right of first refusal by GMAC in accordance with the immediately preceding sentence, GMAC shall have 180 days to close such transaction.

  Indemnification. The Merger Agreement provides that the certificate of incorporation and bylaws (or equivalent governing instruments) of the Surviving Corporation and each of its subsidiaries shall contain provisions no less favorable with respect to indemnification than are set forth in the certification of incorporation and bylaws of the Company and its subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, agents or employees of the Company or any of its subsidiaries or who were otherwise entitled to indemnification pursuant to the certificate of incorporation and bylaws (or equivalent governing instruments) of the Company or any of its subsidiaries. GMAC shall cause to be maintained in effect for six years after the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company and its subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that GMAC may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous than the existing policies (including with respect to the period covered).

  Amendment. To the extent permitted by applicable law, the Merger Agreement may be amended, modified or supplemented, at any time before or after adoption of the Merger Agreement by the Stockholders by an instrument in writing signed on behalf of all of the parties prior to the Effective Time; provided, however, that after the Merger Agreement is adopted by the Stockholders, no such amendment or modification shall (a) alter or change the amount or kind of consideration to be delivered to the stockholders, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger or (c) alter or change any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the stockholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and executive officers of the Company have interests in the Merger that may be different from, or in addition to, those of the Stockholders generally.

  Certain directors and executive officers of the Company are holders of 1992 Options, which are fully vested, or which will become fully vested and exercisable at the Effective Time and will represent the right to receive, in settlement and cancellation of such 1992 Options, an amount in cash, without interest, equal to the excess of $26.00 over the exercise price of such 1992 Options, multiplied by the number of shares of common stock covered by such 1992 Options. Certain directors and executive officers of the Company are holders of Omnibus Options, which are fully vested, or which will become fully vested and exercisable at the Effective Time and will represent the right to receive, in settlement and cancellation of such Omnibus Options, an amount in cash, without interest, equal to (i) the excess of the greater of $26.00 or the Change In Control Price over the exercise price of such Omnibus Options, multiplied by (ii) the number of shares of Common Stock covered by such Omnibus Options. See "The Merger Agreement--Consideration to be Paid in the Merger."

  The following table sets forth the 1992 Options and Omnibus Options held by the directors and executive officers of the Company.

                                   1992 OPTIONS             OMNIBUS OPTIONS
                             ------------------------- -------------------------
                                NUMBER OF                 NUMBER OF
                                SECURITIES   EXERCISE    SECURITIES    EXERCISE
                               UNDERLYING      PRICE     UNDERLYING      PRICE
    NAME                     OPTIONS GRANTED ($/SHARE) OPTIONS GRANTED ($/SHARE)
    ----                     --------------- --------- --------------- ---------
John B. McKinnon............        --            --        3,550       $19.00
Steven C. Andrews...........     85,000            (1)     40,786           (2)
Donald F. McKee.............     50,000       $17.125      40,786           (2)
John B. Yorke...............     39,000            (3)      6,000       $14.00
Brian T. Sheekey............     20,000       $20.125       6,000       $14.00
Arthur S. Lyon, Jr..........     24,600            (4)      6,000       $14.00
John C. Beattie.............     39,000            (5)      6,000       $14.00
Kenneth J. Jakubowski.......        --            --       15,000       $12.50

--------
(1) Exercise price of $15.00 for 75,000 shares and $17.125 for 10,000 shares.
(2) Exercise price of $18.375 for 25,786 shares and $14.00 for 15,000 shares.
(3) Exercise price of $20.25 for 35,000 shares and $20.00 for 4,000 shares.
(4) Exercise price of $30.25 for 8,000 shares, $18.25 for 4,800 shares, $17.125 for 5,400 shares and $20.00 for 6,400 shares.
(5) Exercise price of $18.25 for 25,000 shares, $17.125 for 7,000 shares and $20.00 for 7,000 shares.

  John C Head III will be entitled to certain payments due under the Salary Deferral Plan and the Omnibus Plan. See "THE MERGER--The Merger Agreement-- Termination of Executive Salary Deferral Plan."

  Steven C. Andrews, Donald F. McKee, John B. Yorke, John C. Beattie, Arthur
S. Lyon, Jr., Brian T. Sheekey and Kenneth J. Jakubowski, all of whom are executive officers of the Company, are party to Severance Agreements.

  Under the Severance Agreements of Steven C. Andrews and Donald F. McKee, in the event of a Change in Control of the Company (as defined in such executive's Severance Agreement), either the Company or the executive may terminate the executive's employment within 24 months after the Change in Control, and upon such termination (unless the termination is for Cause (as defined in such executive's Severance Agreement) the executive will receive as severance pay and in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to the lesser of 1 1/2 times the executive's base salary and any targeted bonus amount in cash equal to 100% of the performance award under Article 8 of the Omnibus Plan that would have been payable for the calendar year in which the termination occurs, assuming that the performance goal for the year had been attained at 100% (except to the extent the targeted bonus amount described below has already been paid pursuant to the change in control provisions of the Omnibus Plan) or 2.99 times the executive's "annualized includible compensation for the base period" minus any parachute payment (as defined in Section 280G(d)(1) of the Internal Revenue Code) payable one-third at the time of termination, one-third at the end of the 12 months following the date of termination, and one-third at the end of the 18 months following the date of termination. In addition, upon a Change in Control, the Company has agreed to make certain payments to the executive, payable one-third six months after the date of termination, one-third 12 months after the date of termination and one-third 18 months after the date of termination. As consideration for such payment in the event of a termination in connection with a Change in Control, the executive has agreed for a period of 18 months following his termination that he will not, as an individual, proprietor, partner, joint venturer, shareholder (other than in a publicly traded company provided that the executive does not own more than 3% of the securities of such company), investor, consultant, advisor, broker, director, officer, agent, employee, trustee, beneficiary or in any other capacity whatsoever, directly or indirectly engage in, or participate with any other person or entity to engage in, any business or activity, whether consisting of a single transaction or a series of transactions or continuous activity, similar to or competitive with the primary business or activity in which the Company engages during the term of the agreement; provided, however, that the Company's sole remedy in the event of a breach of the executive's agreement is to be released from making payments under the agreement to the executive. If his employment is terminated in connection with the Merger, Mr. Andrews will be entitled to receive a payment of approximately $1,036,000 (which amount excludes the target bonus amount to be paid under the Omnibus Plan), and Mr. McKee will be entitled to approximately $1,084,000 (which amount excludes the target bonus amount to be paid under the Omnibus Plan), plus, in each case, any benefit that the executive may have been due under any benefit plan.

  Under the Severance Agreements of Messrs. Yorke, Beattie, Lyon, Sheekey and Jakubowski, in the event of a Change in Control of the Company (as defined in such executive's Severance Agreement), either the Company or the executive if the executive has Good Reason (as defined in such executive's Severance Agreement), may terminate the executive's employment within 24 months after the Change in Control, and upon such termination (unless the termination is for Cause (as defined in such executive's Severance Agreement)), the executive will receive an amount in cash equal to the executive's base salary for 12 months at the rate in effect just prior to the date of termination, such amount being paid in equal semi-monthly payments over the 12 month period following the date of termination. The Company will also pay to the executive the targeted bonus amount in cash equal to 100% of the value of the award under the Annual Incentive Award Plan of the Company that would have been payable for the calendar year in which the termination occurs, assuming that the performance goal for the year had been attained at a level of 100%. Such bonus amount will be payable in equal semi-monthly payments over the 12 month period following the date of termination. Further, the Company will pay to the executive for the period ending 12 months after the date of termination any benefit that may be due to the executive under any benefit plan, program or policy of the Company, except other severance pay plans. Further, the Company will pay to the executive an amount in cash equal to any award under the Omnibus Plan that exceeds the maximum award that may be paid out under the Omnibus Plan during any performance period. In addition, the Company will pay the executive up to an additional six months of base salary in the event that the executive is not employed at the end of the 12 month period, provided that the executive is using his best efforts to obtain comparable employment. Such payments will be made in equal installments on a semi-monthly basis for up to six months so long as the executive remains unemployed and continues to use his best efforts to obtain comparable employment. If the executive becomes employed during such additional six month period, he will be entitled to continue to receive the difference between the severance pay and the base salary of the new job, if any, for the remainder of the six month period. Notwithstanding the foregoing, if the Company determines that the value of the non-compete described below is greater than the 18 months of base salary plus the targeted bonus amount for one year, the Company will pay the executive the value of the non-compete in lieu of any base salary and the targeted bonus amount. As consideration for such payments, the executive has agreed for a period of 18 months following the date of termination that he will not, as an individual, proprietor, partner, joint venturer, shareholder (other than in a publicly traded company provided that the executive does not own more than 3% of the securities of such company), investor, consultant, advisor, broker, director, officer, agent, employee, trustee, beneficiary or in any other capacity whatsoever, directly or indirectly, engage in, or participate with any other person or entity to engage in, any business or activity, whether consisting of a single transaction or a series of transactions or continuous activity, similar to or competitive with the primary business or activity in which the Company engages during the term of the agreement; provided, however, that the Company's sole remedy in the event of a breach of the executive's agreement is to be released from making payments under the agreement to the executive. If his employment is terminated in connection with the Merger, and assuming that the value of his non-compete is not greater than 18 months of base salary plus the targeted bonus amount, Mr. Yorke will be entitled to a maximum payment of $350,000, Mr. Beattie a maximum of $281,200, Mr. Lyon a maximum of $340,000 and Mr. Sheekey and Mr. Jakubowski each a maximum of $266,000, plus in each case, any benefits that the executive may have been due under any benefit plan.

  The Merger Agreement provides that for a period of at least two years from and after the Effective Time, GMAC will cause the Surviving Corporation to honor the Severance Agreements in accordance with their terms immediately prior to the Effective Time. See "The Merger Agreement--Severance Agreements."

  Under the Omnibus Plan, Messrs. Andrews, McKee, Yorke, Beattie, Lyon, Sheekey and Jakubowski will be entitled to a bonus payable, regardless of the Company's performance, upon the Merger, in the following amounts: Mr. Andrews will be entitled to $327,000, Mr. McKee $318,333, Mr. Yorke $173,333, Mr. Beattie $156,000, Mr. Lyon $182,000, Mr. Sheekey $121,333, and Mr. Jakubowski $65,000.

  From and after the Effective Time, GMAC agrees to provide, or cause the Surviving Corporation to provide, to employees of the Company retirement benefits, bonus and incentive compensation and life, health, disability and other welfare benefits on a basis economically comparable to similar plans currently in effect for the Company's employees, and, for purposes of determining eligibility to participate, vesting and entitlement benefits, service with the Company or any subsidiary prior to the Effective Time shall be treated as service with GMAC or its subsidiaries, except to the extent such recognition would result in a duplication of benefits. See "The Merger Agreement--Employee Plans."

REGULATORY APPROVALS

  U.S. Antitrust Matters. Under the provisions of the HSR Act applicable to the Merger, the Merger may only be consummated following the expiration of a 30-calendar day waiting period following the filing by the Company and by GMAC of Notification and Report Forms with respect to the Merger, unless GMAC or the Company receives a formal request for additional information or documentary material from the Antitrust Division of the United States Justice Department (the "Antitrust Division") or the Federal Trade Commission (the "FTC") or unless early termination of the waiting period is granted. GMAC and the Company submitted their Notification and Report Forms with respect to the Merger on June 30, 1997. Early termination of the applicable waiting period was granted on July 14, 1997, effective immediately.

  However, at any time before or after the Effective Time, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of shares of Common Stock acquired by GMAC or the divestiture of substantial assets of the Company or its subsidiaries or GMAC or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

  Insurance Laws. State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company unless such person has provided certain required information to, and such acquisition has been approved (or not disapproved) by, the appropriate insurance regulatory authorities. In accordance with the insurance holding company laws of North Carolina, GMAC, on behalf of itself and certain of its subsidiaries, has filed an application on Form A for the approval of the Merger with the North Carolina Insurance Department. As of the date of this Proxy Statement, GMAC has filed all required applications with the North Carolina Insurance Department, but the North Carolina Insurance Department has not completed its review of the filing. Numerous different states have adopted laws which require an acquiror of an insurer to file notification of the intended acquisition under certain circumstances. GMAC is investigating the need for such filings and will comply with any such statutory requirements. In addition, GMAC will make certain other filings as may be required under the laws and regulations of Bermuda.

CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS

  The following is a summary of certain United States income tax consequences of the Merger to Stockholders.

  The receipt of cash in exchange for Common Stock (including Common Stock issuable upon conversion of the Convertible Preferred Stock) pursuant to the Merger, upon the exercise of appraisal rights or, in the case of the Convertible Preferred Stock not converted prior to the Effective Time, upon a conversion or redemption after the Effective Time, will be taxable transactions for U.S. federal income tax purposes and may also be taxable transactions under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for U.S federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in such Stockholder's Common Stock (including Common Stock issuable upon conversion of the Convertible Preferred Stock) or the Convertible Preferred Stock and the cash received by such Stockholder. Such gain or loss will be a capital gain or loss if such Common Stock or Convertible Preferred Stock converted at the Effective Time is held as a capital asset and will be long-term capital gain or loss if, at the Effective Time, such Common Stock or Convertible Preferred Stock has been held for more than one year. In the case of Convertible Preferred Stock not converted at the Effective Time, such gain or loss will be a capital gain or loss if such Convertible Preferred Stock is held as a capital asset and will be a long-term capital gain or loss if, at the date of conversion or redemption, such Convertible Preferred Stock has been held for more than one year.

  The receipt of consideration pursuant to the Merger or the exercise of appraisal rights may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applies only if the Stockholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding.

  The foregoing discussion may not apply to Stockholders or Option holders who acquired their Common Stock or Options pursuant to the exercise of employee stock options or other compensation arrangements with the Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH STOCKHOLDER AND OPTION HOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

ACCOUNTING TREATMENT

  The Merger will be treated as a "purchase" for accounting purposes.

SOURCE AND AMOUNT OF FUNDS

  The total amount of funds necessary for payment of the Merger Consideration under the Merger Agreement will be approximately $525,300,000. The foregoing amount assumes that the Options outstanding as of July 15, 1997 will be cashed-out at the difference between $26.00 per share minus the exercise price per share of such Options and that all shares of Convertible Preferred Stock will be converted on or prior to the Effective Time. GMAC also intends to fund or cause to be funded the insurance subsidiaries of the Company as necessary to continue their operations in accordance with applicable insurance laws and regulations or otherwise as required by the North Carolina Insurance Department. GMAC anticipates paying the foregoing amounts from the internal resources of GMAC or its affiliates. See "THE MERGER--The Merger Consideration."

APPRAISAL RIGHTS

  Record holders of shares of Common Stock who follow the appropriate procedures are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL which is reprinted in its entirety as Annex C to this Proxy Statement. Except as set forth herein, stockholders will not be entitled to appraisal rights in connection with the Merger.

  Under Section 262 of the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 of the DGCL and who do not vote in favor of the Merger will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

  Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, the Company must notify each of the stockholders who are entitled to appraisal rights that such appraisal rights are available and include in each such notice a copy of
Section 262 of the DGCL. This Proxy Statement constitutes such notice. Any holder of Common Stock who wishes to exercise appraisal rights should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified in Section 262 of the DGCL will result in the loss of appraisal rights under the DGCL.

  A holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock. Such demand will be sufficient if it reasonably informs the Company of the Stockholder's identity and that the Stockholder intends to demand appraisal of his or her shares. A proxy or vote against the Merger will not satisfy this requirement. In addition, a holder of shares of Common Stock wishing to exercise appraisal rights must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the Effective Time.

  Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. Holders of shares of Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  All written demands for appraisal of shares of Common Stock should be mailed or delivered to Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina 27152, Attention: Secretary so as to be received before the vote on the adoption of the Merger Agreement at the Special Meeting.

  Within 10 days after the Effective Time, the Company, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 of the DGCL. Within 120 days after the Effective Time, but not thereafter, the Company, or any holder of shares of Common Stock entitled to appraisal rights under Section 262 of the DGCL and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock. Accordingly, it is the obligation of the Stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

  Within 120 days after the Effective Time, any record holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger with respect to which demands for appraisal were received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Company.

  If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures that which has been taken from the shareholder, viz., his proportionate interest in a going concern. In the appraisal process the corporation is valued as an entity, not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an ongoing enterprise, occupying a particular market position in the light of future prospects." The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. Upon application of a Stockholder, the court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal.

  Any holder of shares of Common Stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time).

  If any holder of shares of Common Stock who demands appraisal of shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into Merger Consideration without interest in accordance with the Merger Agreement. A holder of shares of Common Stock will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Company and, after a petition for appraisal has been filed, such appraisal proceeding may not be dismissed as to any stockholder without the approval of the Court.

  Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

  Holders of Convertible Preferred Stock, as such, are not entitled to appraisal rights in connection with the Merger, although such holders who convert their shares of Convertible Preferred Stock into Common Stock prior to the Special Meeting and who comply with the foregoing requirements for demanding and perfecting appraisal rights with respect to such Common Stock may seek appraisal of such shares of Common Stock.

  The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Annex C.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                           THREE MONTHS ENDED
                                MARCH 31,                      YEARS ENDED DECEMBER 31,
                          ----------------------  ---------------------------------------------------------
                             1997        1996        1996        1995        1994          1993      1992
                          ----------  ----------  ----------  ----------  ----------     --------  --------
                                                      (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE
                                                                       AMOUNTS)
OPERATING RESULTS
 Direct premiums
  written...............  $  246,479  $  229,664  $  935,011  $  797,373  $  545,483     $395,767  $341,957
 Net premiums written...     202,554     194,262     797,989     620,447     363,467      246,393   193,459
 Total revenues.........     209,219     178,820     783,411     627,458     369,587      267,510   215,287
 Income from continuing
  operations (loss).....     (33,388)      3,385         170      36,619      22,538       43,286    31,324
 Net income (loss)......     (33,388)      3,385         170      33,995      23,188       44,196    30,110
 Net income (loss)
  available to common
  stockholders..........     (34,781)      1,992      (5,400)     28,425      22,306       44,196    29,772
 Operating earnings
  (loss)................     (33,075)      2,035      (1,592)     30,315      23,259       37,008    28,734
PER SHARE
 Income (loss) from
  continuing
  operations............  $    (2.21) $     (.13) $     (.34) $     1.86  $     1.38     $   2.53  $   1.94
 Net income (loss)......       (2.21)       (.13)       (.34)       1.73        1.42         2.58      1.87
 Operating earnings
  (loss)................       (2.19)       (.04)       (.45)       1.54        1.42         2.16      1.78
 Weighted average shares
  outstanding...........      15,736      15,903      15,850      19,635      15,750       17,119    15,918
 Dividends paid.........  $      .09  $      .09  $      .36  $      .36  $      .36     $    .32  $    .16
FINANCIAL POSITION
 Cash and invested
  assets................  $  661,455  $  522,888  $  567,892  $  505,104  $  420,919     $244,588  $242,249
 Total assets...........   1,480,277   1,281,543   1,356,799   1,241,679   1,152,123      656,721   584,070
 Short-term debt........      10,000      18,000      44,000      16,000      21,000       16,049       --
 Notes payable..........     150,705     150,734     150,760     150,807     150,812       75,826    74,808
 Company-Obligated
  Mandatorily Redeemable
  Capital Securities of
  Subsidiary Trust......     100,000         --          --          --          --           --        --
 Stockholders' equity...     172,817     226,386     215,391     234,847     195,259      127,462   115,820
GAAP COMBINED RATIO(1)
 Loss ratio.............       101.6%       79.2%       80.0%       73.4%       70.4%        62.1%     57.0%
 Expense ratio..........        26.1        21.2        22.4        21.6        22.0         21.9      24.1
                          ----------  ----------  ----------  ----------  ----------     --------  --------
 Combined ratio.........       127.7%      100.4%      102.4%       95.0%       92.4%        84.0%     81.1%
                          ----------  ----------  ----------  ----------  ----------     --------  --------
SELECTED INSURANCE
 COMPANY STATUTORY
 DATA(2)
 Loss ratio.............       101.5%       76.8%       79.4%       73.2%       70.8%        63.0%     57.0%
 Expense ratio..........        23.7        22.9        22.1        21.5        21.7         22.0      20.9
                          ----------  ----------  ----------  ----------  ----------     --------  --------
 Combined ratio.........       125.2%       99.7%      101.5%       94.7%       92.5%        85.0%     77.9%
                          ----------  ----------  ----------  ----------  ----------     --------  --------
 Statutory net income
  (loss)................  $  (28,627) $    2,845  $    6,882  $   41,814  $   37,883(3)  $ 35,097  $ 39,267
 Statutory surplus......     262,697     224,573     245,919     226,832     198,589      103,033   105,395
 Net premiums written to
  statutory surplus.....         3.1x        3.0x        3.2x        2.7x        2.6x(3)      2.4x      1.8x

--------
(1) Ratios for 1993 exclude the effect of non-recurring items relating to the settlement of a premium rate dispute.
(2) Combined ratio for 1994 is computed including the results of Bankers and Shippers for the period after the acquisition date of October 18, 1994.
(3) Includes results of Bankers and Shippers and Integon Preferred Insurance Company for the full year 1994.

                 MARKET PRICES AND CASH DIVIDENDS INFORMATION

  Shares of Common Stock and Convertible Preferred Stock are listed and traded on the NYSE. On June 20, 1997, the last full trading day preceding public announcement of the signing of the Merger Agreement, the high, low and closing sales prices of a share of Common Stock on the NYSE Composite Transactions Tape were $16.125, $15.50 and $15.50, respectively, and the high, low and closing sales prices of a share of Convertible Preferred Stock were $48, $47.75 and $48, respectively. On June 23, 1997, the date on which the signing of the Merger Agreement was announced, the high, low and closing sales prices of a share of Common Stock on the NYSE Composite Transactions Tape immediately prior to a trading halt pending the announcement were $16.125, $15.50 and $16, respectively, and the high, low and closing sales price of a share of Convertible Preferred Stock were $48.50, $48.50 and $48.50, respectively. On
      , 1997, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Common
Stock on the NYSE Composite Transactions Tape were $   , $    and $   ,
respectively, and the high, low and closing sales price of a share of
Convertible Preferred Stock were    ,     and    , respectively.

  The following table sets forth the quarterly cash dividends paid by the Company on the Common Stock and on the Convertible Preferred Stock for the most recent fiscal year and any interim period:

                                                             1996       1997
                                                          ---------- ----------
  Common Stock
    First Quarter........................................ $   .09/Sh $   .09/Sh
    Second Quarter....................................... $   .09/Sh $   .09/Sh
    Third Quarter........................................ $   .09/Sh        --
    Fourth Quarter....................................... $   .09/Sh        --
  Convertible Preferred Stock
    First Quarter........................................ $.96875/Sh $.96875/Sh
    Second Quarter....................................... $.96875/Sh $.96875/Sh
    Third Quarter........................................ $.96875/Sh        --
    Fourth Quarter....................................... $.96875/Sh        --

  The Company, a holding company whose principal asset is the capital stock of its insurance subsidiaries, relies primarily on dividends from its insurance subsidiaries to meet its obligations for payment of interest and principal on outstanding debt obligations, including dividends to stockholders and corporate expenses. The ability of insurance subsidiaries to pay dividends to the Company is restricted by the insurance laws of North Carolina, under which the maximum amount of ordinary dividends that an insurance subsidiary may pay to the Company at any point in time without regulatory approval is the lesser of (a) 10% of the policyholders' statutory surplus of such insurance subsidiary as of the preceding December 31 or (b) the statutory net income of such insurance subsidiary for the preceding calendar year, less the amount of dividends paid during the preceding 12 months. In 1996, the maximum amount of ordinary dividends payable by the Company's insurance subsidiaries was approximately $22.3 million. The Company's insurance subsidiaries paid approximately $4.8 million of ordinary dividends in 1996.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership, both direct and indirect, reported to the Company as of July 15, 1997 (except as otherwise noted), of Common Stock of the Company including shares as to which a right to acquire ownership exists (for example, through the exercise of the Options or conversion of the Convertible Preferred Stock.) The information is presented for beneficial owners of more than five percent (5%) of the Company's Common Stock, for each director, for each executive officer and for the group comprised of all directors and executive officers. Other than the directors and executive officers identified herein, no other director or executive officer owned beneficially more than one percent (1%) of the outstanding shares of Common Stock and management knows of no persons other than those identified herein who owned beneficially more than five percent (5%) of the outstanding shares of Common Stock as of July 15, 1997.

                                                      NUMBER OF
                                                      SHARES OF    PERCENTAGE OF
       NAME AND ADDRESS OF BENEFICIAL OWNER        COMMON STOCK(1) COMMON STOCK
       ------------------------------------        --------------- -------------
Steven C. Andrews(2)..............................      133,786          *
500 West Fifth Street
Winston-Salem, NC 27152
John C. Beattie(2)................................       45,000          *
500 West Fifth Street
Winston-Salem, NC 27152
Lester L. Coleman.................................        5,486          *
3600 Lincoln Plaza
500 North Akard Street
Dallas, TX 75201
John C Head III(3)................................      552,459         3.5%
1330 Avenue of the Americas
12th Floor
New York, NY 10019-5402
Madie Ivy(3)......................................      552,459         3.5%
1330 Avenue of the Americas
12th Floor
New York, NY 10019-5402
Kenneth J. Jakubowski(2)..........................       15,000          *
500 West Fifth Street
Winston-Salem, NC 27152
Jupiter Industries, Inc.(4).......................    2,482,546        15.5%
Caremark Towers
2215 Sanders Road, Suite 385
Northbrook, IL 60062
Jupiter Integon Limited Partnership(4)............    2,469,077        15.4%
Caremark Towers
2215 Sanders Road, Suite 385
Northbrook, IL 60062
Arthur S. Lyon, Jr.(2)............................       31,100          *
500 West Fifth Street
Winston-Salem, NC 27152

                                                    NUMBER OF
                                                    SHARES OF    PERCENTAGE OF
      NAME AND ADDRESS OF BENEFICIAL OWNER       COMMON STOCK(1) COMMON STOCK
      ------------------------------------       --------------- -------------
Donald F. McKee(2)..............................      125,786          *
500 West Fifth Street
Winston-Salem, NC 27152
John B. McKinnon(5).............................       29,083          *
2020 Virginia Road
Winston-Salem, NC 27104
Brian T. Sheekey(2).............................       26,000          *
500 West Fifth Street
Winston-Salem, NC 27152
Derek V. Smith..................................        1,584          *
200 Alderman Drive
Alpharetta, GA 30005
Thomas W. Smith(6)..............................    1,610,500        10.1%
323 Railroad Avenue
Greenwich, CT 06830
Tiger Management L.L.C.(7)......................    1,466,800         9.2%
101 Park Avenue
New York, NY 10178
Thomas N. Tryforos(6)...........................    1,212,600         7.6%
323 Railroad Avenue
Greenwich, CT 06830
Frederick B. Whittemore.........................       17,486          *
1251 Avenue of the Americas
New York, New York 10020
John B. Yorke(2)................................       47,000          *
500 West Fifth Street
Winston-Salem, NC 27152
Ronald N. Zebeck................................        1,484          *
600 South Highway 169, Suite 1800
St. Louis Park, MN 55426
                                                    ---------        ----
All executive officers and directors as a group
 (13 persons)(8)................................    1,031,254         6.5%

--------
* Represents less than 1% of the Common Stock.
(1) Except as indicated in the Notes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The amount reported includes options that will become exercisable at the Effective Time that were granted pursuant to the 1992 Plan and the Omnibus Plan for Messrs. Andrews, Beattie, Jakubowski, Lyon, McKee, Sheekey and Yorke in the amount of 125,786, 45,000, 15,000, 30,600, 90,786, 26,000 and
    45,000 respectively.
(3) Mr. Head and Ms. Ivy are married to each other. Includes 13,794 shares of Common Stock held directly by Mr. Head, 3,551 shares of convertible preferred stock held directly by Mr. Head (which are convertible into 9,320 shares of Common Stock), 11,928 shares of Common Stock held by Ms. Ivy, 3,452 shares of convertible preferred stock held directly by Ms. Ivy (which are convertible into 9,060 shares of Common Stock), 471,012 shares of Common Stock held by a limited partnership of which Mr. Head and Ms. Ivy are the general partners, 13,894 shares of Common Stock held by a profit sharing plan in which Mr. Head and Ms. Ivy have an interest, 220 shares of Common Stock and 200 shares of Convertible Preferred Stock

   (which are convertible into 525 shares of Common Stock) for which Ms. Ivy is custodian for their children, 3,996 shares of Common Stock and 1,086 shares of Convertible Preferred Stock (which are convertible into 2,850 shares of Common Stock) owned by trusts for the benefit of their children, 13,046 shares of Common Stock and 1,072 shares of Convertible Preferred Stock (which are convertible into 2,814 shares of Common Stock) through corporations in which Mr. Head and Ms. Ivy have an interest. Mr. Head, Ms. Ivy and Jupiter Industries, Inc. are parties to an agreement concerning the nomination and election of directors of the Company. Such agreement is terminable at will.
(4) Jupiter Integon Limited Partnership ("Jupiter Partnership") is the direct beneficial owner of 2,469,077 shares of the Common Stock, and Jupiter Industries, Inc. ("Jupiter"), as the general partner of Jupiter Partnership, may be deemed to own beneficially such shares. In addition, Jupiter is the direct beneficial owner of 13,469 shares of the Common Stock. Jupiter Partnership pledged 320,000 shares of the Common Stock to Bank of America Illinois pursuant to a Pledge Agreement dated December 9, 1996, among Jupiter Partnership, Jupiter and Bank of America Illinois. Jupiter, Mr. Head and Ms. Ivy are parties to an agreement concerning the nomination and election of directors of the Company. Such agreement is terminable at will. Information on number of shares owned is taken from a
    Schedule 13D filed on behalf of Jupiter Partnership and Jupiter, as received by the Company on January 2, 1997.
(5) Includes 1,000 shares of Convertible Preferred Stock (which are convertible into 2,625 shares of Common Stock) and 3,550 options issued under the Omnibus Plan.
(6) Thomas W. Smith beneficially owns 1,310,500 shares of the Company's Common Stock in his capacity as general partner of three private investment limited partnerships of which Mr. Smith and Thomas N. Tryforos are general partners, an employee profit sharing plan of which Mr. Smith and Mr. Tryforos are trustees, certain family members of Mr. Smith, trusts for the benefit of certain family members of Mr. Smith and a private charitable foundation established by Mr. Smith (the "Managed Accounts"). In addition, Mr. Smith directly owns 300,000 shares of Common Stock. Mr. Tryforos may be deemed to beneficially own 1,205,000 shares of Common Stock in his capacity as an investment manager for the Managed Accounts. In addition, Mr. Tryforos directly owns 7,600 shares of Common Stock. Mr. Smith has sole voting and investment power with respect to 405,500 shares of Common Stock. Each of Messrs. Smith and Tryforos has shared voting and investment power with respect to 1,205,000 shares of Common Stock. Information on number of shares owned is taken from a questionnaire completed in preparation for the Company's 1997 Proxy Statement.
(7) Each of Tiger Management L.L.C. ("TMLLC"), Tiger Performance L.L.C. ("TPLLC") and Panther Management Company L.P. ("PMCLP") is an investment advisor under Section 203 of the Investment Advisors Act of 1940. Julian
    H. Robertson, Jr. is the ultimate controlling person of TMLLC, TPLLC and PMCLP. Other persons are known to have the right to receive dividends from, or proceeds from the sale of, the 1,466,800 shares beneficially owned by TMLLC. The interest of one such advisee, the Jaquar Fund N.V., a Netherlands Antilles corporation, is more than a 5% holder of the Common Stock. PMCLP's 81,900 shares are held for the benefit of Panther Partners, L.P., an investment company registered under Section 8 of the Investment Company Act. Information on number of shares owned is taken from the
    Schedule 13G filed on behalf of TMLLC, TPLLC, PMCLP and Mr. Robertson, as received by the Company on February 12, 1997.
(8) The amount reported includes 381,722 options that will become exercisable at the Effective Time that were granted pursuant to the 1992 Plan and Omnibus Plan and 10,361 shares of Convertible Preferred Stock that are convertible into 27,194 shares of Common Stock.

  To the best knowledge of the Company's management, there is no other beneficial owner of more than 5% of a single class of voting security of the Company.

   CERTAIN EFFECTS OF THE MERGER; OPERATIONS OF THE COMPANY AFTER THE MERGER

  If the proposed Merger is consummated, the holders of Common Stock and Option holders will no longer have an equity interest in the Company and, therefore, will not share in its future earnings and growth. Instead, each holder of Common Stock and Option holder will have the right to receive the Merger Consideration in cash.

  GMAC will cause the Surviving Corporation to issue a notice of redemption of the Convertible Preferred Stock within five days after the later of (i) the Effective Time or (ii) September 16, 1997 to all holders of Convertible Preferred Stock then outstanding and shall redeem all outstanding shares of Convertible Preferred Stock that have not been converted prior to the close of business on the fifth day preceding the redemption date, at $52.33 per share, the redemption price under the terms of the Certificate of Designation.

  As a result of the Merger and the conversion and/or redemption of the Convertible Preferred Stock, the Company will become an indirect wholly owned subsidiary of GMAC. The Common Stock and the Convertible Preferred Stock, after its redemption, will be delisted from NYSE, the registration of the Common Stock and the Convertible Preferred Stock, after its redemption, under the Exchange Act will terminate and the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the Common Stock will be relieved of the reporting requirements and restrictions on insider trading under Section 16 of the Exchange Act. Accordingly, no separate information will be required to be made publicly available than presently is the case.

  Immediately after the Merger, all of the then outstanding Common Stock will be beneficially owned by an indirect subsidiary of GMAC and GMAC will have an indirect interest in the assets and liabilities of the Company. The officers and directors of Merger Sub immediately prior to the Effective Time (who will be designees of GMAC) will be the directors of the Company from and after the Effective time (until their successors are duly elected or appointed and qualified).

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web Site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. In addition, materials filed by the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC are incorporated into this Proxy Statement by reference:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    2. The Company's Current Reports on Form 8-K, dated January 22, 1997, January 28, 1997, April 28, 1997, June 2, 1997, June 23, 1997, June 30,
  1997, July 7, 1997 and July 17, 1997;

    3. The Company's reports on Form 8-A, dated February 1, 1997, and on Form 8-A/A, dated February 6, 1997, February 20, 1997 and June 23, 1997; and

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

  All documents or reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  The Company will provide without charge to any person to whom this Proxy Statement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: 500 West Fifth Street, Winston-Salem, North Carolina 27152, Attention: John B. Yorke, Vice President and Corporate General Counsel (telephone: (910) 770-8110). Copies of such documents will be delivered by first class mail or other equally prompt means within one business day of receipt of such request. To ensure timely delivery of such documents, requests for such documents should be made no
later than     , 1997.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and that are incorporated by reference in this Proxy Statement have been incorporated by reference herein in reliance upon the report of Deloitte & Touche LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche LLP serves as the Company's independent certified public accountants. A representative of Deloitte & Touche LLP will be at the Special Meeting to answer questions by Stockholders and will have the opportunity to make a statement if so desired.

                             STOCKHOLDER PROPOSALS

  In accordance with regulations issued by the SEC, Stockholder proposals intended for presentation at the 1998 Annual Meeting of Stockholders, which will only be held if the Merger is not consummated, must be received by the Secretary of the Corporation no later than November 28, 1997 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and as of the date hereof does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.

                                                                  Execution Copy


================================================================================



                         AGREEMENT AND PLAN OF MERGER



                                by and between



                     GENERAL MOTORS ACCEPTANCE CORPORATION



                                      and



                              INTEGON CORPORATION





                              -------------------


                                 June 23, 1997


                              -------------------





===============================================================================

                                TABLE OF CONTENTS

                                                                                                      Page

ARTICLE 1     THE MERGER..................................................................................2
     1.1      The Merger..................................................................................2
     1.2      Closing; Effective Time.....................................................................2
     1.3      Certificate of Incorporation................................................................3
     1.4      By-laws.....................................................................................3
     1.5      Directors and Officers......................................................................3

ARTICLE 2     CONVERSION OF SECURITIES....................................................................3
     2.1      Common Stock................................................................................3
     2.2      Convertible Preferred Stock.................................................................4
     2.3      Treasury Stock and Parent-Owned Stock.......................................................5
     2.4      Dissenting Shares...........................................................................5
     2.5      Merger Sub Common Stock.....................................................................6
     2.6      Exchange of Certificates....................................................................6
     2.7      Options.....................................................................................9

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................10
     3.1      Organization...............................................................................10
     3.2      Capitalization.............................................................................11
     3.3      Subsidiaries...............................................................................12
     3.4      Authorization; Binding Agreement...........................................................13
     3.5      Noncontravention...........................................................................13
     3.6      Approvals..................................................................................14
     3.7.A    SEC Filings; Financial Statements..........................................................15
     3.7.B    Insurance Subsidiary Statements............................................................16
     3.7.C    No Undisclosed Liabilities.................................................................17
     3.8      Absence of Certain Changes or Events.......................................................17
     3.9      Litigation, Judgments, No Default, Etc.....................................................22
     3.10     Compliance.................................................................................23
     3.11.A   Definition of Tax and Taxes, Tax Returns and Taxing Authority..............................24
     3.11.B   Taxes......................................................................................25
     3.11.C   Tax Representations........................................................................26
     3.12     Employee Benefit Plans.....................................................................29
     3.13     Information Supplied.......................................................................32
     3.14     Finders and Investment Bankers.............................................................33
     3.15     Rights Agreement...........................................................................33
     3.16     Opinion of Financial Advisor...............................................................34
     3.17     Contracts..................................................................................34
     3.18     Reserves...................................................................................37

                                                                                                       Page
                                                                                                       ----

     3.19     Reinsurance Recoverables...................................................................37
     3.20     Collective Bargaining Agreements...........................................................37
     3.21     No Default.................................................................................37
     3.22     Premiums Receivable........................................................................38
     3.23     Bank Accounts..............................................................................39
     3.24     Guarantees.................................................................................39
     3.25     Insurance..................................................................................39
     3.26     Related Parties............................................................................40
     3.27     Proprietary Rights.........................................................................40
     3.28     Compliance with Law........................................................................41
     3.29     Real Property..............................................................................42
     3.30     Investments of Insurance Subsidiaries......................................................43
     3.31     Insurance Practices........................................................................43
     3.32     Licenses and Permits.......................................................................43
     3.33     Overdue Assessments:  Risk Sharing Plans...................................................44
     3.34     Underlying Documents.......................................................................45

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB............................45
     4.1      Organization...............................................................................45
     4.2      Authorization; Binding Agreement...........................................................46
     4.3      Noncontravention...........................................................................47
     4.4      Governmental Approvals.....................................................................47
     4.5      Finders and Investment Bankers.............................................................48

ARTICLE 5     COVENANTS..................................................................................48
     5.1      Conduct of Business of the Company.........................................................48
     5.2      Stockholder Approval; Proxy Statement......................................................50
     5.3      Access and Information.....................................................................51
     5.4      No Solicitation............................................................................52
     5.5      Reasonable Efforts; Additional Actions.....................................................53
     5.6      Notification of Certain Matters............................................................54
     5.7      Public Announcements.......................................................................55
     5.8      Merger Sub.................................................................................55
     5.9      Severance..................................................................................56
     5.10     Indebtedness of the Company................................................................56
     5.11     Termination of Investment Advisory Agreement...............................................57
     5.12     Termination of Amended Salary Deferral Plan and Deferral of Bonus Payment..................57
     5.13     Employee Plans.............................................................................57
     5.14     Investment Portfolio.......................................................................58
     5.15     Indemnification of Directors and Officers..................................................58
     5.16     Updating of Schedules......................................................................59
     5.17     Redemption of Company Convertible Preferred Stock..........................................59

                                                                                                       Page
                                                                                                       ----

ARTICLE 6     CONDITIONS.................................................................................60
     6.1      Conditions to Each Party's Obligations.....................................................60
     6.2      Conditions to Obligation of the Parent and the Merger Sub..................................62
     6.3      Conditions to Obligation of the Company....................................................63

ARTICLE 7     TERMINATION................................................................................64
     7.1      Termination................................................................................64
     7.2      Procedure for and Effect of Termination....................................................65

ARTICLE 8     MISCELLANEOUS..............................................................................66
     8.1      Certain Definitions........................................................................66
     8.2      Amendment and Modification.................................................................67
     8.3      Waiver of Compliance; Consents.............................................................68
     8.4      Survival...................................................................................68
     8.5      Notices....................................................................................68
     8.6      Assignment.................................................................................70
     8.7      Expenses...................................................................................70
     8.8      Governing Law..............................................................................70
     8.9      Counterparts...............................................................................70
     8.10     Interpretation.............................................................................70
     8.11     Entire Agreement...........................................................................71
     8.12     No Third Party Beneficiaries...............................................................71


SCHEDULES

Schedule 2.3      -   Treasury Shares Held by Subsidiaries
Schedule 3.2      -   Capitalization
Schedule 3.3      -   Subsidiaries
Schedule 3.2.4    -   Guarantees
Schedule 3.5      -   Consents
Schedule 3.7.A    -   SEC Filings
Schedule 3.7.C    -   No Undisclosed Liabilities
Schedule 3.8      -   Certain Changes or Events
Schedule 3.9      -   Litigation
Schedule 3.10     -   Compliance
Schedule 3.11.B   -   Taxes
Schedule 3.11.C   -   Tax Representations
Schedule 3.12(a)  -   Employee Benefit Plans
Schedule 3.12(b)  -   Employee Benefit Plans
Schedule 3.14     -   Finders & Investment Bankers
Schedule 3.17     -   Contracts
Schedule 3.23     -   Bank Accounts
Schedule 3.25     -   Insurance
Schedule 3.26     -   Related Parties
Schedule 3.27     -   Proprietary Rights
Schedule 3.29     -   Real Property
Schedule 3.30     -   Investment of Insurance Subsidiaries
Schedule 3.32     -   Licenses and Permits
Schedule 3.33     -   Overdue Assessments; Risk Sharing Plans
Schedule 5.1      -   Conduct of Business
Schedule 5.9      -   Severance Schedule
Schedule 5.12     -   Amended Salary Deferral Plan


EXHIBITS

Exhibit 6.2(e)    -   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit 6.3(d)    -   Opinion of Parent's Legal Staff

                         AGREEMENT AND PLAN OF MERGER


       AGREEMENT AND PLAN OF MERGER dated as of June 23, 1997 (the "Agreement"),
                                                                    ---------
by and between GENERAL MOTORS ACCEPTANCE CORPORATION, a New York corporation (the "Parent"), and INTEGON CORPORATION, a Delaware corporation (the "Company").
      ------                                                          -------

       WHEREAS, the respective boards of directors of the Parent and the Company have approved this Agreement pursuant to which, among other things, a wholly owned direct or indirect subsidiary of the Parent to be incorporated in Delaware (the "Merger Sub") will be merged with and into the Company (the "Merger") on
      ----------                                                  ------
the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"); the Merger Sub and the
                                               ----
Company are sometimes collectively referred to herein as the "Constituent
                                                              -----------
Corporations"; and
------------

       WHEREAS, the Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

       NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                                  THE MERGER

        1.1      The Merger.  Upon the terms and subject to the conditions of
                 ----------
this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the DGCL, the Merger Sub shall be merged with and into the Company, which shall be the surviving corporation in the Merger (the "Surviving
                                                                      ---------
Corporation").  At the Effective Time, the separate existence of the Merger Sub
-----------
shall cease and the other effects of the Merger shall be as set forth in Section 259 of the DGCL.

        1.2      Closing; Effective Time. Subject to the provisions of Article
                 -----------------------
6, the closing of the Merger (the "Closing") shall take place in New York City
                                   -------
at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, as soon as practicable but in no event later than 10:00 a.m. New York City time on the first business day after the date on which each of the conditions set forth in
Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as the Parent, the Merger Sub and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, the Parent, the Merger Sub and the
        ------------
Company shall cause a certificate of merger (the "Certificate of Merger") to be
                                                  ---------------------
executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective as of the date and time of such filing or as of such subsequent date or time as the Parent and the

Company shall agree to and shall be set forth in the Certificate of Merger ("Effective Time").
----------------

        1.3      Certificate of Incorporation. The certificate of incorporation
                 ----------------------------
of the Company, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, the certificate of incorporation of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

        1.4      By-laws.  The by-laws of the Merger Sub, as in effect
                 -------
immediately prior to the Effective Time, shall become, from and after the Effective Time, the by-laws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

        1.5      Directors and Officers.  The directors and officers of the
                 ----------------------
Merger Sub immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or their earlier resignation or removal.

                                   ARTICLE 2

                       CONVERSION OF SECURITIES; OPTIONS

        2.1      Common Stock.  Each share of Common Stock, par value $.01 per
                 ------------
share, of the Company (the "Company Common Stock") issued and outstanding
                            --------------------
immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 2.4) and Parent Shares (as defined in Section 2.3)) shall, by virtue of the

Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to $26.00 per share (the "Common Stock Price Per Share") payable to the holder thereof, without interest
 ----------------------------
thereon, upon surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 2.6. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Price Per Share shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

        2.2      Convertible Preferred Stock.  All shares of $3.875 Convertible
                 ---------------------------
Preferred Stock, par value $.01 per share, of the Company (the "Company
                                                                -------
Convertible Preferred Stock") issued and outstanding immediately prior to the
---------------------------
Effective Time shall remain outstanding after the Effective Time, subject to
Section 5.17. Each share of Company Convertible Preferred Stock shall entitle its holder, from and after the Effective Time during the period such shares are convertible, to convert such shares into cash in an amount (the "Cash Conversion
                                                                 ---------------
Consideration") equal to (i) the Common Stock Price Per Share multiplied by (ii)
-------------
the number of shares of Company Common Stock into which the shares of Company Convertible Preferred Stock held by such holder would have been convertible immediately prior to the Effective Time at the Conversion Price (as defined in the Certificate of Designation of the Company Convertible Preferred Stock (the "Certificate of
                                                             --------------
Designation")) then in effect. The Parent acknowledges that each share of
-----------
Company Convertible Preferred Stock that has been converted into Company Common Stock prior to the Effective Time shall have been duly converted for purposes of this Agreement and that the Company Common Stock issued upon such conversion shall entitle its holder to receive the Common Stock Price Per Share under
Section 2.1.

        2.3      Treasury Stock and Parent-Owned Stock.  Each share of Company
                 -------------------------------------
Common Stock held in the Company's treasury immediately prior to the Effective Time, if any (excluding any shares of Company Common Stock held by the Company's subsidiaries, all of which shares are described on Schedule 2.3 and shall be
                                                   ------------
entitled to receive the Common Stock Price Per Share as set forth in Section 2.1 and shall not be canceled and retired), and each share of Company Common Stock and Company Convertible Preferred Stock then owned by the Parent, the Merger Sub or any other wholly-owned subsidiary of the Parent (collectively, "Parent
                                                                   ------
Shares"), if any, shall, by virtue of the Merger, automatically be canceled and
------
retired and cease to exist and no consideration shall be delivered in exchange therefor.

        2.4      Dissenting Shares.  Notwithstanding anything in this
                 -----------------
Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who has properly exercised and perfected appraisal rights under
Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into
                              -----------------
or exchangeable for the right to
receive the Common Stock Price Per Share, but shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall
--------  -------
have effectively withdrawn or lost its right to appraisal and payment under the DGCL, each share of Company Common Stock of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Common Stock Price Per Share, without any interest thereon, in accordance with Section 2.6, and such shares shall no longer be Dissenting Shares.

        2.5      Merger Sub Common Stock.  Each share of common stock of the
                 -----------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

        2.6      Exchange of Certificates.
                 ------------------------

                 2.6.1 On or before the Effective Time, the Parent shall deposit or cause to be deposited in trust with a bank or trust company mutually acceptable to the Parent and the Company (the "Exchange Agent") cash in the
                                               --------------
aggregate amount required to make the cash payments in respect of (i) the Company Common Stock issued and outstanding at the Effective Time (other than Dissenting Shares and Parent Shares), (ii) the Company Convertible Preferred Stock that is convertible after the Effective Time into the Cash Conversion Consideration, and (iii) the Company Options (as defined in Section 2.7) (collectively, the "Merger Consideration"), such sum being hereinafter referred
                    --------------------
to as the "Exchange Fund". The Exchange Agent
           -------------
shall, pursuant to irrevocable instructions, make the payments provided for in this Article 2 out of the Exchange Fund. If any cash deposited with the Exchange Agent pursuant to this Section 2.6 remains unclaimed by the former stockholders or former option holders of the Company following the expiration of nine months after the Effective Time, such cash (together with all interest earned thereon) shall be delivered, upon demand, to the Parent by the Exchange Agent and, thereafter, any former stockholders and any former option holders of the Company who have not heretofore complied with this Article 2 shall be entitled to look only to the Parent (subject to abandoned property, escheat or similar laws) as general creditors thereof with respect to the payment of their claim for any Merger Consideration.

                 2.6.2 As soon as reasonably practicable following the Closing Date, the Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (collectively, the "Certificates") and to each holder of an agreement evidencing a Company Option
 ------------
(an "Option Agreement"), (i) a letter of transmittal (which shall specify that
     ----------------
delivery shall be effected, and risk of loss and title to the Certificates and the Option Agreements shall pass, only upon delivery of the Certificates and the Option Agreements to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates and the Option Agreements for payment therefor.

                 2.6.3 After the Effective Time, each holder of shares of Company Common Stock or Option Agreements shall surrender and deliver the Certificates or Option Agreements, as the case may be, to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, following the Effective Time, the holder shall be entitled to receive in exchange therefor, a check in the amount of the cash payment which such holder is entitled to receive pursuant to this Article 2, and such Certificates and Option Agreements shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates or Option Agreements. If the payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (a) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and (b) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. Until so surrendered, each outstanding Certificate or Option Agreement after the Effective Time shall be deemed for all purposes to evidence the right to receive such payment of cash, without any interest thereon.

                 2.6.4 At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Time, Certificates or Option

Agreements are presented to the Surviving Corporation or the Parent, they shall be canceled and exchanged for cash as provided in this Article 2.

        2.7      Options.
                 -------

                 2.7.1 All outstanding options obligating the Company to issue, transfer or sell any shares of Company Common Stock and issued pursuant to the Integon Corporation 1992 Stock Option Plan, as amended from time to time (the "1992 Plan") (such options, the "1992 Plan Company Options"), or pursuant
      ---------                       -------------------------
to the Integon Corporation Amended and Restated Omnibus Long-Term Performance Incentive Compensation Plan, as amended from time to time (the "Omnibus Plan",
                                                                ------------
and together with the 1992 Plan, the "Company Option Plans") (such options, the
                                      --------------------
"Omnibus Plan Company Options" and together with the 1992 Plan Company Options,
 ----------------------------
the "Company Options"), which Company Options are outstanding immediately prior
     ---------------
to the Effective Time, are vested, or by action of the Compensation and Personnel Committee of the Board of Directors of the Company prior to the date hereof, will become fully vested at the Effective Time. Each holder of a 1992 Plan Company Option shall be entitled to receive as soon as practicable after the Effective Time, in settlement and cancellation of such 1992 Plan Company Option, an amount in cash in immediately available funds equal to the product of
(i) the excess of the Common Stock Price Per Share over the exercise price of each such 1992 Plan Company Option, multiplied by (ii) the number of shares of Company Common Stock covered by such 1992 Plan Company Option. Each holder of an Omnibus Plan Company Option shall be entitled to receive as soon as practicable after the Effective

Time, in settlement and cancellation of such Omnibus Plan Company Option, an amount in cash in immediately available funds equal to the product of (i) the excess of the greater of (A) the Common Stock Price Per Share or (B) the Change In Control Price (as defined in the Omnibus Plan in effect as of the date of this Agreement) over the exercise price of each such Omnibus Plan Company Option, multiplied by (ii) the number of shares of Company Common Stock covered by such Omnibus Plan Company Option.

                 2.7.2 Prior to the Effective Time, the Company and the Parent shall cooperate and take such other action as may be necessary to cancel all outstanding Company Options in consideration for the payment provided herein and to effectuate the arrangements described in this Section 2.7.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

        The Company represents and warrants to the Parent and, upon the Amendment (as defined in Section 5.8), to the Merger Sub as follows:

        3.1      Organization.  Each of the Company and its subsidiaries
                 ------------
(collectively, the "Subsidiaries") is duly organized, validly existing and in
                    ------------
good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as defined in Section 8.1) with respect to the Company or any of its Subsidiaries. The Company has previously delivered or made available to the Parent correct and complete copies of the certificates of incorporation and by-laws (or equivalent governing instruments) as currently in effect, of the Company and each of its Subsidiaries.

        3.2  Capitalization.  The authorized capital stock of the Company is as
             --------------
disclosed in the Company SEC Filings (as defined in Section 3.7.A). Except as disclosed in the Company SEC Filings or as set forth on Schedule 3.2, no shares
                                                        ------------
of capital stock of the Company are authorized, reserved for issuance or issued and outstanding and there are no outstanding Company Options. All issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. Except for the Company Options disclosed in the Company SEC Filings or as set forth in
Schedule 3.2, the Company does not have outstanding any subscription, option,
------------
put, call, warrant or other right or commitment to issue or any obligation or commitment to redeem or purchase, any of its authorized capital stock or any securities convertible into or exchangeable for any of its authorized capital stock. There are no shareholder agreements, voting agreements, voting trusts or other similar arrangements which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of the Company.

        3.3  Subsidiaries.  Except as disclosed in the Company SEC Filings or as
             ------------
set forth on Schedule 3.3, the Company does not own, directly or indirectly, (a)
             ------------
any shares of capital stock of any subsidiary of the Company or (b) any other material equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock of each of the Subsidiaries that are owned by the Company or any other Subsidiary (collectively, the "Company Subsidiary
                                                           ------------------
Shares") have been duly authorized and are validly issued, fully paid and
------
nonassessable and free of preemptive rights. There are no irrevocable proxies or similar obligations with respect to any of the Company Subsidiary Shares and, except as set forth on Schedule 3.3, all of the Company Subsidiary Shares are
                       ------------
owned by the Company free and clear of all liens, claims, charges, encumbrances or security interests (collectively, "Liens") with respect thereto. Schedule 3.3
                                      -----                         ------------
sets forth, with respect to each Subsidiary, (i) the number of authorized shares of each class of its capital stock and (ii) the number of issued and outstanding shares of each class of capital stock, with a true, correct and complete list of the record and beneficial holders of such shares. No Subsidiary has outstanding any subscription, option, put, call, warrant or other right or commitment to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock, or any securities convertible into or exchangeable for any of its authorized capital stock.

        3.4  Authorization; Binding Agreement.  The Company has the full legal
             --------------------------------
power and authority to execute and deliver this Agreement and, subject to the due execution and delivery of the Amendment by the Parent, the Company and Merger Sub, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the due execution and delivery of the Amendment by the Parent, the Company and Merger Sub, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in both cases, to the adoption of this Agreement by the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and by-laws of the Company. This Agreement has been duly and validly executed and delivered by the Company and, subject to the due execution and delivery of the Amendment by the Parent, the Company and Merger Sub and the adoption of this Agreement by the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and by-laws of the Company, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        3.5  Noncontravention.  Neither the execution and delivery of this
             ----------------
Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or equivalent governing instruments) of the Company or any of its Subsidiaries, (b) except as set forth on Schedule 3.5, require any
                                                    ------------
consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (collectively, "Contracts
                                                                     ---------
and Other Agreements") to which the Company or any of its Subsidiaries is a
--------------------
party or by which any of them or any portion of their properties or assets may be bound or (c) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal
                                                                -----
Requirements") applicable to the Company or any of its Subsidiaries or any
------------
portion of their properties or assets; provided that no representation or
                                       --------
warranty is made in the foregoing clause (b) with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Company or any Subsidiary.

        3.6  Approvals.  No consent, approval or authorization of or declaration
             ---------
or filing with any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Government Entity") on the part of the Company or any of its Subsidiaries that
------------------
has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings and other applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), (c) approvals, filings and/or notices required under any
 ------------
applicable insurance laws, and (d) consents, approvals, authorizations, declarations or filings that, if not obtained or made, could not reasonably be expected to result in a Material Adverse Effect with respect to the Company or any Subsidiary or prevent the Company from consummating the transactions contemplated hereby.

        3.7.A  SEC Filings; Financial Statements.  Except as set forth on
               ---------------------------------
Schedule 3.7.A, the Company has made all filings required to be made with the
--------------
Securities and Exchange Commission (the "SEC") since December 31, 1995 and has
                                         ---
delivered or made available to the Parent true, correct and complete copies of the Company's (a) Annual Reports on Form 10-K for the years ended December 31, 1995 and December 31, 1996 (the "Company 1995 Form 10-K" and the "Company 1996
                                 ----------------------           ------------
Form 10-K," respectively), as filed with the SEC, (b) proxy statements relating
---------
to all of the Company's meetings of stockholders (whether annual or special) since December 31, 1995 and (c) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by the Company with the SEC since December 31, 1995 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Filings"). As of their
                                        -------------------
respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company 1995 Form 10-K, the Company 1996 Form 10-K and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "Company 1997 First Quarter Form 10-Q") have been prepared in accordance
      ------------------------------------
with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

        3.7.B  Insurance Subsidiary Statements.  For each of the insurance
               -------------------------------
subsidiaries of the Company chartered as an insurance company under state law (collectively, the "Insurance Subsidiaries"), the Company has delivered or made
                    ----------------------
available to the Parent true, correct and complete copies of (a) the statutory financial statements (including the annual reports filed in each state in which one of such Insurance Subsidiaries is admitted or approved) for each such Insurance Subsidiary for the years 1994 through 1996 and (b) the statutory financial statements (including quarterly reports filed in each state in which one of such Insurance Subsidiaries is admitted or approved) for each such Insurance Subsidiary for the quarter ending March 31, 1997, and will deliver to Parent true, correct and complete copies of such statements for all quarters ending thereafter and prior to the Effective Time. All such statements shall be referred to as the "Insurance Subsidiary Statements". The Insurance Subsidiary
                    -------------------------------
Statements do (and, with respect to any Insurance Subsidiary

Statement for any quarter after March 31, 1997, and prior to the Effective Time, will) present fairly, on a consistent basis and in accordance with practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Insurance Subsidiary Statements have been filed or may be required to be filed, the financial position at the date of each such statement and results of each such Insurance Subsidiary's operations for each such referenced periods. Further, the exhibits and schedules included in the Insurance Subsidiary Statements are fairly stated in all material respects in relation to the subject Insurance Subsidiary and the Insurance Subsidiary Statements comply in all material respects with all applicable regulatory requirements.

        3.7.C  No Undisclosed Liabilities.  Neither the Company nor any
               --------------------------
Subsidiary has any liabilities or obligations (absolute, accrued, contingent or otherwise) which are not reflected in its financial statements referenced in Sections 3.7.A. or 3.7.B., except for (i) liabilities and obligations incurred in the ordinary course of business since March 31, 1997, none of which, individually or in the aggregate, has had a Material Adverse Effect on the Company or any Subsidiary, or (ii) liabilities or obligations disclosed in
Schedule 3.7.C.
--------------

        3.8    Absence of Certain Changes or Events.  Since December 31, 1996,
               ------------------------------------
except as disclosed on Schedule 3.8 or in the Company SEC Filings or as
                       ------------
consented to in writing by the Parent, the Company and the Subsidiaries have conducted business only in the ordinary and usual course and, without limiting the generality of the foregoing:

               (a) Neither the Company, nor any Subsidiary has sustained any damage, destruction or loss (including, without limitation, by reason of revocation of license, certificate of authority, or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction, regulation, investigation or inquiry), regardless of whether covered by insurance, which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or any Subsidiary.

               (b) There have been no changes, events or conditions (other than changes, events or conditions affecting generally the United States economy or the insurance industry or that are caused primarily or substantially by, or as a result of, the announcement of this Agreement and the transactions contemplated hereby, including payment of the expenses, fees and other charges incurred by the Company's contemplation, negotiation, execution or consummation of this Agreement) which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or any Subsidiary.

               (c) No material contractual obligation of the Company or any Subsidiary has been modified in any material respect or terminated, except in accordance with its terms, and neither the Company nor any Subsidiary has received notice from any person with respect to such a possible modification or termination thereof.

               (d) Neither the Company nor any Subsidiary incurred additional debt for borrowed money, or incurred any other obligation or liability (fixed, contingent or otherwise), regardless of whether required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, except in the ordinary and usual course of its business and consistent with past practices and except pursuant to the Credit Agreement, dated as of October 12, 1993, between the Company and the Chase Manhattan Bank.

               (e) Neither the Company nor any Subsidiary has paid or prepaid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit or appeal other than Direct Action Claims (as defined in
Section 3.9), pending or threatened against it or any of its assets or properties, except for liabilities included in the December 31, 1996 audited consolidated balance sheet of the Company contained in the Company SEC Filings (the "December 31, 1996 Balance Sheet") and liabilities incurred since December
      -------------------------------
31, 1996 in the ordinary and usual course of business of the Company or such Subsidiary.

               (f) Neither the Company nor any Subsidiary has authorized, declared, paid or effected any dividend, payment or other distribution on or with respect to any share of its capital stock.

               (g) Neither the Company nor any Subsidiary has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any of the capital stock of the Company or any Subsidiary.

               (h) Neither the Company nor any Subsidiary has mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has the Company nor any Subsidiary mortgaged, pledged, otherwise encumbered or subjected to any lien any of the capital stock of the Company or any Subsidiary except for liens for current taxes which are not yet due and payable.

               (i) Neither the Company nor any Subsidiary has sold, leased or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of its business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Company nor any Subsidiary leased or licensed to others (including officers and directors) any asset or property, or discontinued any product or service line or the sale or other disposition of any of its products or services.

               (j) Neither the Company nor any Subsidiary has purchased or otherwise acquired any debt or equity securities of any corporation, partnership, joint venture, firm or other entity other than in connection with ordinary course investment activities.

               (k) Neither the Company nor any Subsidiary has made any expenditure for the purchase, acquisition, construction or improvement of a capital asset except (a) in the ordinary course of business, (b) pursuant to Company Agreements listed on Schedule 3.17, (c) as listed on Schedule 3.8, or
                             -------------                   ------------
(d) for such expenditures in the aggregate not exceeding $500,000.

         (l) Neither the Company nor any Subsidiary has entered into any transaction or contract, nor has the Company or any Subsidiary waived any right of substantial value or canceled any debts or claims or voluntarily suffered any extraordinary losses, except in either case in the ordinary and usual course of its business or as disclosed in Schedule 3.17.
                                -------------
         (m) Neither the Company nor any Subsidiary has sold, assigned, transferred or conveyed any Proprietary Right (as defined in Section 3.27).

         (n) Neither the Company nor any Subsidiary has effected any amendment or supplement to, or extension of, any employee profit-sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

         (o) Neither the Company nor any Subsidiary has paid to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries, bonuses and benefits at times and rates in effect prior to December 31, 1996, other than scheduled increases and increases in the ordinary course of business consistent with past practice.

         (p) Neither the Company nor any Subsidiary has effected any amendment or modification to its charter documents, by-laws or other governing documents.

         (q) Neither the Company nor any Subsidiary has made any change in accounting methods or principles used for financial or regulatory reporting purposes, except for changes which are required of all property and casualty insurers.

         (r) Neither the Company nor any Subsidiary has entered into any agreement or commitment, whether in writing or otherwise, to take any action described in this Section 3.8.

         (s) Neither the Company nor any Subsidiary has experienced any strikes, shutdowns, slowdowns or work stoppages.

         (t) The Insurance Subsidiaries taken together have not experienced any change in reserves which has or would be reasonably expected to have a Material Adverse Effect with respect to such Insurance Subsidiaries.

         (u) There have been no claims (including Direct Action Claims) incurred or reported to the Insurance Subsidiaries taken together which, individually or in the aggregate, have or would be reasonably expected to have a Material Adverse Effect with respect to such Insurance Subsidiaries.

    3.9   Litigation, Judgments, No Default, Etc.  Except as described in
          --------------------------------------
Schedule 3.9, (a) there is no action or proceeding, other than Direct Action
------------
Claims (as defined below), pending or, to the best knowledge of the Company, threatened before any federal or state court or agency to which the Company or any Subsidiary is a party, the outcome of which could involve payment by the Company or any Subsidiary of damages, fines or penalties (net of actual recoveries received by the Company and the Subsidiaries) in excess of $250,000 or which individually or in the aggregate would have a Material Adverse Effect with respect to the Company or any Subsidiary, (b) there is no judgment, decree, injunction, rule or order (collectively "Orders") of any court, arbitrator or Governmental Entity
               ------
outstanding against the Company or any Subsidiary, (c) there are no facts known to the Company or any Subsidiary that would result in any such claim, dispute, action, proceeding, suit, appeal, investigation or inquiry which would have such a Material Adverse Effect with respect to the Company or any Subsidiary and (d) to the best knowledge of the Company, there are no statutes, rules or regulations, statutory or regulatory proceedings, or any other governmental or regulatory rules, releases, interpretative opinions or pronouncements, whether state, local or federal, which materially and adversely affect the ability of the Company or any Subsidiary to carry on their business as currently conducted. "Direct Action Claim" means a claim brought against an Insurance Subsidiary in
 -------------------
the ordinary course of the Insurance Subsidiary's business for damages allegedly caused by or to an insured of the Insurance Subsidiary, pursuant to the laws of a state which permits tort claims to be filed directly against an insurer (provided that such a claim shall not be considered a Direct Action Claim to the extent that it seeks recovery in excess of policy limits against the insurer or extra-contractual damages against the insurer).

    3.10  Compliance.  Except as disclosed in the Company SEC Filings or as
          ----------
set forth on Schedule 3.10, neither the Company nor any of its Subsidiaries
                -------------
is in default or violation of any term, condition or provision of (a) its certificate of incorporation or by-laws (or equivalent governing instruments), or (b) any Contracts and Other Agreements to which the Company or any of its Subsidiaries is a party or by which any of them or any portion of their properties or assets may be bound; provided that no representation or warranty is made in the foregoing
       --------
clause (b) with respect to matters that, individually or in the aggregate, have not had or could not reasonably be expected to result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries.

    3.11.A   Definition of Tax and Taxes, Tax Returns and Taxing Authority.
             -------------------------------------------------------------

             (a)  "Tax" and "Taxes" mean (i) any tax imposed on or measured by
                   ---       -----
net income, gross income, gross receipts, franchise, capital stock, license, sales, use, service, transfer, withholding, payroll, premium, real or personal property or windfall profits tax, estimated, ad valorem, value added, or excise tax, alternative or add-on minimum tax, or other tax, fee, levy, duty and charges of whatever kind, including any employment, social security, workers' compensation, unemployment compensation, utility, stamp, occupation or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), imposed
                                                   ----------------
upon the Company or any Subsidiary and (ii) any liability for the payment of any amount of the type described in clause (i) as a result of the Company or any Subsidiary being a successor to or transferee of any other corporation at any time on or prior to the Effective Time.

             (b)  "Tax Returns" shall mean returns, reports and other
                   -----------
documentation (including any additional or supporting material and amendments thereto) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of the Company's or its Subsidiaries' Tax.

    3.11.B   Taxes.  The Company and its Subsidiaries have timely filed all
             -----
Tax Returns required to be filed by them through the date hereof with the appropriate Taxing Authorities, and shall prepare and timely file, in a manner consistent with prior years and applicable law and regulations, all Tax Returns required to be filed on or before the Effective Time. All Tax Returns are true, correct and complete, and Taxes relating to the Company and its Subsidiaries which are due to, or claimed to be due from them by, any Taxing Authority have been paid other than as disclosed in Schedule 3.11.B. Except as disclosed on
                                     ---------------
Schedule 3.11.B and, to the best knowledge of the Company, there is currently no
---------------
audit or examination of, or action or proceeding relating to, any Tax Return of the Company or any of its Subsidiaries or which includes the Company or any of its Subsidiaries presently in progress or of which the Company or any of its Subsidiaries has received notice. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns which include the Company or its Subsidiaries. Except as disclosed in the Company SEC Filings or as set forth on Schedule 3.11.B, no deficiencies for
                                           ---------------
any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries.

    3.11.C   Tax Representations.
             -------------------
             (a) Each Insurance Subsidiary is an "insurance company" within the meaning of Treas. Reg. (S) 1.801-3(a) and subject to taxation under Part II of Subchapter L of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                       ----
for the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired, except as set forth on Schedule 3.11.C.
         ---------------

             (b) The unpaid loss reserves of each Insurance Subsidiary have been computed in accordance with Section 846 of the Code for all taxable periods for which Tax Returns have been filed and for which the statute of limitations has not expired.

             (c) There are no liens for Taxes upon the assets of the Company or any Subsidiary except liens for current Taxes not yet due or payable or liens imposed for nonpayment of Taxes which are currently being contested in good faith by the Company or such Subsidiary, and for which adequate reserves are reflected in the financial statements referred to in Sections 3.7.A or 3.7.B.

             (d) Based on tax rates currently in effect, the current and deferred Taxes of the Company and the Subsidiaries (i) as of March 31, 1997, did not exceed by a material amount the reserve for such Taxes set forth in the Company's consolidated financial statements contained in the Company 1997 First Quarter Form 10-Q and (ii) will not exceed by a material amount such reserve as adjusted for operations and transactions through the Effective Time in accordance with the past customs and practice of the Company and the Subsidiaries.

             (e)  Except as set forth on Schedule 3.11.C, there is no contract,
                                         ---------------
agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment by the Company or the Subsidiaries of any amount that would not be deductible by the Company or the Subsidiaries by reason of Section 162(m) of the Code.

             (f) The Company is not a U.S. real property holding corporation under Section 897 of the Code.

             (g)  Except as provided in Schedule 3.11.C, the Company or its
                                        ---------------
Subsidiaries have not agreed (and no agreement has been made on their behalf) to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method or change in basis of computing reserves or otherwise, and there is no application pending with any Taxing Authority requesting permission for any changes in any accounting method of the Company or the Subsidiaries.

             (h) Any tax sharing agreement among the Company and the Subsidiaries shall be and hereby is deemed to be amended so as to be inapplicable to taxable periods commencing on or after the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year or a past year).

             (i) The Company or its Subsidiaries have set up an adequate reserve for the payment of all Taxes required to be paid by the Company or its

Subsidiaries, and the consolidated financial statements of the Company contained in the Company 1997 First Quarter Form 10-Q reflect an adequate reserve for the payment of all Taxes required to be paid by the Company and its Subsidiaries through the date of such financial statements.

             (j) The Federal income Tax Return of the Company and its consolidated Subsidiaries have been examined and settled with the Internal Revenue Service, or the statute of limitations with respect to such years has expired, for all years through 1992, except for a pending refund claim by the Company.

             (k) The Company and each Subsidiary have timely withheld from and paid to the appropriate Taxing Authority, and have properly reported, all employee salaries, wages and other compensation with respect to matters that, individually or in the aggregate, have had or would reasonably be expected to result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries.

             (l) The Company and each Subsidiary is a member of the consolidated group (as defined in Section 1504 of the Code) of which the Company is the common parent for all taxable years beginning January 1, 1995. Except as set forth in Schedule 3.11.C, neither the Company nor any Subsidiary (a) has,
             ---------------
for any periods ending on or after January 1, 1995, been a member of a consolidated group filing a consolidated federal income Tax Return, other than the group of which the Company is the common parent or (b) has any liability for Taxes for any person (other than the Company and any Subsidiary) under Treas. Reg. (S) 1.1502-6 or any similar provision of state, local or foreign law, or as a transferee, successor, by contract or otherwise.

             (m) No requests for ruling or determination letters with respect to the income, operations or business of the Company or any Subsidiary are pending with any Taxing Authority.

             (n) Neither the Company nor any Subsidiary has received written notice from any Taxing Authority in a jurisdiction in which such entity does not file a Tax Return stating that such entity is subject to taxation in that jurisdiction, which notice relates to an amount that, if due, could have a Material Adverse Effect on the Company or any Subsidiary. Except as set forth on
Schedule 3.11.C, neither the Company nor any Subsidiary is required to file any
---------------
Tax Return in any jurisdiction outside the United States.

     3.12    Employee Benefit Plans.
             ----------------------
             (a) Except for the plans, programs or arrangements, contractual or otherwise, listed in Schedule 3.12(a), (i) neither the Company nor any
                     ----------------
Subsidiary nor, with respect to employees, directors or officers of the Company or any Subsidiary, any other person maintains, sponsors or contributes to any plan, program or arrangement providing for (A) payment of deferred compensation or retirement benefits, (B) the accrual or payment of bonuses or special or incentive compensation of any kind, (C) any severance or termination payments,
(D) loans, loan guarantees or other extensions of credit to directors, officers or employees, (E) life, health, disability or other welfare benefits, or (F) moving or other relocation expense benefits or reimbursements; and (ii) neither the Company nor any Subsidiary nor, with respect to employees, directors or officers of the Company or any Subsidiary, any other person maintains, sponsors or contributes to any other stock bonus, stock option, stock incentive, employee stock ownership, stock purchase or similar plans or practices, whether formal or informal.

             (b) With respect to any plan, program or arrangement of the nature described in Section 3.12(a) above (hereinafter, the "Plans"), except as
                                                      -----
disclosed on such Schedule 3.12(b):
                  ----------------

                             i) the financial statements, if any, relating to the Plans for the past five plan years have been furnished or were made available to the Parent, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of such Plans, which books and records are correct and complete in all material respects;

                             ii) all such Plans comply in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and the applicable
                                            -----
         requirements for tax-exempt status under the Code and each Plan has been operated substantially in accordance with its terms and no penalties or excise taxes have been incurred under ERISA or the Code;

                             iii) no material change in the assets or liabilities of any such Plan has occurred after the date of the financial statement relating thereto

        (other than any change resulting from the normal and anticipated accrual of benefits, payment of benefits or receipt of contributions);


                         iv) all required contributions to the Plans have been timely made, all contributions accrued by the Company or any Subsidiary through March 31, 1997 are reflected in the Company's SEC Filings;

                         v) all applicable reporting and disclosure obligations to any governmental agency or entity and to any Plan participant or beneficiary have been materially satisfied;

                         vi) there have been no transactions between any such Plan and any "party in interest" or "disqualified person", within the meaning of ERISA or the Code, which might subject the Company or any Subsidiary to a tax or penalty on prohibited transactions or to a civil action under ERISA;

                         vii) all such Plans that are funded Plans have sufficient assets to pay all benefits, expenses and liabilities, accrued or otherwise;

                         viii) no investigation or review by the Internal Revenue Service ("IRS") is pending or is contemplated in which the IRS
                          ---
        has asserted or may assert that any Plan is not qualified under the Code or that any related trust, including any trust for a welfare Plan, is not exempt from tax under Section 501 of the Code. No assessment of any federal income taxes has been made or, to the best knowledge of the Company, is contemplated against any of the Company or any Subsidiary or any related trust of any such Plan on the basis of failure of such qualification or exemption nor, to the knowledge of the

        Company, is there any basis for any such investigation, review, assertion or assessment;

                         ix) no event has occurred or is threatened or about to occur with respect to any Plan for which is required to be filed a notice of a reportable event, within the meaning of Section 4043(b) of ERISA and the Pension Benefit Guaranty Corporation (the "PBGC")
                                                                 ----
        regulations issued thereunder. No notice of termination has been filed by the Plan administrator pursuant to Section 4041 of ERISA or issued by the PBGC pursuant to Section 4042 of ERISA with respect to any such Plan nor is there any basis for the filing of any such notice of termination; and

                         x) after the Effective Time, neither the Company nor any Subsidiary will have any liability with respect to any obligation to contribute to, or any duty to provide any benefits under, any such Plan.

                 (c) Neither the Company nor any Subsidiary is or has ever been a contributing employer to any multi-employer pension plan (within the meaning of Section 3(37) of ERISA); neither the Company nor any Subsidiary is under any obligation to make contributions to any multi-employer pension plan; and neither the Company nor any Subsidiary has actual or potential liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer pension plan.

        3.13     Information Supplied.  None of the information supplied or to
                 --------------------
be supplied by the Company for inclusion or incorporation by reference in the proxy statement (the "Proxy Statement") to be filed with the SEC by the Company
                      ---------------
in
connection with the meeting of the Company's stockholders (the "Company
                                                                -------
Stockholders' Meeting") to be held in connection with the Merger will, at the
---------------------
time the Proxy Statement is mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        3.14     Finders and Investment Bankers.  Neither the Company nor any of
                 ------------------------------
its officers or directors has employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Goldman, Sachs & Co. ("Goldman Sachs"), or incurred any
                                             -------------
liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to Goldman Sachs (including any fees for the written opinion provided pursuant to Section 3.16), all of which fees have been or will be paid by the Company in accordance with the agreement attached as Schedule 3.14.
            -------------

        3.15     Rights Agreement.  The Company has delivered or made available
                 ----------------
to the Parent a correct and complete copy of the Rights Agreement dated as of January 22, 1997 (the "Company Rights Agreement") between the Company and First
                       ------------------------
Chicago Trust Company of New York, as Rights Agent, including all exhibits thereto. The Company has amended the Company Rights Plan (the "Rights Plan
                                                                -----------
Amendment") so that neither the execution and delivery of this Agreement nor the
---------
consummation of the transactions contemplated hereby will (a) cause the Rights under the Company Rights Agreement (the "Rights") to become exercisable, (b)
                                         ------
cause any
person to become an Acquiring Person (as defined in the Company Rights Agreement) or (c) give rise to a Distribution Date (as defined in the Company Rights Agreement). The Company has delivered to the Parent a true, correct and complete copy of the Rights Plan Amendment.

        3.16     Opinion of Financial Advisor.  The Company has received a
                 ----------------------------
written opinion of Goldman Sachs to the effect that, as of the date of this Agreement, the Merger is fair to the stockholders of the Company from a financial point of view.

        3.17     Contracts.
                 ---------

                 (a)     Set forth in Schedule 3.17 hereto is a list identifying
                                      -------------
all outstanding contracts, leases and commitments, other than as an insurer (except for insurance policies issued outside of the ordinary course of business, which are listed on Schedule 3.17), whether written or oral, either
                              -------------
(i) to which the Company or any Subsidiary is a party, or (ii) to which any of its or their properties are subject and (a) are listed in the next sentence, or
(b) with respect to which the Company or any Subsidiary is, in the case of any one contract, lease or commitment or series of related contracts, leases or commitments, obligated to make aggregate payments in excess of $500,000, or (c) which is performable by the Company or such Subsidiary beyond one year subsequent to the Effective Time and has aggregate payments in excess of $500,000, or (d) which are material to the business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole (collectively the "Company Agreements").
     ------------------

                         The following types of agreements are Company
Agreements, irrespective of dollar amount or term:

                         i) management or employment contracts (other than oral agreements for employment at will), consulting contracts, collective bargaining contracts or other agreements with any labor union, or termination and severance agreements;

                         ii) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements, warehousing agreements, repurchase agreements and other evidence of indebtedness other than endorsements for collection or deposit in the ordinary course of business;

                         iii) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization, or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or other relating to any such employee benefit plan or arrangement);

                         iv) stock option, stock purchase, warrant, repurchase or other contracts or agreements with any employee or officer of either the Company or any Subsidiary relating to the shares of capital stock of any Subsidiary or the Company;

                         v) contracts or agreements with reinsurers, managing general agents, managing general underwriters, general agents, underwriters, agents, investment bankers, investment advisers, custodians, brokers or sales representatives;

                         vi) contracts or agreements with any director or officer of the Company or any Subsidiary or with any person or entity affiliated or associated with such director or officer;

                         vii) powers of attorney or similar authorizations granted to any third party by the Company or any Subsidiary other than those granted in the ordinary course of business;

                         viii) contracts or agreements containing covenants limiting the freedom of the Company or any Subsidiary to compete in any line of business or with respect to any particular product or service or with any person; and

                         ix) requirements contracts or similar agreements in which the Company or any Subsidiary is the purchaser or the seller.

        The Company and the Subsidiaries have complied in all material respects with all the provisions of their respective Company Agreements and are not in default in any material respect under any of the terms thereof. No party to any of the Company Agreements will have the right to terminate any or all of the provisions of any Company Agreement as a result of the transactions contemplated by this Agreement.

                 (b) The Company has made available to representatives of the Parent, for its review and examination, all of the Company Agreements.

        3.18     Reserves.  All loss, adjustment to expense and unearned premium
                 --------
reserves required under applicable regulatory requirements to be established by the Company or any Subsidiary have been and are in the required form. The amount of such reserves carried on the books of the Company and the Subsidiaries (including those established for reported and unreported insurance benefits, losses or claims and expenses) satisfy all applicable regulatory requirements.

        3.19     Reinsurance Recoverables.  The reinsurance recoverables, net of
                 ------------------------
related reserves for uncollectible amounts, on the books of each of the Insurance Subsidiaries as of December 31, 1996 and March 31, 1997, respectively, are appropriate.

        3.20     Collective Bargaining Agreements.  Neither the Company nor any
                 --------------------------------
Subsidiary is a party to or subject to any collective bargaining agreement with any labor union. There are no labor controversies pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company or any Subsidiary.

        3.21     No Default.  Each of the Company and the Subsidiaries has in
                 ----------
all respects performed, or is now performing, the obligations of, and is not in default (and would not by the lapse of time and/or the giving of notice be in default), nor has it received notice of default, in respect of, any contract, agreement, lease or commitment binding upon it or its assets or properties (including, without limitation, any contract, agreement, lease or commitment described in any Schedule attached hereto), except where such nonperformance or default would not reasonably be expected to result in a Material Adverse Effect with respect to the Company or any Subsidiary. Except as previously disclosed in writing to the Parent, to the best knowledge of the Company, no party with whom the Company or any Subsidiary has an agreement, contract, lease or commitment which is material to the condition (financial or otherwise), business, net worth, assets, properties, operations or future prospects of the Company of such Subsidiary is in default thereunder or has breached any terms or provisions thereof. To the best knowledge of the Company, there are no facts or circumstances which make a default under, or termination or suspension of, any of the contracts or obligations referred to in this Section 3.21 likely to occur subsequent to the date hereof nor has any third party raised any claim, dispute or controversy with respect to such contracts or obligations.

        3.22     Premiums Receivable.  All of the premiums receivable of the
                 -------------------
Insurance Subsidiaries shown on the December 31, 1996 Balance Sheet or the March 31, 1997 consolidated balance sheet of the Company contained in the Company SEC Filings (the "Interim Balance Sheet"), or thereafter acquired arose under
              ---------------------
validly issued policies of insurance in the ordinary and usual course of the business of the Company or the applicable Subsidiary. The values at which premiums receivable are carried on the December 31, 1997 Balance Sheet and Interim Balance Sheet are consistent with their respective past practices and in accordance with generally accepted accounting principles applied on a consistent basis.

        3.23     Bank Accounts.  Schedule 3.23 is a full and complete written
                 -------------   -------------
list of all of the bank accounts of the Company, together with the names of persons authorized to draw thereon. Except as set forth therein, all cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

        3.24     Guarantees.  Except as set forth on Schedule 3.24, neither the
                 ----------                          -------------
Company nor any Subsidiary has guaranteed, or is otherwise contingently obligated for, any indebtedness of any third party, except guarantees by the Company of the Subsidiaries' obligations and endorsements for collection or deposit in the ordinary course of business.

        3.25     Insurance.  Schedule 3.25 is (i) a full and complete list of
                 ---------   -------------
all policies of insurance to which the Company or any Subsidiary is a party or is a beneficiary or named insured (except for insurance policies issued by the Insurance Companies in the ordinary course of business and reinsurance agreements to which the Company or any Subsidiary is a party), and the Company and the Subsidiaries have in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein and (ii) a true and complete list of all insurance policies to which other parties are a party or a beneficiary which relate to the properties, assets or operations of or any Subsidiary, and the names of such other parties. No notice of cancellation or termination has been received with respect to any insurance policy described in this Section 3.25. Each of the Company and the Subsidiaries carries insurance, with insurers that, to the knowledge of the Company, are solvent, in amount and types of coverage which are customary in the industry and against risks and losses which are usually insured against by persons holding or operating similar properties and similar businesses. No material claims have been asserted under any of such insurance policies or relating to the properties, assets or operations of the Company or any Subsidiary since December 31, 1996.

        3.26     Related Parties.  Except as set forth in Schedule 3.26, (a) no
                 ---------------                          -------------
officer or director of the Company or any Subsidiary, or any affiliate of any such person, has, either directly or indirectly, a beneficial interest, or alleges a claim of beneficial interest, in any contract or agreement to which the Company or any Subsidiary may be bound or (b) no officer or director of the Company or any Subsidiary eligible to receive any severance obligations referenced in the Severance Schedule (as defined in Section 5.9 has, either directly or indirectly, an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company or any Subsidiary other than shares of publicly held companies not in excess of 1% of such companies' outstanding shares.

        3.27     Proprietary Rights.  Schedule 3.27 is a true, correct and
                 ------------------   -------------
complete list of patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade secrets, service marks, service mark registrations, applications for service mark registrations, trade names, labels, slogans, claims of copyright, copyright registrations, applications for copyright registrations, copyrights, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") owned or
                                                   ------------------
used by the Company or the Subsidiaries in their respective businesses. The Company and the Subsidiaries own or possess adequate licenses or other rights to use the Proprietary Rights, and the same are sufficient to conduct the business of the Company and the Subsidiaries as they have been and are now being conducted. The operations of the Company and the Subsidiaries do not conflict with or infringe, and, no one has asserted to the Company nor any Subsidiary that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by any third party. To the best knowledge of the Company, there are no third parties whose operations conflict with or infringe nor has anyone asserted that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by the Company or any Subsidiary. There are no facts or alleged facts which would reasonably serve as a basis of any claim that the Company or any Subsidiary does not have the unrestricted right to use, free of any rights or claims of others, all Proprietary Rights in the development, provision, use, sale or other disposition of any or all products or services presently being, or contemplated to be, used, furnished or sold in the business of the Company or such Subsidiary.

           3.28  Compliance with Law.  The businesses of the Company and each
                 -------------------
Subsidiary have been conducted in all material respects in accordance with all applicable laws, rules, regulations, orders and other requirements of governmental authorities (excluding ERISA which is covered by Section 3.12), including, without limitation, all insurance company holding laws, all laws, regulations and orders relating to the ownership and operation of insurance companies, antitrust or trade regulation, employment and discrimination practices and procedures, the health and safety of employees, consumer credit and other consumer protection laws, insurance, environmental protection, the pollution of the atmosphere, surface water, ground water and noise, and the handling of toxic and hazardous waste materials. Neither the Company nor any Subsidiary has received any notice of alleged violations of the foregoing and there are no pending or, to the best knowledge of the Company, threatened hearings or investigations with respect to any of the foregoing.

           3.29  Real Property.  The attached Schedule 3.29 constitutes a true,
                 -------------                -------------
correct and complete list of all real property owned, leased, or under option to be purchased, sold or leased, by the Company or any Subsidiary, and no other real property is used in the conduct of the operations of the Company or any Subsidiary. All property leased by the Company or any Subsidiary is held under valid and existing leases. Except as set forth in Schedule 3.29, neither the
                                                  -------------
operations of the Company or any Subsidiary on any such real property, nor the condition of such real property, including improvements thereon, violates in any material respect any applicable building code, health, fire or safety engineering code, zoning requirement or classification, or other Legal Requirement relating to the environment, pollution control, public health, occupational safety or otherwise relating to such property or to such operations. Neither the Company nor any Subsidiary has received notice of any pending or threatened condemnation proceedings which may materially and adversely affect the use or value of any property described in Schedule 3.29.
                                                               -------------

           3.30  Investments of Insurance Subsidiaries.  The investments of the
                 -------------------------------------
Insurance Subsidiaries reflected on their respective Insurance Subsidiary Statements comply in all material respects with all applicable regulatory requirements and financial standards of the states in which each is admitted or approved, respectively, to the extent applicable. A list of all portfolio investments of the Insurance Subsidiaries as of May 31, 1997, is attached hereto as Schedule 3.30.
   -------------

           3.31  Insurance Practices.  The insurance practices and business
                 -------------------
operations of the Insurance Subsidiaries (including, without limitation, their reserving, marketing, investment, financial, claims, underwriting, premium collection and refunding and other practices) conform in all material respects to all applicable legal and regulatory requirements and accepted insurance company practices.

           3.32  Licenses and Permits.
                 --------------------

                 (a) Each of the Company and the Subsidiaries has obtained, and is in compliance in all material respects with, all necessary licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings required by all federal, state, local and other governmental or regulatory authorities (including, without limitation, any federal, state and local laws and regulations and authorities or agencies regulating insurance companies and their operations) and all courts and other tribunals for the conduct of the businesses and operations of the Company and such Subsidiary as now conducted (collectively, the "Required Licenses"), and there are no
                                  -----------------
proceedings pending or, to the best knowledge of the Company, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any such Required License nor are there any facts known to the Company which may give rise to such proceedings. The attached
Schedule 3.32 contains a true, correct and complete list of all Required
-------------
Licenses and the jurisdictions for which they are issued and a true, correct and complete list of all states in which the Company or any Subsidiary currently has pending an application to transact any line of business. Except as described on
Schedule 3.32, all of the Required Licenses shall remain in full force and
-------------
effect notwithstanding the consummation of the transactions contemplated hereunder.

                 (b) All material reports and applications required to be filed with any regulatory authority have been filed and are true, correct and complete in all respects and accurately present the information contained therein. Neither the consummation of the transactions contemplated by this Agreement nor any change which occurs as a result thereof will, when reflected in appropriate amendments to such applications or filings, have a material adverse effect upon any matters (including rate approvals) which are the subject of such reports, applications or filings.

           3.33  Overdue Assessments: Risk Sharing Plans.  There are no overdue
                 ---------------------------------------
assessments in excess of $250,000 levied against the Company or any Subsidiary by any insurance guaranty association or fund. Other than as set forth in
Schedule 3.33, neither the Company nor any Subsidiary currently participate in,
-------------
nor are they required to participate in, any risk sharing plan, pool, joint underwriting association, or similar arrangement pursuant to any insurance laws. The liabilities and obligations (absolute, accrued, contingent and otherwise) of the Company and its Subsidiaries in respect of such risk sharing plans set forth on
Schedule 3.33 do not exceed $1,000,000.
-------------

           3.34  Underlying Documents.  Any underlying documents listed or
                 --------------------
described in the Schedules referred to in this Agreement have heretofore been made available to the Parent or its representatives. All such documents furnished to the Parent are true, correct and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Schedules in which such documents are incorporated. The minute books of the Company and each Subsidiary contain true, correct and complete records of all meetings and other corporate actions taken through April 28, 1997 by the directors and stockholders of the Company and such Subsidiary.


                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND THE MERGER SUB

           The Parent and, after the Amendment, the Merger Sub represent and warrant to the Company as follows, provided that any representation and warranty relating to the Merger Sub shall be as of the date the Merger Sub executes the
Amendment:

           4.1   Organization.  Each of the Parent and the Merger Sub is a
                 ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Parent is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Parent. The Parent has previously delivered or made available to the Company correct and complete copies of the certificates of incorporation and by-laws, as currently in effect, of the Parent and the Merger Sub. The Merger Sub is a newly formed, wholly owned subsidiary of the Parent and, except for activities incident to the acquisition of the Company, the Merger Sub has not engaged in any business activities of any type or kind whatsoever.

           4.2   Authorization; Binding Agreement.  Each of the Parent and the
                 --------------------------------
Merger Sub has the full legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Parent and the Merger Sub. This Agreement has been duly and validly executed and delivered by each of the Parent and the Merger Sub and constitutes a legal, valid and binding agreement of each of the Parent and the Merger Sub, enforceable against each of them in accordance with its terms.

           4.3   Noncontravention.  Neither the execution and delivery of this
                 ----------------
Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Parent or the Merger Sub, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts and Other Agreements to which the Parent or the Merger Sub is a party or by which either of them or any material portion of their properties or assets may be bound or
(c) violate any Legal Requirements applicable to the Parent or the Merger Sub or any material portion of their properties or assets; provided that no
                                                    --------
representation or warranty is made in the foregoing clause (b) with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Parent.

           4.4   Governmental Approvals.  No consent, approval or authorization
                 ----------------------
of, or declaration or filing with, any Governmental Entity on the part of either the Parent or the Merger Sub that has not been obtained or made is required in connection with the execution or delivery by the Parent or the Merger Sub of this Agreement or the consummation by the Parent or the Merger Sub of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings under the HSR Act and the

Exchange Act, (c) approvals, filings and/or notices required under any applicable insurance laws, and (d) consents, approvals, authorizations, declarations or filings that, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Parent or prevent the Parent or the Merger Sub from consummating the transactions contemplated hereby.

           4.5   Finders and Investment Bankers.  Neither the Parent or the
                 ------------------------------
Merger Sub nor any of their respective officers or directors has employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Morgan Stanley & Co. Incorporated ("Morgan Stanley"), or incurred any liability for any investment
               --------------
banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to Morgan Stanley, all of which fees have been or will be paid by the Parent.


                                   ARTICLE 5

                                   COVENANTS

           5.1   Conduct of Business of the Company.  Except as contemplated by
                 ----------------------------------
this Agreement, during the period commencing on the date hereof and ending at the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice, and the Company shall, and shall cause each of its Subsidiaries to, use all reasonable efforts to preserve intact its business organization and to maintain satisfactory relationships with its customers, suppliers and employees and others with which it has business relationships. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any or its Subsidiaries will, without the prior written consent of the Parent:

                 (a) amend or propose to amend its certificate of incorporation or by-laws (or equivalent governing instruments);

                 (b)   except as set forth on Schedule 5.1, authorize for
                                              ------------
issuance, issue, sell, pledge, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, calls, subscriptions, stock appreciation rights or other rights or other agreements) any capital stock of any class or any securities convertible into or exchangeable for shares of capital stock of any class of the Company, other than shares of Company Common Stock (and accompanying Rights) issuable upon exercise of Company Options and upon conversion of Company Convertible Preferred Stock outstanding on the date of this Agreement in accordance with the present terms thereof;

                 (c) split, combine or reclassify any shares of Company Common Stock or declare, pay or set aside for payment any dividend (other than regularly scheduled dividends on the Company Common Stock and the Company Convertible Preferred Stock at their current levels) or other distribution in respect of any Company Common Stock, or redeem, purchase or otherwise acquire any shares of Company Common Stock;

                 (d) increase or establish any Plan or otherwise increase in any manner the compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors, officers or employees, other than in the ordinary course of business consistent with past practice or as required under any existing employment agreement or Plan, or enter into any employment or severance agreement with or grant any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, other than in accordance with existing Plans;

                 (e) enter into any other agreements, commitments or contracts that are material to the Company and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice;

                 (f) except as contemplated by this Agreement, without the prior written consent of the Parent, otherwise take or cause to be taken any action described in clauses (c) through (r) of Section 3.8 between the date of this Agreement and the Effective Time; or

                 (g)   agree, commit or arrange to do any of the foregoing.

           5.2   Stockholder Approval; Proxy Statement.  The Company shall take
                 -------------------------------------
all action necessary in connection with applicable law to convene the Company Stockholders' Meeting as promptly as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Company shall, through its Board of Directors (the "Company Board"),
                                                        -------------
recommend that its stockholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby, subject to the Company Board's fiduciary duty under applicable law, exercised after consultation with the Company's independent legal counsel.

        5.3   Access and Information.  Between the date of this Agreement and
              ----------------------
the Effective Time, the Company shall, and shall cause its Subsidiaries to, afford the Parent and its authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, personnel, Contracts and Other Agreements, any documents relating to Tax Returns of the Company and its Subsidiaries and other books and records of the Company and its Subsidiaries and shall promptly deliver or make available to the Parent (a) a copy of each report, schedule and other document filed by the Company pursuant to the requirements of federal or state securities laws and (b) all other information concerning the business, properties, assets and personnel of the Company and its Subsidiaries as the Parent may from time to time reasonably request, including, without limitation, access to outside counsel of the Company or any Subsidiary in connection with the review of any claim, dispute, action, proceeding, suit, appeal, investigation or inquiry pending or threatened against the Company or any Subsidiary. The Parent shall hold, and shall cause its Representatives (as defined in the letter agreement dated May 6, 1997 (the "Company Confidentiality
                                                        -----------------------
Agreement") between the Company and Motors Insurance Corporation) to hold, all
---------
Evaluation Material (as defined in the Company Confidentiality Agreement) in confidence in accordance with the terms of the Company Confidentiality Agreement and, in the event of the termination of this Agreement for any reason, the Parent promptly shall return or destroy all Evaluation Material in accordance with the terms of the Company Confidentiality Agreement.

        5.4   No Solicitation.  Except as otherwise contemplated by this
              ---------------
Agreement, neither the Company or any of its Subsidiaries, nor any of their respective officers, directors, employees or representatives, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than the Parent and the Merger Sub or any affiliate, associate or designee of the Parent or the Merger Sub) concerning any proposal for an acquisition of all or any substantial part of the business and properties or capital stock of the Company and its Subsidiaries taken as a whole, whether by merger, tender offer, purchase of assets or shares of capital stock or otherwise (an "Acquisition
                                                                -----------
Proposal").  The Company shall promptly notify the Parent if any proposal, offer
--------
or substantial contact with respect thereto is made by any person in writing. Notwithstanding the foregoing, (a) the Company Board may take, and disclose to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer for shares of capital stock of the Company and (b) the Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor after the date hereof, and may participate in discussions and negotiate with any person or group concerning any Acquisition Proposal, only if such person or group has submitted a written Acquisition Proposal to the Company Board and the Company Board determines in its good faith judgment, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to take such action would constitute a breach of the Company's Board's fiduciary duty under applicable law.

        5.5   Reasonable Efforts; Additional Actions.
              --------------------------------------

              5.5.1 Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the Company's and the Parent's borrowing or other contractual arrangements required by the transaction contemplated by this Agreement, (b) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Securities Act, the Exchange Act and the DGCL, (c) effect promptly (but in no event later than twenty (20) days) and prosecute diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable insurance laws for the consummation of the transactions contemplated by this Agreement, (d) defend any lawsuit or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby and (e) fulfill or cause the fulfillment of the conditions to Closing set forth in Article 6.

              5.5.2 If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        5.6   Notification of Certain Matters.  The Company shall give notice
              -------------------------------
to the Parent, and the Parent and the Merger Sub shall give notice to the Company, promptly upon becoming aware of (a) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the

Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this
              --------
Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        5.7   Public Announcements.  The initial press release or releases
              --------------------
with respect to the transactions contemplated by this Agreement shall be in the form agreed to by the Parent and the Company. Thereafter, for as long as this Agreement is in effect, the Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall not, and shall cause their subsidiaries and affiliates not to, issue or cause the publication of any press release or any other announcement (including without limitation announcements to employees, agents or policyholders) with respect to the Merger, this Agreement or the other transactions contemplated hereby without the consent of the other, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirements. The Parent will inform the Company in writing as to the appropriate persons to give such consent.

        5.8   Merger Sub.  On or before July 3, 1997, the Parent shall cause
              ----------
the Merger Sub to be duly incorporated and organized and shall cause the Merger Sub to authorize and execute an amendment to this Agreement by which the Merger Sub agrees to become a Constituent Corporation hereunder and otherwise to be bound by the terms hereof as applicable to the Merger Sub (the "Amendment") and
                                                                ---------
the Parent and the Company agree to execute and deliver the Amendment. The Parent will take all action necessary to cause the Merger Sub to perform its obligation under this Agreement as so amended and to consummate the Merger on the terms and conditions set forth in this Agreement as so amended. All references herein to the Agreement shall, after the Amendment is executed and delivered by the Parent, the Company and Merger Sub, mean this Agreement as so amended by the Amendment.

        5.9   Severance.  For a period of at least two (2) years from and
              ---------
after the Effective Time, the Parent will cause the Surviving Corporation to honor the severance obligations listed on Schedule 5.9 (the "Severance
                                          ------------       ---------
Schedule") in accordance with the terms of such plans as in effect immediately prior to the Effective Time.

        5.10  Indebtedness of the Company.  From and after the Effective
              ---------------------------
Time, the Parent will and will cause the Surviving Corporation to honor in accordance with their terms, the Indenture dated as of August 26, 1992 between the Company and First National Bank of Chicago, as trustee, as supplemented from time to time, the Indenture dated as of October 15, 1994 between the Company and First National Bank of Chicago, as trustee, as supplemented from time to time, and the Indenture dated as of February 10, 1997 between the Company and First Union National Bank of North Carolina, as trustee, as supplemented from time to time (the "Junior Subordinated Debenture Indenture"), including, without
           ---------------------------------------
limitation, any repurchase obligations with respect to the debentures issued pursuant to the Junior Subordinated Debenture Indenture upon a Change of Control (as such term is defined in the Junior Subordinated Debenture Indenture).

        5.11  Termination of Investment Advisory Agreement.  Effective at or
              --------------------------------------------
prior to the Effective Time, the Company shall have terminated the Investment Advisory Agreement between the Company and Head Asset Management L.L.C. with no further liability or obligation to the Company or its Subsidiaries.

        5.12  Termination of Amended Salary Deferral Plan and Deferral of
              -----------------------------------------------------------
Bonus Payment.  Effective at or prior to the Effective Time, the Company shall
-------------
have terminated the Integon Corporation Executive Salary Deferral Plan, which became effective as of January 22, 1997, with no further liability or obligation to the Company or its Subsidiaries other than to pay the participant therein the amount due set forth on Schedule 5.12. The Parent agrees to cause the Surviving
                        -------------
Corporation to defer until January 2, 1998, and to pay John C Head III, his bonus in the amount of $500,000.

        5.13  Employee Plans.  From and after the Effective Time, the Parent
              --------------
agrees to provide, or cause the Surviving Corporation to provide, to employees of the Company retirement benefits, bonus and incentive compensation and life, health, disability and other welfare benefits on a basis economically comparable to similar plans currently in effect for the Company's employees, and, for purposes of determining eligibility to participate, vesting and entitlement benefits, service with the Company or any Subsidiary prior to the Effective Time shall be treated as service with the Parent or its subsidiaries; provided,
                                                                 --------
however, that such service shall not be recognized to the extent such
-------
recognition would result in a duplication of benefits.

        5.14  Investment Portfolio.  The Company shall cause the investments
              --------------------
of the Insurance Subsidiaries to be maintained prior to the Effective Time in accordance with past investment policies and practices of the Insurance Subsidiaries, except that, pending the Closing, cash proceeds from any investment (whether as a result of the sale or maturity of an investment or from investment income) shall only be invested in United States Treasury Securities having a maturity of five (5) years.

        5.15  Indemnification of Directors and Officers. The certificate of
              -----------------------------------------
incorporation and by-laws (or equivalent governing instruments) of the Surviving Corporation and each of its subsidiaries shall contain provisions no less favorable with respect to indemnification than are set forth in the Certification of Incorporation and by-laws of the Company and its Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, agents or employees of the Company or any of its subsidiaries or who were otherwise entitled to indemnification pursuant to the certificate of incorporation and by-laws (or equivalent governing instruments) of the Company or any of its subsidiaries. The Parent shall cause to be maintained in effect for six years after the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company and its subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that the Parent may substitute therefor policies of at
      --------  -------
least the same coverage
containing terms and conditions that are not less advantageous than the existing policies (including with respect to the period covered).

        5.16  Updating of Schedules.  From the date hereof until the
              ---------------------
Effective Time, the Company shall keep up to date all of the Schedules, and shall notify the Parent on a monthly basis of any changes or additions or events which may, after the lapse of time, cause any change or addition in any of such Schedules, whether or not such changes or additions relate to matters that are permitted under Section 5.1. If the Company submits an amended Schedule to the Parent pursuant to this Section and, if in the Parent's reasonable judgment, such amendment or supplement, either individually or in the aggregate with other amendments or supplements, results in a change that has had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, then the Parent may reject such amended Schedule and, if the Company fails or refuses to promptly take such actions as are necessary to make the original version of the Schedule satisfy in all material respects each applicable representation and warranty under this Agreement (as of the Effective Time), such failure or refusal will be deemed to be the failure of the condition set forth in Section 6.2(b) below, and the Parent will be entitled to terminate this Agreement pursuant to Article 7 below.

        5.17  Redemption of Company Convertible Preferred Stock.   The Parent
              -------------------------------------------------
shall cause the Surviving Corporation to issue a notice of redemption within five days after the later of (i) the Effective Time or (ii) September 16, 1997 to all holders of Company Convertible Preferred Stock outstanding on the Effective Time.

Such notice of redemption shall provide for the Redemption Record Date (as defined in the Certificate of Designation) to be at least 20 days after the notice of redemption has been given. On the Redemption Record Date, the Surviving Corporation shall redeem all outstanding shares of Company Convertible Preferred Stock in accordance with the terms of the Certificate of Designation. If a notice of redemption has been given and any holder of shares of Company Convertible Preferred Stock shall, prior to the close of business on the fifth day preceding the Redemption Record Date, give written notice to the Surviving Corporation, pursuant to paragraph 6 of the Certificate of Designation, of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Surviving Corporation and any necessary transfer tax payment, as required by such paragraph 6), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective at the Conversion Price then in effect and shall entitle the holder to the Cash Conversion Consideration.

                                   ARTICLE 6

                                  CONDITIONS

        6.1   Conditions to Each Party's Obligations.  The respective
              --------------------------------------
obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

         (a) This Agreement shall have been adopted by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with applicable law;

         (b) No Legal Requirements shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibit or prevent the consummation of the Merger;

         (c) (i) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made (as the case may be), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect with respect to the Company or any Subsidiary or the Parent or materially adversely affect the ability of the Company, the Parent or the Merger Sub to perform their respective obligations hereunder and (ii) such consents, authorizations, orders and approvals shall be subject to no conditions other than (A) conditions customarily imposed by insurance regulatory authorities or
(B) other conditions that could not reasonably be expected to have a Material Adverse Effect with respect to the Company or any of the Subsidiaries, taken as a whole; and

         (d) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

     6.2 Conditions to Obligation of the Parent and the Merger Sub.  The
         ---------------------------------------------------------
obligation of the Parent and the Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

         (a) The Company shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Effective Time;

         (b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Effective Date, individually or in the aggregate, has not resulted in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, the foregoing condition shall be deemed to have been fulfilled;

         (c) The Parent shall have received a certificate signed by an executive officer of the Company to the effect of Sections 6.2(a) and (b);

         (d) All proceedings taken in connection with the filing of the Certificate of Merger and other similar transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Parent and its counsel; and

         (e) The Parent shall have received a legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, covering the matters set forth on Exhibit 6.2(e), which firm may rely on appropriate opinion of local counsel.

     6.3 Conditions to Obligation of the Company.  The obligation of the
         ---------------------------------------
Company to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

         (a) The Parent and the Merger Sub shall have performed in all material respects the covenants and obligations required to be performed by them under this Agreement on or prior to the Effective Time;

         (b) The representations and warranties of the Parent and the Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date;

         (c) The Company shall have received a certificate signed by an executive officer of each of the Parent and Merger Sub to the effect of Sections
6.3 (a) and (b); and

         (d) The Company shall have received a legal opinion of the Parent's legal staff covering the matters set forth on Exhibit 6.3(d), which legal staff may rely on appropriate opinion of local counsel.

                                   ARTICLE 7
                                  TERMINATION

     7.1 Termination.  This Agreement may be terminated and the Merger
         -----------
contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption by the stockholders of the Company:

         (a) By the mutual written consent of the Parent, the Merger Sub and the Company;

         (b) By the Parent, the Merger Sub or the Company:

             (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable; or


             (ii) if the Effective Time shall not have occurred on or before December 31, 1997, provided, however, that the right to terminate this
                        --------  -------
     Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill materially any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

         (c) By the Parent, the Merger Sub or the Company, if the stockholder approval referred to in Section 6.1(a) shall not have been obtained by reason of the failure to obtain the requisite vote at a duly held meeting of stockholders or at any adjournment thereof;

         (d) By the Company if the Company receives an Acquisition Proposal from any person or group and the Company Board determines in its good faith judgment, based as to legal matters on the written advice of the Company's independent legal counsel, that failing to terminate this Agreement would constitute a breach of the Company Board's fiduciary duty under applicable law; provided,
                                                                   --------
however, that if the Company exercises its right to terminate this Agreement
-------
pursuant to this subsection (d), (i) the Company, upon giving written notice of termination of this Agreement shall furnish a written copy of the Acquisition Proposal giving rise to such termination, and the Parent shall have a right of first refusal, exercisable within two (2) business days after delivery of the Acquisition Proposal to the Parent, to acquire the Company and its Subsidiaries on substantially the same economic terms set forth in such Acquisition Proposal, provided that the Parent may substitute cash for any non-cash consideration provided for under such Acquisition Proposal so long as a substantially equivalent economic value, on an after-tax basis, is provided to the Company's stockholders; and (ii) in the event the Parent elects not to exercise such right of first refusal, the Company, upon demand by the Parent, shall pay the Parent a break-up fee equal to $15,000,000. After exercise of any right of first refusal by Parent in accordance with the immediately preceding sentence, the Parent shall have 180 days to close such transaction.

         7.2 Procedure for and Effect of Termination.  In the event that
             ---------------------------------------
this Agreement is terminated and the Merger is abandoned by the Parent or the Merger Sub, on the one hand, or by the Company, on the other hand, pursuant to

Section 7.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except (i) with respect to the willful breach by any party hereto, (ii) as provided under
Section 7.1(d) and (iii) the provisions of this Section 7.2, the second sentence of Section 5.3.1, Section 7.1(d) and Article 8 shall survive the termination of this Agreement.


                                   ARTICLE 8

                                 MISCELLANEOUS

         8.1  Certain Definitions.  For purposes of this Agreement, the
              -------------------
following terms shall have the meanings ascribed to them in this Section 8.1:

              (a) "affiliate," with respect to any person, shall mean any person
                   ---------
controlling, controlled by or under common control with such person and shall also include any person 10% or more of whose outstanding voting power is owned by the specified person either directly or indirectly through subsidiaries;

              (b) "knowledge," with respect to the Company, shall mean the
                   ---------
actual knowledge of any executive officer or director of the Company;

              (c) "Material Adverse Effect," with respect to any person, shall
                   -----------------------
mean a material adverse effect on the business, operations, assets, properties, liabilities, financial condition or results of operations of such person;

              (d) "person" shall mean and include an individual, a partnership,
                   ------
a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

              (e) "subsidiary," with respect to any person, shall mean any
                   ----------
corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such person. For purposes of this Agreement, all references to "subsidiaries" of a person shall be deemed to mean "subsidiary" if such person has only one subsidiary.


        8.2   Amendment and Modification.  Subject to applicable law, this
              --------------------------
Agreement may be amended, modified or supplemented, whether before or after stockholder approval, only by a written agreement signed by each of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the
                  --------  -------
Company's stockholders pursuant to Section 5.2, no such amendment or modification shall (a) alter or change the amount or kind of the consideration to be delivered to the stockholders of the Company, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company.

        8.3   Waiver of Compliance; Consents.  Any failure of the Parent or
              ------------------------------
the Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Parent, the Merger Sub or the Company, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

        8.4   Survival.  The respective representations and warranties of the
              --------
Parent, the Merger Sub and the Company contained herein shall not survive the Closing hereunder.

        8.5   Notices.  All notices and other communications hereunder shall
              -------
be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                             (a)   if to the Parent or the Merger Sub, to:

                                   General Motors Acceptance Corporation
                                   485 W. Milwaukee Avenue
                                   Detroit, MI 48202
                                   Attention: Bernard J. Buselmeier
                                   Telecopier:  (313) 974-5616


                                   with a copy to:

                                   Foley & Lardner
                                   330 N. Wabash Avenue, Suite 3300
                                   Chicago, IL 60611
                                   Attention: Frederick L. Feldkamp, Esq.
                                   Telecopier:  (312) 755-1925


                             (b)   if to the Company, to:

                                   Integon Corporation
                                   500 West Fifth Street
                                   Winston Salem, North Carolina  27152
                                   Attention: Secretary
                                   Telecopier:  (910) 770-2747


                                   with copies to:

                                   Head & Company L.L.C.
                                   1330 Avenue of the Americas
                                   New York, New York 10019-5402
                                   Attention:  John C Head III
                                   Telecopier:  (212) 315-0520

                                   and

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York 10019-6064
                                   Attention: Judith R. Thoyer, Esq.
                                   Telecopier:  (212) 757-3990

         8.6  Assignment.  This Agreement and all of the provisions hereof
              ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the rights of the Merger Sub may be transferred to any
--------  -------
wholly owned subsidiary of the Parent with an appropriate amendment to this Agreement.

         8.7  Expenses.  Whether or not the Merger is consummated, all fees,
              --------
charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

         8.8  Governing Law.  This Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

         8.9  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.10 Interpretation.  The article and section headings contained in
              --------------
this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         8.11 Entire Agreement.  This Agreement (including the schedules,
              ----------------
exhibits, documents or instruments referred to herein) and the Parent Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

         8.12 No Third Party Beneficiaries.  This Agreement is not intended
              ----------------------------
to, and does not, create any rights or benefits of any party other than the parties hereto.

         IN WITNESS WHEREOF, the Parent and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                          GENERAL MOTORS ACCEPTANCE
                                          CORPORATION


                                          By: /s/ Eric A. Feldstein
                                            ---------------------------------
                                             Name:  Eric A. Feldstein
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                          INTEGON CORPORATION


                                          By: /s/ John B McKinnon
                                            ---------------------------------
                                             Name:  John B McKinnon
                                             Title: President and Chief
                                                    Executive Officer

                                                                  EXECUTION COPY


                                   AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


       AMENDMENT, dated July 7, 1997, to AGREEMENT AND PLAN OF MERGER dated as of June 23, 1997 (the "Agreement"), by and between GENERAL MOTORS ACCEPTANCE
                       ---------
CORPORATION, a New York corporation (the "Parent"), and INTEGON CORPORATION, a
                                          ------
Delaware corporation (the "Company").
                           -------

       WHEREAS, the respective boards of directors of the Parent and the Company have approved the Agreement pursuant to which, among other things, a wholly owned direct or indirect subsidiary of the Parent to be incorporated in Delaware (the "Merger Sub") will be merged with and into the Company (the "Merger") on
      ----------                                                  ------
the terms and conditions contained therein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");
                                               ----

       WHEREAS, IC PURCHASING CORP, a wholly owned indirect subsidiary of the Parent (the "Merger Sub") was duly incorporated and organized on July 1, 1997, and the Parent, the Company and the Merger Sub agree, pursuant to Section 5.8 of the Agreement, that the Merger Sub should become a party to the Agreement as a Constituent Corporation thereunder;

       WHEREAS, the parties to the Agreement desire to make certain other amendments thereto;

       WHEREAS, upon execution and delivery of this Amendment by the Parent, the Company and the Merger Sub, all references to the Agreement will be to the Agreement as amended hereby.
       NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

       1. The Merger Sub hereby becomes a party to the Agreement as a Constituent Corporation and agrees to be bound by the terms of the Agreement applicable to the Merger Sub.
       2. Section 5.14 of the Agreement shall be amended to read in its entirety as follows:

       "5.14  Investment Portfolio.  The Company shall cause the investments of
              --------------------
the Insurance Subsidiaries to be maintained prior to the Effective Time in accordance with past investment policies and practices of the Insurance Subsidiaries, except that, pending the Closing, cash proceeds from any investment (whether as a result of the sale or maturity of an investment or from investment income) shall only be invested in United States Treasury Securities having a maturity of four and one-half (4 1/2) to five and one-half (5 1/2) years."

       IN WITNESS WHEREOF, the Parent, the Company and the Merger Sub have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the date first above written.

                      GENERAL MOTORS ACCEPTANCE
                      CORPORATION


                      By: /s/ Eric A. Feldstein
                          --------------------------------------
                           Name:  Eric A. Feldstein
                           Title:    Executive Vice President



                      INTEGON CORPORATION


                      By: /s/ John B. McKinnon
                          ----------------------------------
                           Name:  John B. McKinnon
                           Title:    President & CEO



                      IC PURCHASING CORP



                      By: /s/ Bernard J. Buselmeier
                          ------------------------------------
                           Name:  Bernard J. Buselmeier
                           Title:    Vice President & Treasurer

                                                                  EXECUTION COPY


                                AMENDMENT NO. 2
                                      TO
                         AGREEMENT AND PLAN OF MERGER


       AMENDMENT NO. 2, dated July 17, 1997, to AGREEMENT AND PLAN OF MERGER dated as of June 23, 1997, as amended by the Amendment to Agreement and Plan of Merger, dated July 7, 1997 (as amended, the "Agreement"), by and among GENERAL
                                             ---------
MOTORS ACCEPTANCE CORPORATION, a New York corporation (the "Parent"), INTEGON
                                                            ------
CORPORATION, a Delaware corporation (the "Company"), and IC PURCHASING CORP., a
                                          -------
Delaware corporation and indirect wholly-owned subsidiary of the Parent (the

"Merger Sub").
-----------

       WHEREAS, the parties to the Agreement desire to make certain amendments to the Agreement;
       NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
       1. The first sentence of Section 2.1 of the Agreement shall be amended to read in its entirety as follows:

       "Each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the
      --------------------
Effective Time (other than Dissenting Shares (as defined in Section 2.4), Parent Shares (as defined in Section 2.3) and Subsidiaries' Shares (as defined in
Section 2.3)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to $26.00 per share (the "Common Stock Price Per Share") payable to the
                                ----------------------------
holder thereof, without
interest thereon, upon surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 2.6."

The remainder of Section 2.1 shall remain unchanged.
       2. Section 2.3 of the Agreement shall be amended to read in its entirety as follows:

       "2.3    Treasury Stock and Parent-Owned Stock.  Each share of Company
               -------------------------------------
Common Stock held in the Company's treasury immediately prior to the Effective Time (excluding any shares of Company Common Stock held by the Company's subsidiaries, all of which shares are described on Schedule 2.3 and which shall
                                                   ------------
not be canceled and retired, as set forth below), and each share of Company Common Stock and Company Convertible Preferred Stock then owned by the Parent, the Merger Sub or any other wholly-owned subsidiary of the Parent (collectively, "Parent Shares"), if any, shall, by virtue of the Merger, automatically be
 -------------
canceled and retired and cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock held by the Company's subsidiaries issued and outstanding immediately prior to the Effective Time, all of which shares are described on Schedule 2.3 (the "Subsidiaries' Shares"),
                                 ------------       --------------------
shall remain outstanding as shares of common stock of the Surviving
Corporation."

       3. Section 2.5 of the Agreement shall be amended to read in its entirety as follows:

       "2.5   Merger Sub Common Stock.  Each share of common stock of the Merger
              -----------------------
Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a number of shares of common stock of the Surviving Corporation equal to the quotient of (i) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Subsidiaries' Shares), divided by (ii) the aggregate number of shares of Merger Sub issued and outstanding immediately prior to the Effective Time."

       4. Section 5.5.1 of the Agreement shall be amended to read in its entirety as follows:

         "5.5.1 Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the Company's and the Parent's borrowing or other contractual arrangements required by the transaction contemplated by this Agreement, (b) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Securities Act, the Exchange Act and the DGCL, (c) effect promptly and prosecute diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable insurance laws for the consummation of the transactions contemplated by this Agreement, it being understood that the application on Form A for the approval of the Merger to be filed with the North Carolina Insurance Department shall include a statement that the Parent will make or cause to be made a capital contribution to the insurance subsidiaries listed on Schedule 2.3
                                                                    ------------
as necessary to continue their operations in accordance with applicable insurance laws and regulations or otherwise as required by the North Carolina Insurance Department, (d) defend any lawsuit or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby and (e) fulfill or cause the fulfillment of the conditions to Closing set forth in Article 6."

       IN WITNESS WHEREOF, the Parent, the Company and the Merger Sub have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              GENERAL MOTORS ACCEPTANCE
                              CORPORATION


                              By: /s/ Eric A. Feldstein
                                  --------------------------------
                                   Name: Eric A. Feldstein
                                   Title: Executive Vice President



                              INTEGON CORPORATION


                              By: /s/ John B. McKinnon
                                  --------------------------------
                                   Name: John B. McKinnon
                                   Title: President and CEO



                              IC PURCHASING CORP.



                              By: /s/ Bernard J. Buselmeier
                                  --------------------------------
                                   Name: Bernard J. Buselmeier
                                   Title: Vice President & Treasurer

                                    ANNEX C

                   EXCERPTS FROM DELAWARE GENERAL CORPORATION
                       LAW RELATING TO DISSENTERS' RIGHTS



  262 APPRAISAL RIGHTS. -- (A) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be a available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
  (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository' receipts in respect thereof;


          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the SUBSIDIARY Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to (S) 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation shall, also notify such stockholders of the effective date of the merger or consolidation. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be PRIMA FACIE evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.


  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) Hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal Proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349, L. '96, eff. 7-1-96.)

                              INTEGON CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER _____, 1997


     The undersigned hereby appoints John C Head III or John B. McKinnon, each with full powers of substitution, the attorneys and agents as proxies of the undersigned with the powers the undersigned would posses, if personally present, to vote all of the Common Stock of Integon Corporation (hereinafter "Integon") held of record by the undersigned on ________, 1997 and that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on September __, 1997, at 9:00 a.m. (Eastern Daylight Time), at Integon's corporate headquarters, 500 West Fifth Street, Winston-Salem, North Carolina 27152, and at any adjournments and postponements thereof, upon the matters set forth herein, and, in their discretion, upon all other matters that may come before the Special Meeting.

     Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL:

     (1) to approve and adopt the Agreement and Plan of Merger dated as of June 23, 1997, as amended on July 7, 1997 and as further amended on July 17, 1997 (as amended, the "Merger Agreement"), by and among Integon, General Motors Acceptance Corporation ("GMAC") and IC Purchasing Corp., an indirect and wholly owned subsidiary of GMAC ("Merger Sub"), and the transactions contemplated thereby, including the Merger (as defined in the Merger Agreement).

     FOR: [_]                 AGAINST: [_]             ABSTAIN: [_]

     (2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

[Space for mailing label]



     NOTE: Your signature should appear as your name appears hereon. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return this Form promptly using the enclosed envelope.


Dated:                            , 1997



------------------------------------------
                 (Signature)


------------------------------------------
         (Signature if held jointly)